EXHIBIT 10.3



                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                         BROTHERS GOURMET COFFEES, INC.

                                  as Borrower,

                            THE LENDERS NAMED HEREIN

                                   as Lenders,

                                       AND


                       SANWA BUSINESS CREDIT CORPORATION,

                               as Agent and Lender



                                   Dated as of

                                  May 29, 1996




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                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
1.       DEFINITIONS........................................................1
         1.1        General Terms...........................................1
         1.2        Accounting Terms.......................................26
         1.3        Other Terms Defined in Illinois Uniform Commercial
                    Code...................................................26
         1.4        Effective Date.........................................26
         1.5        References.............................................26

2.       CREDIT............................................................28
         2.1        Revolving Credit Facility, Revolving Loan and
                    Lender Guaranties......................................28
         2.2        Maximum Principal Balance of Revolving Loan............32
         2.3        Evidence of Revolving Loan Indebtedness................32
         2.4        Term Loan A............................................32
         2.5        Term Loan B............................................33
         2.6        Interest...............................................33
         2.7        Method of Borrowing; Manner and Method of
                    Making Interest and Other Payments.....................36
         2.8        Term of this Agreement.................................38
         2.9        Prepayments and Reduction of Commitments...............39
         2.10       Closing Fee............................................41
         2.11       Term Loan B Closing Fee................................41
         2.12       Revolving Loan Unused Line Fee.........................41
         2.13       Term Loan B Commitment Fee.............................41
         2.14       Notification of Advances, Interest Rates,
                    Prepayment and Revolving Loan Commitment
                    Reduction..............................................42
         2.15       Other Fees, Costs and Expenses.........................42
         2.16       Loan Account...........................................43
         2.17       Statements.............................................43
         2.18       Payment Dates..........................................44
         2.19       Lender Guaranty Fees...................................44
         2.20       Other Lender Guaranty Provisions.......................44
         2.21       Taxes; Changes in Law..................................46
         2.22       Special Provisions Governing LIBOR Rate Loans..........48

3.       REPORTING AND ELIGIBILITY REQUIREMENTS............................49
         3.1        Reports Regarding Collateral...........................49
         3.2        Eligible Accounts......................................50
         3.3        Account Warranties.....................................52
         3.4        Verification of Accounts...............................53
         3.5        Collection of Accounts and Payments....................53
         3.6        Appointment of the Agent as Borrower's
                    Attorney-in-Fact.......................................54
         3.7        Account Records........................................55
         3.8        Instruments and Chattel Paper..........................55
         3.9        Notice to Account Debtors..............................56
         3.10       Eligible Inventory.....................................56
         3.11       Inventory Warranties...................................56
         3.12       Inventory Records......................................57

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         3.13       Safekeeping of Inventory and Inventory Covenants.......57
         3.14       Equipment Warranties...................................58
         3.15       Equipment Records......................................58
         3.16       Maintenance of Equipment...............................58
         3.17       Real Estate............................................58
         3.18       Maintenance of Real Estate.............................59
         3.19       Intellectual Property and General Intangibles..........59

4.       CONDITIONS TO ADVANCES............................................59
         4.1        Conditions to All Advances.............................59
         4.2        Conditions to Initial Advance..........................60
         4.3        Conditions to Term Loan B Advance......................64

5.       COLLATERAL........................................................65
         5.1        Security Interest......................................65
         5.2        Preservation of Collateral and Perfection of
                    Liens Thereon..........................................65
         5.3        Consigned Inventory....................................66

6.       REPRESENTATIONS AND WARRANTIES....................................66
         6.1        Existence..............................................66
         6.2        Authority..............................................67
         6.3        Binding Effect.........................................67
         6.4        Financial Data.........................................67
         6.5        Collateral.............................................69
         6.6        Solvency...............................................69
         6.7        Places of Business.....................................69
         6.8        Other Names............................................69
         6.9        Tax Obligations........................................69
         6.10       Indebtedness and Liabilities...........................70
         6.11       Use of Proceeds and Margin Security....................70
         6.12       Government Contracts...................................71
         6.13       Investments............................................71
         6.14       Litigation and Proceedings.............................71
         6.15       Other Agreements and Deliveries........................71
         6.16       Labor Matters..........................................72
         6.17       Compliance with Laws and Regulations...................72
         6.18       Patents, Trademarks and Licenses.......................73
         6.19       ERISA..................................................73
         6.20       Property...............................................74
         6.21       Adverse Contracts......................................74
         6.22       Purchase or Other Commitments and Outstanding
                    Bids...................................................74
         6.23       Investment Company Act; Public Utility Holding
                    Company Act............................................74
         6.24       Broker's Fees..........................................75
         6.25       Licenses and Permits...................................75
         6.26       Environmental Compliance...............................75
         6.27       Full Disclosure........................................77
         6.28       Insurance Policies.....................................77
         6.29       Customer and Trade Relations...........................77
         6.30       Survival of Warranties.................................78
         6.31       Corporate and Contractual Restrictions.................78

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         6.32       Subsidiaries...........................................78
         6.33       Deposit and Disbursement Accounts......................78

7.       AFFIRMATIVE COVENANTS.............................................78
         7.1        Financial Statements...................................78
         7.2        Inspections and Audits.................................82
         7.3        Conduct of Business; Compliance With Laws..............82
         7.4        Claims and Taxes.......................................82
         7.5        Borrower's Liability Insurance.........................83
         7.6        Borrower's Property Insurance..........................84
         7.7        Pension Plans..........................................84
         7.8        Notice of Certain Matters..............................86
         7.9        Landlord and Warehouseman Agreements...................86
         7.10       Indemnity..............................................86
         7.11       Cash Flow Coverage.....................................87

8.       NEGATIVE COVENANTS................................................88
         8.1        Encumbrances...........................................88
         8.2        Indebtedness and Liabilities...........................88
         8.3        Consolidations, Acquisitions...........................89
         8.4        Investments............................................89
         8.5        Guaranties.............................................89
         8.6        Collateral Locations...................................90
         8.7        Disposal of Property...................................90
         8.8        Employee Loans.........................................91
         8.9        Plans..................................................91
         8.10       Restricted Payments....................................91
         8.11       Securities.............................................92
         8.12       Changes in Charter, Bylaws or Fiscal Year..............92
         8.13       Transactions with Affiliates...........................92
         8.14       Capital Structure; Other Business......................92
         8.15       Sale and Leaseback.....................................92
         8.16       Impairment Agreements..................................92
         8.17       Corporate Accounts.....................................93

9.       DEFAULT, RIGHTS AND REMEDIES OF THE AGENT AND THE
         LENDERS...........................................................93
         9.1        Obligations............................................93
         9.2        Rights and Remedies Generally..........................93
         9.3        Entry Upon Premises and Access to Information..........94
         9.4        Sale or Other Disposition of Collateral by the
                    Agent..................................................94
         9.5        Waiver of Demand.......................................95
         9.6        Waiver of Notice.......................................95

10.      OTHER RIGHTS AND OBLIGATIONS......................................95
         10.1       Waiver.................................................95
         10.2       Costs and Attorneys' Fees..............................96
         10.3       Expenditures by the Agent and the Lenders..............96
         10.4       Custody and Preservation of Collateral.................97
         10.5       Reliance by the Agent and Lenders......................97
         10.6       Parties and Assignment.................................97
         10.7       Applicable Law; Severability...........................97

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         10.8       Submission to Jurisdiction; Waiver of Jury and
                    Bond...................................................98
         10.9       Marshalling............................................99
         10.10 Section Titles..............................................99
         10.11 Continuing Effect...........................................99
         10.12 Incorporation by Reference..................................99
         10.13 Notices.....................................................99
         10.14 Waivers With Respect to Other Instruments..................100
         10.15 Retention of the Borrower's Documents......................100
         10.16 Entire Agreement...........................................101
         10.17 Equitable Relief...........................................101
         10.18 Lenders' First Right of Refusal............................101
         10.19 Counterparts...............................................101
         10.20 No Fiduciary Relationship..................................101
         10.21 Exceptions to Covenants....................................101
         10.22 Construction...............................................102

11.      ASSIGNMENT AND PARTICIPATION.....................................102
         11.1       Assignments...........................................102
         11.2       Participations........................................102

12.      AGENT............................................................102
         12.1       Appointment...........................................102
         12.2       Powers................................................102
         12.3       General Immunity......................................103
         12.4       No Responsibility for Loans, Recitals, etc............103
         12.5       Action on Instructions of Lenders.....................103
         12.6       Employment of Agents and Counsel......................103
         12.7       Reliance on Documents; Counsel........................103
         12.8       Agent's Reimbursement and Indemnification.............104
         12.9       Rights as a Lender....................................104
         12.10 Lender Credit Decision.....................................104
         12.11 Successor Agent............................................104
         12.12 Notice of Default..........................................105

13.      AMENDMENTS AND WAIVERS...........................................105

14.      SET OFF AND SHARING OF PAYMENTS..................................107
         14.1       Setoff................................................107
         14.2       Ratable Payments......................................107



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                         INDEX OF EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A                  "Class Action Lawsuits"
Exhibit B                  "DSD Warehouses"
Exhibit C                  "Retail Stores"
Exhibit D                  "Term Loan B Availability Date"
                           (EBITDA Certificate)

Exhibit 2.1                Form of Letter of Credit Application
Exhibit 2.3                Form of Revolving Loan Note
Exhibit 2.4                Form of Term Loan A Note
Exhibit 2.5                Form of Term Loan B Note
Exhibit 2.6-1              Form of Borrowing Notice
Exhibit 2.6-2              Form of Conversion/Continuation Notice
Exhibit 3.1                Form of Weekly Report Certificate
Exhibit 3.14               Equipment Locations and Leased Equipment
Exhibit 3.17               Real Estate
Exhibit 3.19               Intellectual Property
Exhibit 6.1-1              Jurisdictions of Qualification
Exhibit 6.1-2              Options, Warrants, Rights to Call or
                           Commitment
Exhibit 6.4                Projections
Exhibit 6.5                Prior Liens
Exhibit 6.7                Places of Business
Exhibit 6.8                Trade Names
Exhibit 6.11               Sources and Uses
Exhibit 6.12               Government Contracts
Exhibit 6.14               Pending or Threatened Litigation
Exhibit 6.15               Other Agreements
Exhibit 6.16               Labor Matters
Exhibit 6.18               Patents, Trademarks and Licenses
Exhibit 6.19               ERISA Obligations
Exhibit 6.20               Property
Exhibit 6.25               Licenses and Permits
Exhibit 6.26               Environmental Matters Pending
Exhibit 6.32               Subsidiaries
Exhibit 6.33               Bank Accounts
Exhibit 7.5                Insurance
Exhibit 7.6                Form of Insurance Endorsement
Exhibit 8.1                Permitted Liens
Exhibit 8.2                Indebtedness
Exhibit 8.3                Mergers
Exhibit 8.4                Investments
Exhibit 8.5                Guaranties
Exhibit 8.6                Collateral Locations
Exhibit 8.7                Retail Stores Sale Program
Exhibit 8.13               Transactions with Affiliates
Exhibit 8.16               Impairment Agreements

                                    SCHEDULES

Schedule 1                          Commitments of Lenders

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                           LOAN AND SECURITY AGREEMENT

                  This LOAN AND SECURITY AGREEMENT is dated as of May 29, 1996 by and between BROTHERS GOURMET COFFEES, INC., each of the Lenders and SANWA BUSINESS CREDIT CORPORATION, individually and as Agent for the Lenders.

                              W I T N E S S E T H:

                  WHEREAS, in connection with the repayment of certain pre-existing indebtedness of the Borrower and the continued working capital needs of the Borrower subsequent to such repayment, the Borrower desires to borrow up to Twenty-Five Million Dollars ($25,000,000) from the Lenders, and the Lenders are willing to make certain loans to the Borrower of up to such amount, upon the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Agent and the Lenders, the parties hereto hereby agree as follows:

                  1.       DEFINITIONS.

                  1.1 GENERAL TERMS. When used herein, the following terms shall have the following meanings:

                           "ACCOUNT DEBTOR" shall mean any Person who is or may
become obligated on or under an Account.

                           "ACCOUNTING PERIOD" shall mean any of the twelve
(12) consecutive accounting periods collectively forming a Fiscal
Year.

                           "ACCOUNTS" shall mean all of the Borrower's
presently existing and hereafter arising or acquired accounts, accounts receivable, margin accounts, futures positions, book debts, instruments, documents, contracts, notes, drafts, acceptances, chattel paper, and other forms of obligations now or hereafter owned or held by or payable to the Borrower relating in any way to Inventory or arising from the sale of Inventory or the rendering of services by the Borrower or howsoever otherwise arising, including the right to payment of any interest or finance charges with respect thereto, together with all merchandise represented by any of the Accounts; all such merchandise that may be reclaimed or repossessed or returned to the Borrower; all of the Borrower's rights as an unpaid vendor, including, without limitation, stoppage in transit, reclamation, replevin, and sequestration; all pledged assets and all letters of credit, guaranty claims, Liens held by or granted to the Borrower to secure payment of any Accounts; all proceeds and products of all of the foregoing described properties and interests in properties; and all proceeds of insurance with respect thereto, including, without

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limitation, the proceeds of any applicable casualty or credit insurance or fidelity bond, whether payable in cash or in kind; and all customer lists, ledgers, books of account, records, computer programs, computer disks or tape files (including, without limitation, all microfilm), computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

                           "ACCOUNTS TRIAL BALANCE" shall have the meaning
ascribed thereto in SUBSECTION 7.1(III)(B).

                           "ACQUISITION" shall mean any transaction, or any
series of related transactions, consummated after the Closing Date by which the Borrower or any Subsidiary (a) acquires, directly or indirectly, any business or all or substantially all of the assets of any Person or portion thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires at least (i) a majority (in number of votes of the securities (or warrants, options or other rights to acquire such securities) of a Person which have ordinary voting power for the election of directors or (ii) a majority (by percentage of voting power) of the outstanding partnership or other interests of a Person or (c) makes any Person a Subsidiary, or causes any assets of such Person to be merged into the Borrower or such Subsidiary pursuant to a merger, purchase of assets or other reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities or capital interests, in exchange for such securities, of cash or securities of the Borrower or such Subsidiary, or any combination thereof.

                           "AFFILIATE" shall mean any Person (including any
member of the immediate family of any such natural person) (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the Borrower or any Subsidiary, including, without limitation, the officers and directors of the Borrower or such Subsidiary, (b) that directly or beneficially owns or holds five percent (5%) or more of any equity interest in the Borrower or any Subsidiary, or (c) five percent (5%) or more of whose voting stock (or in the case of a Person which is not a corporation, five percent (5%) or more of any equity interest) is owned directly or beneficially or held by the Borrower or any Subsidiary. Affiliate shall not be deemed to include the Agent or any Lender. As used herein, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through ownership of securities, by contract or otherwise.

                           "AGENT" shall mean Sanwa Business Credit
Corporation, a Delaware corporation, in its capacity as agent for the Lenders and not in its individual capacity as a Lender, and any successor in such capacity appointed pursuant to SUBSECTION 12.11.

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                           "AGREEMENT" shall mean this Loan and Security
Agreement, as the same may hereafter be restated, amended, modified or supplemented from time to time.

                           "APPLICABLE MARGIN" shall mean, for any day, with
respect to any Loan or Lender Guaranty Fees, as the case may be (i) during the first Loan Year (v) one percent (1%) with respect to Base Rate Revolving Loans,
(w) one and one-half percent (1.5%) with respect to Base Rate Term Loans, (x) two and one-half percent (2.5%) with respect to LIBOR Rate Revolving Loans, (y) three percent (3.0%) with respect to LIBOR Rate Term Loans, and (z) three and one-half percent (3.5%) with respect to Lender Guaranty Fees and (ii) thereafter, the applicable margin set forth below, based upon the Cash Flow Coverage Ratio as of the most recent date of determination (determined as provided below):


                                                                      LENDER
                    BASE RATE                                        GUARANTY
RATIO                MARGIN                LIBOR MARGIN                FEES
- -----               ---------              ------------              --------
Less           Revolving Loan: 1.0%     Revolving Loan: 2.5%            3.5%
than or        Term Loans: 1.5%         Term Loans: 3.0%
equal to
2.0 to
1.0
Greater        Revolving Loan: 0.5%     Revolving Loan: 2.0%            3.0%
than 2.0       Term Loans: 1.0%         Term Loans: 2.5%
to 1.0

For purposes of determining the Applicable Margin, the Cash Flow Coverage Ratio shall be determined as of, and any change in the Applicable Margin as a result of such determination shall be effective on and after, the fifth Business Day after the date of delivery to the Agent of the (x) financial statements required by SUBSECTION 7.1(I) and (y) a certificate of an Authorized Officer certifying the Cash Flow Coverage Ratio for the twelve (12) Accounting Periods ended on the date of such financial statements for purposes of determining the Applicable Margin, such Applicable Margin to remain in effect until the date immediately preceding the fifth Business Day after the next date of delivery of such financial statements and related certificates indicating another Cash Flow Coverage Ratio. Notwithstanding the foregoing (i) at any time during which the Borrower has failed to deliver the financial statements required by SUBSECTION 7.1(I) and the certificate required herein, or (ii) at any time after the occurrence and during the continuance of a Default or an Event of Default, the Cash Flow Coverage Ratio shall be deemed to be less than 2.0 to 1.0 for purposes of determining the Applicable Margin.


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                           "APPRAISAL (EQUIPMENT)" shall mean that certain
equipment valuation report dated as of March 18, 1996 and prepared by MB Valuation Services, Inc., in form and substance satisfactory to the Agent, a copy of which has been provided to the Agent and the Lenders.

                           "APPRAISED (REAL ESTATE)" shall mean that certain
real estate appraisal dated as of ______, 19__ prepared by MB Valuation Services, Inc. as to the real estate located in Houston, Texas, in form and substance satisfactory to the Agent, a copy of which has been provided to the Agent and the Lenders.

                           "AUTHORIZED OFFICER" shall mean any one of the Chief
Executive Officer, Chief Financial Officer, Treasurer, Vice President Finance and Administration or any other officer of the Borrower designated to the Agent in writing as an "Authorized Officer" under this Agreement by the Chief Executive Officer or the Vice President Finance and Administration of the Borrower.

                           "BASE RATE" shall mean the fluctuating interest rate
equal to (a) the Prime Rate from time to time in effect, PLUS (b) the Applicable Margin.

                           "BASE RATE LOANS" shall mean Loans bearing interest
at the Base Rate.

                           "BLOCKED ACCOUNT AGREEMENTS" shall have the meaning
ascribed thereto in SUBSECTION 3.5.

                           "BLOCKED ACCOUNTS" shall have the meaning ascribed
thereto in SUBSECTION 3.5.

                           "BORROWER" shall mean Brothers Gourmet Coffees,
Inc., a Delaware corporation.

                           "BORROWING AVAILABILITY" shall have the meaning
ascribed thereto in SUBSECTION 2.1(A).

                           "BUSINESS DAY" shall mean (i) for all purposes other
than as described in clause (ii) below, any day other than a Saturday, Sunday or other day on which banks in Chicago, Illinois are authorized or required to be closed and (ii) with respect to all notices, determinations, borrowings, rate selections and payments in connection with LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day on which dealings in U.S. dollar deposits are carried on in the applicable interbank LIBOR market.

                           "CAPITAL EXPENDITURES" shall mean, for any fiscal
period, without duplication, all expenditures (whether made in the form of cash or other Property) by the Borrower or any Subsidiary during such period for, or contracts for expenditures with respect to, any fixed assets or improvements, or for renewals,

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replacements, substitutions or additions thereto, which have a useful life of more than one (1) year including, without limitation, the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, and shall include capitalized lease payments.

                           "CASH EQUIVALENTS"  shall mean (i) bank certificates
of deposit, bankers' acceptances or time deposits (but only with banks organized under the laws of the United States or of any State thereof (x) which do not have set-off rights against the foregoing, other than set-offs for nominal service charges and similar fees incurred in the ordinary course, and (y) which have combined capital and surplus in excess of Fifty Million Dollars ($50,000,000)), (ii) commercial paper maturing within one (1) year from the date issued and rated at least A-1 or the equivalent thereof by Standard & Poors Corporation, or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and (iii) obligations maturing within one (1) year from the date of acquisition issued or directly and fully guaranteed by the United States government or any agency thereof.

                           "CASH FLOW COVERAGE RATIO" shall mean, for any
fiscal period, the ratio of (a) EBITDA for such period, PLUS Slotting Fees amortization during such period, MINUS Slotting Fee Payments during such period, MINUS Capital Expenditures during such period, MINUS income and franchise taxes paid during such period to (b) the aggregate of all interest paid in cash during such period, PLUS current maturities of long-term debt during such period.

                           "CHANGE OF CONTROL" shall mean any event,
transaction or occurrence as a result of which any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date) shall own, directly or indirectly, forty percent (40%) or more of the aggregate economic and voting rights associated with the ownership of the issued and outstanding Stock of all classes of the Borrower on a fully diluted basis.

                           "CHARGES" shall mean all federal, state, county,
city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to the PBGC at the time due and payable), duties, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of the Borrower, (iv) the ownership or use of any Property of the Borrower, or (v) any other aspect of the Borrower's business.

                           "CLASS ACTION LAWSUITS" shall mean those certain
shareholders lawsuits listed on EXHIBIT A.

                           "CLOSING DATE" shall mean the date of this
Agreement.

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                           "CLOSING FEE" shall have the meaning ascribed
thereto in SUBSECTION 2.10.

                           "CODE" shall have the meaning ascribed thereto in
SUBSECTION 1.3.

                           "COLLATERAL" shall mean all property and interests
in property now owned or hereafter acquired by the Borrower in or upon which a Lien is granted to the Agent, for the benefit of the Lenders, by the Borrower, whether under this Agreement or the other Financing Agreements or under any other documents, instruments or writings executed by the Borrower and delivered to the Agent, including, without limitation, Accounts, General Intangibles, Fixtures, Inventory, Intellectual Property, Equipment, Real Estate and leased real property.

                           "COLLECTING BANKS" shall have the meaning ascribed
thereto in SUBSECTION 3.5.

                           "COMMITMENT" shall mean, with respect to each
Lender, the commitment of each Lender to make Loans to the Borrower with respect to the Revolving Loan and each Term Loan as of the Closing Date in the amounts set forth on SCHEDULE 1; SCHEDULE 1 shall be amended and Lenders' Pro Rata Shares shall be adjusted from time to time to give effect to the addition of any new Lenders pursuant to SUBSECTION 11.1.

                           "CONTINGENT RETAIL STORE OBLIGATIONS" shall mean,
collectively (a) contingent obligations of the Borrower or any of its Subsidiaries with respect to contracts entered into by such Person for the leasing, operation, financing and/or sale or other disposition of the Retail Stores and (b) shutdown costs associated with the closing of Retail Stores, in each case including, without limitation, all leasehold obligations.

                           "CURRENT ASSET BASE" shall have the meaning ascribed
thereto in SUBSECTION 2.1.

                           "DEFAULT" shall mean an event which through the
passage of time or the service of notice, or both, would mature into an Event of Default.

                           "DEFAULT RATE" shall mean a fluctuating interest
rate per annum equal to (a) in the case of principal or interest on any Loan, the sum of (i) the Base Rate or LIBOR Rate from time to time in effect, as applicable, PLUS (ii) two percent (2%) and (b) in the case of all other Obligations, the sum of (i) the Base Rate from time to time in effect, PLUS (ii) two percent (2%). With respect to Base Rate Loans, such interest rate shall be a fluctuating rate and each change in such interest rate shall take effect simultaneously with the corresponding change in the Base Rate.


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                           "DEPOSITORY ACCOUNT" shall have the meaning ascribed
thereto in SUBSECTION 3.5.


                           "DSD WAREHOUSES" shall mean the regional warehouses
set forth on EXHIBIT B at which the Borrower stores Inventory for direct delivery to customers.

                           "EBITDA" shall mean, for any applicable fiscal
period, determined for the Borrower and its Subsidiaries on a consolidated basis, Net Income (exclusive of discontinued operations for Retail Stores) for such period, PLUS to the extent deducted in determining Net Income, interest expense and taxes paid, PLUS to the extent deducted in determining Net Income, amortization (other than amortization of Slotting Fees), depreciation and other similar non-cash charges, PLUS to the extent deducted in determining Net Income, extraordinary losses, MINUS to the extent added in determining Net Income, extraordinary gains, all as determined in accordance with GAAP consistently applied.

                           "ELIGIBLE ACCOUNTS" shall have the meaning ascribed
thereto in SUBSECTION 3.2.

                           "ELIGIBLE INVENTORY" shall have the meaning ascribed
thereto in SUBSECTION 3.10.

                           "ENVIRONMENTAL LAWS" shall mean and includes the
following as now in effect or hereafter amended: the Comprehensive Environmental Response Compensation and Liability Act, ("CERCLA"), 42 U.S.C. ss.9601 ET. SEQ.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901 ET. SEQ.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss.2601, ET. SEQ.; the Clean Air Act, 42 U.S.C. ss.7401 ET. SEQ.; the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C. ss.1251 ET. SEQ.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.11001 ET. SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 ET. SEQ.; the Atomic Energy Act, 42 U.S.C. ss.2011 ET. SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss.300f ET. SEQ. and the state law equivalents; any so- called "Superfund" or "Superlien" law; and any statute, ordinance, code, rule, regulation, order, decree or requirement under international, federal, state, regional, provincial or local law (including, without limitation, administrative orders and consent decrees) in effect and as amended regulating, relating to or imposing liability or standards of conduct concerning public health and safety, protection of the environment, or any pollutant or contaminant or hazardous, toxic or dangerous substance, waste, chemical or material, as now or any time hereafter may be existing.

                           "ENVIRONMENTAL MATTERS" shall have the meaning
ascribed thereto in SUBSECTION 6.26.

                           "EQUIPMENT" shall mean all of the Borrower's
machinery and equipment, including, without limitation, processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, ships, vessels, airplanes, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all appurtenances, additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto, and including, without limitation, the items of equipment described in the Appraisal (Equipment), which description is incorporated herein by reference.

                           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time, and all rules and regulations promulgated thereunder.

                           "ERISA AFFILIATE" shall mean any Person, trade or
business that is, or was at any time during the previous six (6) years, along with the Borrower, in the same controlled group of corporations, under common control, or otherwise, treated as a single employer for any purpose under
Section 414 of the IRC.

                           "EVENT OF DEFAULT" shall mean the occurrence or
existence of any one or more of the following conditions or events:

                           (a) the Borrower fails to pay any of its Obligations hereunder when the Obligations are due or are declared due or fails to deliver any Weekly Report or Monthly Report as required by SUBSECTION 3.1;

                           (b) the Borrower fails or neglects to perform, keep or observe any of the covenants, conditions or agreements contained in any of the subsections of this Agreement or in any of the other Financing Agreements (other than occurrences referred to or embodied in other provisions of this definition constituting immediate Events of Default) for a period of ten (10) days after the earlier of (i) the Borrower's receipt of notice from the Agent or (ii) actual knowledge of such breach by the Borrower;

                           (c) any warranty or representation now or hereafter made by the Borrower or any Subsidiary in connection with this Agreement or any of the other Financing Agreements is untrue or incorrect in any material respect, or any schedule, certificate, statement, report, financial data, notice or other writing furnished at any time by the Borrower or any Subsidiary to the Agent or any Lender is untrue or incorrect in any material respect, as of the date on which the warranty, representation or the facts set forth therein are stated, certified or deemed made;

                           (d) any Lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the Property of the Borrower or any Subsidiary by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency and that either (i) is in excess of Two Hundred Fifty Thousand Dollars ($250,000), or (ii) is superior to the Liens granted to the Agent, for the benefit of the Lenders;

                           (e) all or any part of the Collateral or the Property of the Borrower or any Subsidiary is attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any judgment creditor and on or before the thirtieth
         (30th) day period thereafter such Collateral or Property is not returned to the Borrower or such Subsidiary or such writ, distress warrant or levy is not dismissed, stayed or lifted;

                           (f) the Borrower or any Subsidiary makes an assignment for the benefit of creditors; convenes a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; applies for, seeks, consents to, or acquiesces in the appointment of a receiver, trustee or custodian to take possession of all or any substantial portion of the Property of the Borrower or any Subsidiary; commences any bankruptcy, reorganization or insolvency case or proceeding or other proceeding under any federal, state or other law for relief of debtors; or the Borrower or such Subsidiary proposes, authorizes or consents to the taking of any of the foregoing actions;

                           (g) the Borrower or any Subsidiary fails to obtain the dismissal, within sixty (60) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors instituted against it; fails actively to oppose any such proceeding; or in any such proceeding, defaults or files an answer admitting the material allegations upon which the proceeding was based or states in any filing in such proceeding its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts;

                           (h) without the application, approval or consent of the Borrower or any Subsidiary, any receiver, trustee, examiner, liquidator, custodian or similar official is appointed to take possession of all or any substantial portion of the Property of the Borrower or such Subsidiary, or any committee of the Borrower's or such Subsidiary's creditors or any class thereof, is formed for the purpose of monitoring or investigating the financial affairs of the Borrower or such Subsidiary or enforcing such creditors' rights, or the filing of any motion, complaint or other pleading in any bankruptcy, reorganization or insolvency case or proceeding of any Person other than the Borrower or such Subsidiary that seeks the consolidation the Borrower's or such Subsidiary's assets and liabilities with the assets and liabilities of such Person;

                           (i) the Borrower or any Subsidiary voluntarily or involuntarily dissolves or is dissolved, liquidates or is liquidated;

                           (j) the Borrower or any Subsidiary ceases to be Solvent or admits in writing that it is not Solvent or fails to pay all or any material portion (measured in numbers of debts or dollar amounts) of its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due;

                           (k) the Borrower or any Subsidiary is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business representing ten percent (10%) or more of the Borrower's and its Subsidiaries' business taken as a whole (based upon gross revenues for the most recent twelve months ending on the date of such occurrence);

                           (l) any default or breach under any agreement(s) evidencing Indebtedness of the Borrower or any Subsidiary in an aggregate amount in excess of Two Hundred Fifty Thousand ($250,000) shall occur and shall continue after any applicable grace period specified in any such document if the effect of such default or breach is to accelerate, or to permit the acceleration of, the maturity of all or any part of any such Indebtedness, whether or not such default or breach shall be waived by the holders or trustees (if any) for such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or be required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                           (m) a breach by the Borrower or any Subsidiary occurs under any agreement, document or instrument (other than an agreement, document or instrument evidencing Indebtedness), whether heretofore, now or hereafter existing between the Borrower or such Subsidiary and any other Person, and such breach continues for more than thirty (30) days after such breach first occurs; PROVIDED that such grace period shall not apply, and such breach shall constitute an Event of Default, if such breach may not, in the determination of the Required Lenders, be cured by the Borrower or such Subsidiary during such thirty (30) day grace period, and the failure to have cured such breach might have a Material Adverse Effect;

' (n) in the sole judgment of the Agent a material adverse change occurs in the business, operations or condition (financial or other) of the Borrower, or of the Borrower and its Subsidiaries taken as a whole, or in the value of the Collateral;

                           (o) any material damage to, or loss, theft, or destruction of, any of the Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which results in or causes cessation or substantial curtailment of production or other revenue producing activities at any Facility;

                           (p) entry of a judgment or judgments in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) against the Borrower or any Subsidiary which are not stayed, bonded, vacated, paid or discharged within thirty (30) days after entry;

                           (q) any Termination Event which the Required Lenders, in good faith, determine might have a Material Adverse Effect and which is not cured within thirty (30) days after the occurrence of such Termination Event;

                           (r) the loss, suspension, revocation or failure to obtain or renew any license or permit now held or hereafter acquired by the Borrower, which loss, suspension, revocation or failure to renew might have a Material Adverse Effect;

                           (s) the Borrower fails to perform, keep or observe any of the covenants contained in SUBSECTIONS 3.5, 7.5, 7.6,
         7.11 or in Section 8;

                           (t) any civil or criminal action, suit or proceeding is initiated against the Borrower or any Subsidiary under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970, as amended);

                           (u)      a Change in Control occurs;

                           (v) the Agent does not have or ceases to have a legal, valid and perfected first priority Lien on the Collateral (subject to Permitted Liens) for any reason other than the failure of the Agent to take any action within its total control;

                           (w) any of the Financing Agreements shall cease for any reason to be in full force and effect or is declared null and void or the Borrower, any Subsidiary or any other Person (other than the Agent or any Lender) shall disavow its respective obligations thereunder or shall deny that it has any further obligations thereunder or shall contest or challenge the validity or enforceability of any thereof, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to the Agent, or gives notice to such effect;

                           (x) Any Support Letter of Credit shall at any time prior to its expiry date cease for any reason to be in full force and effect or be declared null and void or the issuer thereof shall disavow its obligations thereunder or shall contest or challenge the validity or enforceability thereof; or

                           (y) any Subsidiary fails or neglects to perform, keep or observe any of the covenants, conditions or agreements contained in any Financing Agreement to which it is a party, which breach continues after any applicable grace period specified in such Financing Agreement.

                           The occurrence or existence of any of the foregoing
events shall constitute an immediate Event of Default unless notice by the Agent or a cure period is specifically required by the description of such event before such event matures into an Event of Default.

                           "FACILITY" shall mean each of the Borrower's
facilities located at ____________________________ and any other facility established by the Borrower hereafter in accordance with the terms of this Agreement.

                           "FEDERAL FUNDS RATE" shall mean, for any day, the
weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal Funds brokers as published as of such day by the Federal Reserve Bank of New York, or if such rate is not so published, the rate then used by first class banks in extending overnight loans to other first class banks.

                           "FINANCIAL STATEMENTS" shall have the meaning
ascribed thereto in SUBSECTION 6.4.

                           "FINANCING AGREEMENTS" shall mean, collectively,
this Agreement, the Revolving Loan Notes, the Term Loan Notes, the Intellectual Property Security Agreement, the Mortgages, the Pledge and Security Agreement, the Maryland Club Foods Guaranty, the Stock

Pledge Agreement, the Participation Agreements and all other agreements, instruments and documents, including, without limitation, security agreements, loan agreements, notes, guaranties, mortgages, deeds of trust, agreements, documents, instruments, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrower or any other Person and delivered to the Agent or any Lender in connection with this Agreement, together with all agreements and documents between the Borrower and the Agent or any Lender referred to therein or contemplated thereby, as the same may hereafter be restated, amended, modified or supplemented from time to time.

                           "FISCAL QUARTER" shall mean any of the quarterly
Accounting Periods of the Borrower.

                           "FISCAL YEAR" shall mean the twelve (12) Accounting
Periods of the Borrower ending on the Friday closest to December 31 of each calendar year.

                           "FIXTURES" shall mean all "fixtures" as such term is
defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

                           "FUNDING DATE" shall mean the date of funding of a
Term Loan or the date of each funding under the Revolving Loan or issuance of a Lender Guaranty, which date in all cases shall be a Business Day.

                           "GENERAL INTANGIBLES" shall mean all of the
Borrower's presently owned or hereafter acquired general intangibles, including, without limitation, goodwill, choses in action, causes of action, franchises, methods, sales literature, drawings, specifications, descriptions, name plates, catalogs, dealer contracts, supplier contracts, distributor agreements, customer lists, contract rights, confidential information, consulting agreements, employment agreements, engineering contracts, leasehold interests in real and personal property, insurance policies (including business interruption insurance), licenses, permits, and such other Property which uniquely reflect the goodwill of the business of the Borrower; deposit accounts, letters of credit, and General Intangibles relating to other items of Collateral, including, without limitation, rights to refunds or indemnification; reversionary or other rights of the Borrower to excess Plan assets upon termination or amendment thereof; and proceeds of all of the foregoing, including without limitation, insurance proceeds, including proceeds of business interruption insurance, income tax refunds, and claims for tax or other refunds against any city, county, state, or federal government, or any agency or authority or other subdivision thereof.

                           "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR "GAAP""
shall mean, as of the date of any determination with respect thereto, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, consistently applied and maintained throughout the periods indicated.

                           "GOVERNMENTAL AUTHORITY" shall mean any nation or
government or any political subdivision thereof, any state or political subdivision thereof, and any agency, authority, court, central bank, department or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

                           "GUARANTY" of a Person shall mean any agreement by
which such Person guarantees, endorses or otherwise in any way becomes or is responsible for any obligations of any other Person, whether directly or indirectly, by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise assures any creditor of such other Person against loss.

                           "HAZARDOUS MATERIALS" shall mean the following:
hazardous substances; hazardous wastes; polychlorinated biphenyls ("PCB"'s") or any substance or compound containing PCB's; asbestos or any asbestos-containing materials in any form or condition; radon; any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); and any other pollutant or contaminant or hazardous, toxic or dangerous chemicals, materials or substances, as all such terms are used in their broadest sense and defined by Environmental Laws.

                           "INDEBTEDNESS" shall mean at a particular time (i)
indebtedness for borrowed money or for the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of business on terms customary in the trade) in respect of which the Borrower is liable, contingently or otherwise, as guarantor, obligor or otherwise or any commitment by which the Borrower assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (ii) indebtedness guaranteed in any manner by the Borrower, including guaranties in the form of an agreement to repurchase or reimburse; PROVIDED that the amount of indebtedness represented by any guaranty of limited recourse shall be the lesser of the amount of indebtedness so guaranteed or the value of the asset to which the recourse of such indebtedness is limited, (iii) obligations under leases which shall have been or should be, in accordance with

Generally Accepted Accounting Principles, recorded as capital leases in respect of which obligations the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Borrower assures a creditor against loss, (iv) any unfunded obligation of, or withdrawal liability incurred but not paid by, the Borrower with respect to a Multiemployer Plan, and (v) all accounts payable of the Borrower, which are not being contested in good faith by appropriate proceedings and which are more than ninety (90) days past due.

                           "INITIAL TERM" shall have the meaning ascribed
thereto in SUBSECTION 2.8.

                           "INTELLECTUAL PROPERTY" shall mean all of the
Borrower's present and future designs, patents, patent rights and applications therefor, technology, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, advertising matter, software or computer programs, license rights, trade secrets, methods, processes, knowhow, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, whether now owned or hereafter acquired by the Borrower, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

                           "INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall
mean that certain Continuing Security Interest and Conditional Assignment of Patents, Trademarks, Copyrights and Licenses, dated as of the Closing Date, duly executed and delivered by the Borrower in favor of the Agent, for the benefit of the Lenders, with respect to Intellectual Property, as the same may hereafter be amended, modified or supplemented from time to time.

                           "INTEREST PERIOD" shall mean, with respect to a
LIBOR Rate Loan, a period of one, two or three months, as available, commencing on a Business Day, selected by Borrower pursuant to SUBSECTION 2.6. Such Interest Period shall end on the day in the relevant succeeding calendar month which corresponds numerically to the beginning day of such Interest Period; PROVIDED that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; PROVIDED that if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of immediately succeeding Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires. Notwithstanding any of the foregoing, no Interest Period shall extend beyond the Revolving Loan Maturity Date.

                           "INVENTORY" shall mean all of the inventory of the
Borrower of every kind and description, now or at any time hereafter owned by or in the custody or possession, actual or constructive, of the Borrower, wherever located, including, without limitation, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Borrower's custody or possession, including inventory on the premises of other Persons and items in transit, and including any goods reclaimed, returned or repossessed upon any accounts, documents, instruments or chattel paper relating to or arising from the sale of inventory, and all substitutions and replacements therefor, and all additions and accessions thereto, and all ledgers, books of account, records, computer printouts, computer runs, microfilm, microfiche and other computer-prepared information relating to any of the foregoing, and any and all proceeds of any of the foregoing, including, without limitation, proceeds of insurance policies thereon.

                           "INVESTMENT" of a Person shall mean any loan,
advance, extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

                           "IRC" shall mean the Internal Revenue Code of 1986,
as amended from time to time, and all rules and regulations promulgated thereunder.

                           "ISSUING BANK" shall mean any bank or financial
institution which is approved by the Borrower and the Agent and which issues Letters of Credit for the account of the Borrower pursuant to SUBSECTION 2.1.

                           "LENDERS" shall mean the financial institutions
signatory hereto and, subject to the terms and conditions hereof, their respective successors and assigns.

                           "LENDER GUARANTIES" and "LENDER GUARANTY" shall have
the respective meanings ascribed thereto in SUBSECTION 2.1(C).

                           "LENDER GUARANTY FEES" shall have the meaning
ascribed thereto in SUBSECTION 2.19.

                           "LENDER GUARANTY LIABILITY" means, as to each Lender
Guaranty, all liabilities of the Lenders with respect to the transaction for which such Lender Guaranty was issued, whether contingent or otherwise, including with respect to a letter of credit: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by the Issuing Bank or the Lenders to the extent not reimbursed by the Borrower; and (c) all unpaid interest, fees and expenses with respect thereto.

                           "LENDER GUARANTY RESERVE" means, at any date of
determination, a reserve deducted from the Total Revolving Loan Facility, in an amount equal to (a) the aggregate amount of Lender Guaranty Liability with respect to Lender Guaranties outstanding at such time, PLUS (b) the aggregate amount theretofore paid by the Lenders under the Lender Guaranties for which the Lenders have not been reimbursed by the Borrower or which has not been debited to the Loan Account pursuant to SUBSECTION 2.1(C)(I).

                           "LETTER OF CREDIT" shall mean a standby or
documentary letter of credit or bankers acceptance issued by an Issuing Bank at the request and for the account of the Borrower and for which the Lenders incur Lender Guaranties.

                           "LIABILITIES" shall mean liabilities of the Borrower
and each Subsidiary which are or should be reflected on a balance sheet of the Borrower and each Subsidiary in accordance with Generally Accepted Accounting Principles, and shall include
Indebtedness.

                           "LIBOR RATE" shall mean, for each Interest Period,
a rate of interest equal to the sum of:

                           (a) the quotient of (i) the rate of interest
                  determined by Agent to be the rate at which deposits in U.S. Dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 a.m. (London time) on the applicable LIBOR Rate Determination Date in the approximate amount of the LIBOR Rate Loan and having a maturity approximately equal to such Interest Period; PROVIDED that if at least two such offered rates appear on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; PROVIDED FURTHER, that if the Telerate System ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Agent at which deposits in U.S. Dollars are offered for the relevant Interest Period by The Sanwa Bank, Limited (or its successor) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 a.m. (London time) on the applicable LIBOR Rate Determination Date in the approximate amount of the LIBOR Rate Loan and having a maturity approximately equal to such Interest Period, DIVIDED BY

                      (ii) one MINUS the rate (expressed as a decimal) of
                  reserve requirements in effect on the LIBOR Rate

                  Determination Date (including, without limitation, all basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) which are required to be maintained by a member bank of the Federal Reserve System;

                  PLUS, (b) the Applicable Margin. The LIBOR Rate shall be adjusted to the nearest one-sixteenth percent (1/16%) or, if there is no nearest one-sixteenth percent (1/16%), to the next higher one-sixteenth percent (1/16%).

                           "LIBOR RATE DETERMINATION DATE" shall mean each date
for calculating the LIBOR Rate for purposes of determining the interest rate applicable to any LIBOR Rate Loan made pursuant to SUBSECTION 2.6. The LIBOR Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Rate Loan.

                           "LIBOR RATE LOANS" shall mean Loans bearing interest
at the LIBOR Rate.

                           "LIEN" shall mean, with respect to the Property of
any Person, any statutory or contractual lien, security interest, mortgage, pledge, claim, encumbrance, charge, hypothecation, assignment, deposit arrangement, filing of, or agreement to give, a financing statement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, whether voluntary or involuntary (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement), in, of or on any of the Property of such Person in favor of any other Person.

                           "LITIGATION" shall have the meaning ascribed thereto
in SUBSECTION 6.14.

                           "LOAN" shall mean either the Revolving Loan, Term
Loan A or Term Loan B, and "LOANS" shall mean all such loans collectively.

                           "LOAN ACCOUNT" shall have the meaning ascribed
thereto in SUBSECTION 2.16.

                           "LOAN YEAR" shall mean the period of twelve (12)
consecutive months commencing on the Closing Date and each succeeding period of twelve (12) consecutive months commencing on each anniversary of the Closing Date during the Initial Term and any Renewal Term.

                           "MARYLAND CLUB FOODS" shall mean Maryland Club
Foods, Inc., a Florida corporation.

                           "MARYLAND CLUB FOODS GUARANTY" shall mean the
Guaranty, dated as of the Closing Date, executed by Maryland Club Foods in favor of the Agent, on behalf of itself and the Lenders, guarantying the Obligations, as the same may be restated, extended, amended, modified or supplemented from time to time.

                           "MATERIAL ADVERSE EFFECT" shall mean, as determined
by the Required Lenders in their reasonable business judgment, a material adverse effect upon (a) the Agent's Lien priority in, or the value of, the Collateral, or (b) the business, properties, operations or condition (financial or otherwise) or business prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole as a result of the occurrence or existence of any single event or condition or series of events or conditions in the aggregate, or
(c) the ability of the Borrower or any Subsidiary to perform its obligations under any of the Financing Agreements, or (d) the validity or enforceability of any of the Financing Agreements or the rights, powers and remedies of the Agent or any Lender to enforce or collect the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

                           "MONTHLY REPORT" shall have the meaning ascribed
thereto in SUBSECTION 3.1.

                           "MORTGAGES" shall mean the first mortgages, deeds of
trust, leasehold mortgages, collateral assignment of leases or other real estate security documents with respect to the Real Estate, all in form and substance satisfactory to the Agent, duly executed and delivered by the Borrower or any Subsidiary in favor of the Agent, for the benefit of the Lenders, as security for the Obligations, as the same may hereafter be restated, amended, modified or supplemented from time to time.

                           "MULTIEMPLOYER PLAN" shall mean any multiemployer
plan within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate contributes, is obligated to contribute or was required to contribute within the immediately preceding six (6) years.

                           "NET INCOME" shall mean, for any applicable fiscal
period, determined for the Borrower and its Subsidiaries on a consolidated basis, the audited consolidated net income after income and franchise taxes and shall have the meaning given such term by Generally Accepted Accounting Principles; PROVIDED that there shall be specifically excluded therefrom tax-adjusted (i) gains or losses from the sale of capital assets, (ii) net income of any Person in which the Borrower or any Subsidiary has an ownership interest, unless received by the Borrower in a cash distribution, and (iii) any gains arising from extraordinary items.

                           "NOTE" or "NOTES" shall mean one or more of the
Revolving Loan Notes or the Term Loan Notes, or a combination thereof.

                           "OBLIGATIONS" shall mean all of the Borrower's
obligations, liabilities and indebtedness to the Agent and the Lenders and/or to any affiliate of the Agent or the Lenders of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including, without limitation, obligations of performance) and whether arising or existing under written agreement, oral agreement or operation of law including, without limitation, all of the Borrower's indebtedness, liabilities and obligations to the Agent and the Lenders or any Participant under this Agreement and the other Financing Agreements.

                           "PARTICIPANT" shall mean any Person now or from time
to time hereafter participating with any Lender in the Loans made by such Lender to the Borrower pursuant to this Agreement.

                           "PARTICIPATION AGREEMENTS" shall mean those certain
Participation Agreements, dated as of the Closing Date, between the Agent, on behalf of the Lenders, and the Support Letter of Credit Obligors, respectively, as the same may hereafter be restated, amended, modified or supplemented from time to time.

                           "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any successor thereto.

                           "PENSION PLAN" shall mean any Plan that is a defined
benefit plan (other than a Multiemployer Plan) defined in Section 3(35) of ERISA.

                           "PERMITTED INVESTMENTS" shall have the meaning
ascribed thereto in SUBSECTION 8.4.

                           "PERMITTED LIENS" shall have the meaning ascribed
thereto in SUBSECTION 8.1.

                           "PERSON" shall mean any individual, sole
proprietorship, partnership, joint venture, trust, limited liability company, limited liability partnership, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                           "PLAN"  shall mean any employee benefit plan within
the meaning of Section 3(3) of ERISA (other than any Multiemployer Plan) under which the Borrower or any ERISA Affiliate is, or was at any time within the previous six (6) years, an "employer" within the meaning of Section 3(5) of ERISA.

                           "PLEDGE AND SECURITY AGREEMENT" shall mean the
Pledge and Security Agreement, dated as of the Closing Date, executed by the Borrower in favor of the Agent, on behalf of itself and the Lenders, as the same may be restated, amended, modified or supplemented from time to time.

                           "PRIME RATE" shall mean the "prime rate" of interest
reported, from time to time, by THE WALL STREET JOURNAL in its money rates column currently reported in Section C; PROVIDED, HOWEVER, that in the event that THE WALL STREET JOURNAL ceases reporting a "prime rate", "Prime Rate" shall mean the per annum rate of interest reported as the "Bank Prime Loan" rate for the most recent weekday for which such rate is reported in Statistical Release
H.15 (519) published from time to time by the Board of Governors of the Federal Reserve System; PROVIDED FURTHER that in the event that both of the aforesaid indices cease to be published or to report rates of the aforesaid types, the "Prime Rate" shall be determined from a comparable index mutually chosen by the Agent and the Borrower in good faith. The "Prime Rate" shall change effective on the date of the publication of any change in the applicable index by which such "Prime Rate" is determined.

                           "PRO RATA SHARE" shall mean the percentage obtained
by dividing (a) the Commitments of a Lender by (b) the aggregate Commitments of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to SUBSECTION 11.1. The sum of the Pro Rata Shares of all Lenders at any date of determination shall equal one hundred percent (100%).

                           "PROJECTIONS" shall mean the projected balance
sheets, profit and loss statements, and cash flow statements of the Borrower and its Subsidiaries on a consolidated basis, prepared in accordance with Generally Accepted Accounting Principles, together with appropriate supporting details and a statement of underlying assumptions, which have been and will be delivered to the Agent and the Lenders in accordance with the terms hereof by the Borrower, a copy of the first of which is attached as EXHIBIT 6.4.

                           "PROPERTY" of a Person shall mean any and all assets
or property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets or property leased or operated by such Person.

                           "RATE OPTION" shall mean the Base Rate or the LIBOR
Rate, as applicable.

                           "REAL ESTATE" shall mean the real property, mineral
rights, leasehold or other interests in real property together with any purchase options and other rights related to such leaseholds or other interests owned, leased, used or operated now or hereafter by the Borrower, all Fixtures and personal property used in conjunction therewith and the Borrower's rights to leases, rents and profits with respect thereto.

                           "REDIRECTION NOTICE" shall have the meaning ascribed
thereto in SUBSECTION 3.4.


                           "RENEWAL TERM" shall have the meaning ascribed
thereto in SUBSECTION 2.8.

                           "REQUIRED LENDERS" shall mean (i) Lenders having in
the aggregate at least fifty-one percent (51%) of the Total Revolving Loan Facility, or (ii) if the Revolving Credit Facility has been terminated, Lenders having in the aggregate at least fifty-one percent (51%) of the aggregate outstanding amount of the Loans.

                           "RESTRICTED PAYMENT" shall mean: (a) any dividend or
other distribution, direct or indirect, on account of any shares of any class of Stock of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of Stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value direct or indirect of any shares of any class of Stock of the Borrower now or hereafter outstanding; (c) any payment or prepayment of principal or premium, if any, or interest on, fees with respect to, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to Subordinated Debt of the Borrower; (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Stock of the Borrower now or hereafter outstanding; or (e) any payment by the Borrower of any management fees, advisor fees or similar fees whether pursuant to a management agreement or otherwise to any Affiliate of the Borrower.

                           "RETAIL STORES" shall mean those Brothers Coffee Bar
and Gloria Jean retail locations set forth on EXHIBIT C.

                           "RETAIL STORES SALE PROGRAM" shall mean the planned
sale by the Borrower of the Retail Stores subject to the terms and conditions set forth on EXHIBIT 8.7, which terms and conditions shall be satisfactory to the Agent.

                           "REVOLVING LOAN" shall have the meaning ascribed
thereto in SUBSECTION 2.1.

                           "REVOLVING LOAN MATURITY DATE" shall mean May 29,
1999, subject to SUBSECTION 2.8.

                           "REVOLVING LOAN NOTES" shall have the meaning
ascribed thereto in SUBSECTION 2.3.

                           "SBCC" shall mean Sanwa Business Credit Corporation,
a Delaware corporation, in its individual capacity, and its successors.

                           "SECURITIES ACT" shall mean the Securities Act of
1933, as amended.

                           "SERVICE" shall mean the Internal Revenue Service
and any successor thereof.

                           "SLOTTING FEE PAYMENTS" shall mean, for any
applicable fiscal period, any cash payments made by the Borrower during such period with respect to Slotting Fees.

                           "SLOTTING FEES" shall mean all fees payable by the
Borrower or its Subsidiaries under a contract with a customer for a designated amount of shelf space of such customer for a designated length of time.

                           "SOLVENCY AFFIDAVIT" shall mean the Affidavit of
Solvency of even date herewith executed and delivered by the chief executive officer of the Borrower in favor of the Agent, for the benefit of the Lenders.

                           "SOLVENT" shall mean, when used with respect to any
Person, that (i) the fair saleable value of its Property is in excess of the total amount of its Liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with Generally Accepted Accounting Principles, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (ii) it is able to pay its debts or obligations in the ordinary course as they mature, and
(iii) that Person has capital sufficient to carry on its business and all businesses in which it is about to engage. "SOLVENCY" shall have a correlative meaning.

                           "STOCK" shall mean all shares, options, general or
limited partnership interests or other equivalents (regardless of how designated), participation or other equivalents (however designated) of or in a corporation, partnership or equivalent entity, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures or any other debt or equity security, and all agreements, instruments and documents convertible, in whole or in part, into any one or more of all of the foregoing.

                           "STOCK PLEDGE AGREEMENT" shall mean the Stock Pledge
Agreement, dated as of the Closing Date, executed by the Borrower in favor of the Agent, on behalf of itself and the Lenders, as the same may be restated, amended, modified or supplemented from time to time.

                           "SUBSIDIARY" of a Person shall mean (i) any
corporation of which more than fifty percent (50%) of the outstanding securities having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at any time of determination, directly or indirectly, owned or controlled by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, trust, grantor trust, joint venture or similar business organization more than 50% of the equity or partnership interests having ordinary voting power or power of direction of which shall at any time of determination be so owned or controlled. Unless otherwise expressly provided or the context requires otherwise, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

                           "SUPPORT LETTERS OF CREDIT" shall mean, collectively
those certain letters of credit, in form and substance satisfactory to the Agent, issued in favor of the Agent, as beneficiary for the benefit of the Lenders, by Morgan Guaranty Trust Company and First Union National Bank of North Carolina, respectively, each in the face amount of One Million Dollars ($1,000,000), as the same may be restated, amended, modified or supplemented from time to time.

                           "SUPPORT LETTER OF CREDIT OBLIGORS" shall mean J.H.
Whitney & Co. and J.P. Bolduc who are, respectively, liable to the issuers of the Support Letters of Credit.

                           "TAXES" shall mean taxes, liens, imposts,
deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of any Lender by the jurisdictions under the laws of which such Lender is organized or any transfer taxes imposed as a results of the transfer of any Notes.

                           "TELERATE SCREEN" shall mean the display designated
as Screen 3750 on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in U.S. dollars quoted by selected banks.

                           "TERM LOAN A" shall have the meaning ascribed
thereto in SUBSECTION 2.4.

                           "TERM LOAN A NOTES" shall have the meaning ascribed
thereto in SUBSECTION 2.4.

                           "TERM LOAN B" shall have the meaning ascribed
thereto in SUBSECTION 2.5.

                           "TERM LOAN B AVAILABILITY DATE" shall mean the date,
if any, prior to the Termination Date which is five (5) Business Days following the Agent's receipt of the Borrower's unaudited financial statements as of the end of an Accounting Period, together with a certificate in the form attached hereto as EXHIBIT C, demonstrating that as of such date, as measured at the end of an Accounting Period for the trailing twelve Accounting Periods then ended, the Borrower's EBITDA has exceeded $13,000,000 as so measured for three consecutive Accounting Periods, as determined on the basis of such financial statements.

                           "TERM LOAN B AVAILABILITY PERIOD" shall mean a
period of 90 days beginning on the Term Loan B Availability Date.

                           "TERM LOAN B CLOSING FEE" shall have the meaning
ascribed thereto in SUBSECTION 2.11.

                           "TERM LOAN B COMMITMENT FEE" shall have the meaning
ascribed thereto in SUBSECTION 2.13.

                           "TERM LOAN B FUNDING DATE" shall mean the date
during the Term Loan B Availability Period on which all of the conditions precedent set forth in SUBSECTION 4.3 have been satisfied or otherwise waived by the Agent.

                           "TERM LOAN B NOTES" shall have the meaning ascribed
thereto in SUBSECTION 2.5.

                           "TERM LOAN NOTES" shall mean the Term Loan A Notes
and the Term Loan B Notes.

                           "TERM LOANS" shall mean Term Loan A and Term Loan B,
collectively.

                           "TERMINATION DATE" shall mean the earlier of (i) the
Revolving Loan Maturity Date then in effect and (ii) the date of termination of the Lenders' obligation to make advances under the Revolving Loan pursuant to SUBSECTION 9.2.

                           "TERMINATION EVENT" shall mean:  (a) the tax
disqualification of a Plan under Section 401(a) of the IRC; (b) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder unless the thirty (30) day notice to the PBGC has been waived for the event; (c) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) or 4068(f) of ERISA or was deemed such under Section 4062(e) of ERISA; (d) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA; (e) the institution of proceedings to terminate a Pension Plan by the PBGC; (f) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
(g) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; (h) the imposition of a Lien pursuant to Section 412 of the IRC or Section 302 of ERISA; (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or
Section 4245 of ERISA, respectively; or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

                           "TOTAL REVOLVING LOAN FACILITY" shall mean Fifteen
Million Dollars ($15,000,000), as such amount may be reduced, if at all, from time to time in accordance with the terms of this Agreement.

                           "UNUSED LINE FEE" shall have the meaning ascribed
thereto in SUBSECTION 2.12.

                           "WEEKLY REPORT" shall have the meaning ascribed
thereto in SUBSECTION 3.1.

                  1.2 ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles. All determinations of the book value of Inventory contemplated hereby shall be at the lower of cost (on a first-in, first-out basis) or market.

                  1.3 OTHER TERMS DEFINED IN ILLINOIS UNIFORM COMMERCIAL CODE. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in the Uniform Commercial Code of the State of Illinois or the laws of any other state which are required to be applied in connection with the issue of perfection or non-perfection of Liens on the Collateral (the "Code") to the extent the same are used or defined therein.

                  1.4 EFFECTIVE DATE. All references to "the date hereof," "the date of this Agreement," "the effective date hereof," "effective as of the date hereof" or "of even date herewith" contained herein or in the other Financing Agreements shall be deemed to refer to the Closing Date of this Agreement.

                  1.5 REFERENCES. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise expressly provided or unless the context requires otherwise, all references in this Agreement to Sections, subsections, Schedules and Exhibits shall mean and refer to Sections, subsections, Schedules and Exhibits of this Agreement. References to Persons include their respective permitted successors and assigns or, in the case of a governmental authority, Persons succeeding to the relevant functions of such Persons. All references to statutes shall include all related regulations and shall include all amendments of same and any successor or replacement statutes and regulations.

                  2.       CREDIT.

                  2.1 REVOLVING CREDIT FACILITY, REVOLVING LOAN AND LENDER GUARANTIES.

                  (a) REVOLVING LOAN. Provided there does not then exist a Default or an Event of Default, and subject to the terms and conditions herein set forth, each Lender agrees severally (and not jointly) to make its Pro Rata Share of advances to the Borrower, on a revolving credit basis (the "Revolving Loan"), in an aggregate amount not in excess of the lesser of (i) the Total Revolving Loan Facility less the Lender Guaranty Reserve, or (ii) the Current Asset Base ("Borrowing Availability"). As used herein, the "Current Asset Base" shall mean an amount equal to:

                  (1) Eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) then outstanding of existing Eligible Accounts, less such reserves as the Agent in its sole and reasonable discretion elects to establish; PROVIDED that, so long as no Default or Event of Default has occurred and is continuing, the Agent shall give the Borrower ten (10) Business Days' prior written notice before implementing any such reserve, PLUS

                  (2) Sixty-five percent (65%) of the book value of the Borrower's then existing Eligible Inventory; PROVIDED that with respect to that portion of the Current Asset Base consisting of Eligible Inventory as derived from the foregoing formula, the principal balance of the Revolving Loan plus the outstanding Lender Guaranty Reserve attributable thereto at any one time shall not exceed Nine Million Dollars ($9,000,000). The book value of Eligible Inventory shall be determined at the lower of cost (determined on a first-in-first-out ("FIFO") basis) or market, less such reserves as the Agent in its sole and reasonable discretion elects to establish; PROVIDED that, so long as no Default or Event of Default has occurred and is continuing, the Agent shall give the Borrower ten (10) Business Days' prior written notice before implementing any such reserve, and MINUS

                  (3)      the Lender Guaranty Reserve.

                  (b) ADVANCES. Until all amounts outstanding in respect of the Revolving Loan shall become due and payable on the Termination Date, within the foregoing limits and subject to the terms, provisions and limitations set forth herein, the Borrower may from time to time borrow, repay and reborrow under this SUBSECTION 2.1. Each Advance of the Revolving Loan shall be made on notice by an Authorized Officer. The Agent shall be entitled to rely upon, and shall be fully protected under this Agreement from any liability to any Person in relying upon, any such notice believed by the Agent to be genuine and to assume that each Person executing and delivering the same was duly authorized by the Borrower. Each advance to the Borrower shall, on the day of such advance, be deposited, in immediately available funds, in such account as the Borrower may, from time to time, designate, unless otherwise requested by the Borrower in writing.

                  (c) LENDER GUARANTY. Subject to the terms and conditions of this Agreement, as part of the Total Revolving Loan Facility and in addition to advances under the Revolving Loan, upon the request of the Borrower, SBCC, on behalf of each Lender according to such Lender's Pro Rata Share, may issue or arrange for the issuance of Letters of Credit for the account of the Borrower and/or guaranty payment to the Issuing Banks which issue Letters of Credit for the account of the Borrower or to guaranty other obligations of the Borrower under written contracts (all such guaranties and Letters of Credit issued by SBCC are collectively referred to herein as "Lender Guaranties" and individually as a "Lender Guaranty"); PROVIDED that SBCC shall not be under any obligation to issue any Lender Guaranty if (i) any order, judgment or decree of any government authority or other regulatory body shall purport by its terms to enjoin or restrain SBCC or any Lender from issuing such Lender Guaranty, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority or other regulatory body with jurisdiction over SBCC or any Lender shall prohibit, or request that SBCC or such Lender refrain from, the issuance of Lender Guaranties in particular or shall impose upon SBCC or any Lender with respect to such Lender Guaranties any restriction or reserve or capital requirement (for which SBCC or such Lender is not otherwise compensated) or any unreimbursed loss, cost or expense which SBCC or any Lender in good faith deems material to it or (ii) the issuance thereof would violate any established credit policy of any Lender or would be otherwise unacceptable as determined by the Agent. In no event shall SBCC issue or otherwise become obligated with respect to a Letter of Credit (including, without limitation, Letters of Credit issued with an automatic "evergreen" provision) having an expiration date, or a date for payment of any draft presented thereunder, later than the earlier of (i) twelve (12) months from the date of issuance or (ii) thirty (30) days prior to the Revolving Loan Maturity Date. Such issuance and obligations with respect to a Letter of Credit pursuant to this SUBSECTION 2.1(C) shall be deemed to be a Revolving Loan for purposes of requiring the satisfaction of the applicable conditions set forth in
SECTION 4. Additions to the Lender Guaranty Reserve shall be established concurrently with the issuance of each Lender Guaranty. Immediately upon the issuance of any Lender Guaranty in accordance with this SUBSECTION 2.1(C), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from SBCC, without recourse, representation or warranty, an individual participation interest equal to its Pro Rata Share of the principal amount of such Lender Guaranty and each draw paid by the Issuing Bank under the Letter of Credit issued in connection therewith. Each Lender's obligation to pay its Pro Rata Share of all draws under the Letters of Credit issued in connection with such Lender Guaranties shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

                  (i) MAXIMUM AMOUNT. The aggregate amount of Lender Guaranty Liability with respect to Lender Guaranties outstanding at any one time shall not exceed One Million
         Dollars ($1,000,000).

             (ii) REIMBURSEMENT. The Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse the Agent, on behalf of the Lenders, for any amounts paid by the Lenders with respect to each Lender Guaranty including, without limitation, all amounts paid by the Lenders upon any draw with respect to a Letter of Credit, any guaranty or reimbursement obligation paid by the Lenders to any Person upon any draw upon a Letter of Credit and all fees, costs and expenses paid by the Lenders to any Issuing Bank. All such reimbursement obligations shall be due and payable on demand. If not paid within one
         (1) Business Day following demand, or, if an Event of Default shall have occurred and be continuing, on the date such reimbursement obligations arise, the Borrower hereby authorizes and directs the Agent, at the Agent's option, to debit the Loan Account (by increasing the principal balance of the Revolving Loan), in the amount of any payment made by the Lenders with respect to any Lender Guaranty and, in connection therewith, the Lender Guaranty Reserve then in effect shall be reduced by the amount of such debit. All amounts paid by the Lenders with respect to any Lender Guaranty that are not immediately repaid by the Borrower with the proceeds of the Revolving Loan or otherwise shall bear interest at the interest rate applicable to the Revolving Loan. If SBCC makes a payment on account of any Lender Guaranty and is not concurrently reimbursed therefor by the Borrower and if for any reason an advance under the Revolving Loan may not be made as stated in this SUBSECTION 2.1(C), then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than 12:00 noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Lender shall deliver to the Agent for the account of the Issuing Bank, in immediately available funds, the purchase price for such Lender's interest in such unreimbursed Lender Guaranty, which shall be an amount equal to such Lender's Pro Rata Share of such payment. Each Lender acknowledges and agrees that its obligation to reimburse the Agent pursuant to this SUBSECTION 2.1(C)(II) with respect to Lender Guaranty

         Liabilities is absolute and unconditional and shall not be affected by any circumstance whatsoever including, without limitation, the occurrence or continuance of a Default or an Event of Default, and further acknowledges and agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (iii) CONDITIONS OF ISSUANCE OF LENDER GUARANTIES. In addition to all other terms and conditions set forth in this Agreement, the issuance by the Lenders of any Lender Guaranty shall be subject to the conditions precedent that the Issuing Bank be satisfactory to the Agent and that the Letter of Credit or written contract for which the Borrower requests a Lender Guaranty be in such form, be in such amount, contain such terms and support such transactions as are reasonably satisfactory to the Agent. The Borrower shall comply with all such terms and conditions imposed on the Borrower by any Issuing Bank or by the Agent with respect to the issuance of any Letter of Credit, whether such terms and conditions are imposed in the application for such Letter of Credit, the Lenders' guaranty of such letter of credit or otherwise. The Agent's standard form of application for a letter of credit as currently in effect is attached as EXHIBIT 2.1. Each Lender Guaranty shall be in form and substance satisfactory to the Agent and shall provide that the guaranty terminates and all demands or claims for payment must be presented by a date certain, which date will be at least thirty (30) days before the Revolving Loan Maturity Date. Notwithstanding the recitation in this Agreement of terms and conditions with respect to the issuance of Lender Guaranties, the Borrower hereby acknowledges and agrees that the issuance of any Lender Guaranty shall be in the Agent's reasonable discretion.

             (iv) REQUEST FOR LENDER GUARANTY. Prior to the issuance of a Lender Guaranty, and as a condition to such issuance, the Borrower shall give the Agent prior written notice specifying the date a Lender Guaranty is to be issued, identifying the beneficiary of the guaranty and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit or other written contract to be guarantied. Subject to the terms hereof, the Agent shall issue the requested Lender Guaranty as soon as practicable and not more than fifteen (15) Business Days following the date of the applicable notice; PROVIDED that the Lender Guaranty shall not be issued until the Agent and the Issuing Bank have mutually agreed upon the form of such Lender Guaranty.

                  (v) INDEMNIFICATION. The Borrower hereby agrees to indemnify, pay and hold the Agent and each Lender harmless from and against any and all pending or threatened claims, litigation, damages, losses and liabilities incurred by the Agent or any Lender (or which may be claimed against the Agent or any Lender by any Person whatsoever) and costs and expenses incurred in defending or responding to pending or threatened claims or litigation by reason of or in connection with the execution, delivery or transfer of, or payment or failure to pay under, any Lender Guaranty including, without limitation, any action taken or omitted by any Issuing Bank in accordance with the provisions of SUBSECTION 7.10. The Borrower's unconditional obligations to the Agent and the Lenders hereunder shall not be modified or diminished for any reason or in any manner whatsoever. The Borrower agrees that any charges made to the Agent or the Lenders for the Borrower's account by any Issuing Bank shall be conclusive as between such Persons and the Borrower and may be charged to the Borrower's Loan Account hereunder.

                  2.2 MAXIMUM PRINCIPAL BALANCE OF REVOLVING LOAN. The aggregate outstanding principal balance of the Revolving Loan shall at no time exceed the Borrowing Availability. If at any time the principal balance of the Revolving Loan exceeds the Borrowing Availability, the Borrower shall immediately and without notice or demand of any kind (a) repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount that is equal to or less than the Borrowing Availability and (b) if any excess remains after payment of the outstanding Revolving Loan, cash collateralize the Lender Guaranty Liabilities to the extent necessary to eliminate such remaining excess.

                  2.3 EVIDENCE OF REVOLVING LOAN INDEBTEDNESS. The advances by each Lender constituting the Revolving Loan shall be evidenced by a promissory note in favor of each respective Lender (collectively, the "Revolving Loan Notes") in the amount of its Revolving Loan Commitment dated the Closing Date in the form attached as EXHIBIT 2.3. All of the Borrower's Revolving Loan Obligations to the Lenders hereunder shall be payable by the Borrower by application of the proceeds of all Accounts and other Collateral in accordance with SUBSECTION 3.5, and shall be payable in full upon the Termination Date, and the principal amount of such Revolving Loan Obligations shall bear interest as hereinafter provided. Each advance by the Lenders and each repayment of principal applicable to such advance shall be reflected in the Borrower's Loan Account.

                  2.4 TERM LOAN A. (a) Simultaneously with the initial advance of the Revolving Loan and subject to the terms and conditions of this Agreement, each Lender agrees to loan the Borrower its Pro Rata Share of the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000) ("Term Loan A"), evidenced by a promissory note dated the Closing Date, executed by the Borrower and payable to the order of such Lender, in the form attached as EXHIBIT 2.4 (the "Term Loan A Notes").

                  (b) The aggregate principal balance of Term Loan A shall be payable to the Agent, for the benefit of the Lenders, in sixty

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



(60) equal, consecutive monthly installments of $125,000 each, payable on the first day of each calendar month, commencing July 1, 1996.

                  Notwithstanding the foregoing, the aggregate outstanding principal balance of Term Loan A shall be due and payable in full on the Termination Date, if prior to June 1, 2001.

                  2.5 TERM LOAN B. (a) Subject to the terms of this Agreement (including, without limitation, SUBSECTION 4.3), during the Term Loan B Availability Period each Lender agrees to loan the Borrower its Pro Rata Share of the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) ("Term Loan B"), evidenced by a promissory note dated as of the Funding Date of Term Loan B, executed by the Borrower and payable to the order of such Lender, in the form attached as EXHIBIT 2.5 (the "Term Loan B Notes").

                  (b) The aggregate principal amount of Term Loan B shall be payable in fifty-nine (59) equal, consecutive monthly installments of Forty-One Thousand Six Hundred Sixty-Six Dollars ($41,666), payable on the first day of each month, commencing with the month immediately following the Funding Date of Term Loan B, and a final installment payment in the amount of Forty-One Thousand Seven Hundred Six Dollars ($41,706) payable on the fifth anniversary of the Term Loan B Funding Date.

                  Notwithstanding the foregoing, the aggregate outstanding principal balance of Term Loan B shall be due and payable in full on the Termination Date, if prior to the scheduled maturity of Term Loan B.

                  2.6 INTEREST. (a) Subject to the terms and conditions of this Agreement, the Revolving Loan and the Term Loans may be divided into Base Rate Loans or LIBOR Rate Loans, or a combination thereof, selected by the Borrower in accordance with SUBSECTIONS 2.6(E) and 2.6(F); PROVIDED that the Revolving Loan shall not have more than two (2) Interest Periods outstanding with respect to such Loan at any one time and each Term Loan shall not have more than one
(1)Interest Period outstanding with respect to such Loan at any one time. So long as no Event of Default has occurred and is continuing, the Borrower shall pay to the Agent, for the benefit of the Lenders, interest on the outstanding principal balance of the Loans at the Base Rate or the LIBOR Rate, as applicable, in accordance with SUBSECTION 2.18. Interest shall be computed by multiplying the closing daily balance in the Borrower's Loan Account for each day during the preceding month by the interest rate determined to be applicable hereunder on each such day.

                  (b) Interest and all fees (other than prepayment fees) shall be computed (on a daily basis) on the basis of a 360-day year for the actual number of days elapsed. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base

Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, shall be included and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) So long as an Event of Default shall have occurred and be continuing, the Borrower shall pay to the Lenders interest from the date of such Event of Default to and including the date of cure of such Event of Default on the outstanding principal balance of the Obligations at the Default Rate applicable to such Obligations; PROVIDED that in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any Event of Default shall have occurred and be continuing, such LIBOR Rate Loans shall automatically become Base Rate Loans and thereafter bear interest at the Default Rate applicable to Base Rate Loans.

                  (d) (i) Interest shall be due at the Base Rate, the LIBOR Rate or the Default Rate, as provided herein, after as well as before demand, default and judgment notwithstanding any judgment rate of interest provided for in any statute. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, then to the extent permitted by law and subject to the provisions of subparagraph (ii) of this SUBSECTION 2.5(D), the Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

                           (ii)     It is the intention of the Agent, the
Lenders and the Borrower to comply with the laws of the State of Illinois, and notwithstanding any provision to the contrary contained herein or in the other Financing Agreements, the Borrower shall not be required to pay and the Lenders shall not be permitted to collect any amount in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined to have been provided for by a court of competent jurisdiction in this Agreement or in any of the other Financing Agreements, then in such event: (A) the provisions of this SUBSECTION 2.5(D)(II) shall govern and control; (B) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest; (C) any Excess Interest that any Lender may have received hereunder shall be, at such Lender's option (1) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (2) refunded to the payor thereof, or (3) any combination of the foregoing; (D) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed under applicable law, and this Agreement and the other Financing Agreements shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and
(E) neither the Borrower nor any guarantor or endorser shall have any action against any Lender for any damages arising out of the payment or collection of any Excess Interest.

                  (e) Subject to the terms of this Agreement, Borrower shall select the Rate Option and, in the case of LIBOR Rate Loans, the Interest Period applicable to each LIBOR Rate Loan from time to time by giving the Agent irrevocable notice in the form of EXHIBIT 2.6-1 hereto (a "Borrowing Notice") not later than 12:00 noon (Chicago time) (i) on the Funding Date of any Base Rate Loan, and (ii) three (3) Business Days before the Funding Date for each LIBOR Rate Loan, specifying:

                           (i)      the Funding Date of each Loan,

                           (ii) the aggregate amount of such Loan (and, if such
                  Borrowing Notice refers to more than one Rate Option, the amount of each Base Rate Loan and LIBOR Rate Loan which will become part of the Revolving Loan or Term Loan A or Term Loan B, as the case may be).

                           (iii) the Rate Option(s) selected for such Loan, and

                           (iv) in the case of each LIBOR Rate Loan, the Interest Period applicable thereto;

PROVIDED that no Loan may be made as a LIBOR Rate Loan if any Default or Event of Default has occurred and is continuing.

                  The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a LIBOR Rate Loan prior to the last day of the applicable Interest Period in order to make a payment or prepayment of principal on a Term Loan or the Revolving Loan, as the case may be, required by the terms hereof including, without limitation, prepayments pursuant to SUBSECTION 2.8.

                  (f) Base Rate Loans shall continue as Base Rate Loans unless and until such Base Rate Loans are converted by the Borrower into LIBOR Rate Loans in accordance with this SUBSECTION 2.6(F). Each LIBOR Rate Loan shall continue as a LIBOR Rate Loan until the end of the then applicable Interest Period, at which time such LIBOR Rate Loan shall be automatically converted into a Base Rate Loan unless the Borrower shall have given the Agent an irrevocable notice in the form of EXHIBIT 2.6-2 (a "Conversion/Continuation Notice") requesting that, at the end of such Interest Period, such LIBOR Rate Loan continue as a LIBOR Rate Loan for the same or another Interest Period; PROVIDED that no outstanding Loan may be continued as, or be converted into, a LIBOR Rate Loan if any Default or Event of Default has occurred and is continuing. Subject to the terms of this Agreement, the Borrower may elect from time to time to convert all or any part of the Revolving Loan or any Term Loan of any Rate Option into any other Rate Option; PROVIDED that any conversion of a LIBOR Rate Loan shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent a Conversion/Continuation Notice of each conversion or continuation of a Base Rate Loan or LIBOR Rate Loan, as the case may be, not later than 12:00 noon (Chicago time) (i) on the Funding Date, in the case of a conversion into a Base Rate Loan, and (ii) at least three (3) Business Days before the Funding Date of the requested conversion or continuation of a LIBOR Rate Loan, specifying:

                           (i) the Funding Date of such conversion or continuation;

                      (ii) the aggregate amount and Rate Option(s) of the
                  Loan which is to be converted or continued; and

                     (iii) the amount and Rate Option(s) of the Base Rate Loans or LIBOR Rate Loans into which such Loan is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto.

                  (g) In lieu of delivering a Notice of Borrowing or a Conversion/Continuation Notice, the Borrower may give the Agent notice by telephone or telecopy by the required time of any proposed borrowing or conversion/continuation under this SUBSECTION 2.6; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing or a Conversion/Continuation Notice, as the case may be, to the Agent on or before the proposed Funding Date. Neither the Agent nor any Lender shall incur any liability to the Borrower in acting upon any such notice by telephone that the Agent believes in good faith to have been given by an Authorized Officer or for otherwise acting in good faith under this SUBSECTION 2.6 and, upon the funding or conversion/continuation, as the case may be, by the Agent in accordance with this Agreement pursuant to any such notice, the Borrower shall have effected such funding, conversion or continuation, as the case may be, hereunder. A Notice of Borrowing or a Conversion/Continuation Notice for the funding of, or conversion to, or continuation of, a LIBOR Rate Loan (or notice by telephone or telecopy in lieu thereof) shall be irrevocable once given, and the Borrower shall be bound to convert or continue in accordance therewith.

                  (h) Each LIBOR Rate Loan (whether resulting from a Borrowing Notice or a Conversion/Continuation Notice) shall be in the minimum amount of Five Hundred Thousand Dollars ($500,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) if in excess thereof.

                  2.7 METHOD OF BORROWING; MANNER AND METHOD OF MAKING INTEREST AND OTHER PAYMENTS. (a) Not later than 1:00 p.m. (Chicago time) on each Funding Date, each Lender shall make available its Pro Rata Share of the Loan or Loans (except for Loans made pursuant to a Conversion/Continuation Notice, in which case each Lender shall be deemed to have made its Loan or Loans) in funds immediately available in Chicago, Illinois to the Agent at its address specified pursuant to SUBSECTION 10.13. The Agent will make the funds so received from the Lenders available to the Borrower in accordance with SUBSECTION 2.1(B). Notwithstanding the foregoing provisions of this SUBSECTION 2.7(A), to the extent that a Loan or portion thereof made by a Lender matures or is to be repaid on the Funding Date of a requested Loan, such Lender shall first apply the proceeds of the Loan it is then making to the repayment of the maturing Loan or portion thereof.

                  (b) All payments by the Borrower of the Obligations shall be made without deduction, defense, setoff or counterclaim and in same day funds. In its sole discretion, the Agent may designate interest and other amounts payable hereunder (other than the principal balance of the Revolving Loan) to be paid by causing such amounts to be added to the principal balance of the Revolving Loan, all as set forth on the Agent's books and records. The Borrower hereby authorizes and directs the Lenders, at the option of the Required Lenders, to make advances in the Revolving Loan by appropriate debits to the Loan Account for all payments which the Borrower is required to make to the Lenders under this Agreement and the other Financing Agreements. Unless otherwise directed by the Agent, all payments to the Lenders hereunder shall be made by delivery thereof to the Agent at its address set forth in SUBSECTION
10.13 or by delivery to the Agent for deposit in the Blocked Accounts of all proceeds of Accounts or other Collateral in accordance with SUBSECTION 3.5. If the Agent elects to bill the Borrower for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. Solely for the purpose of calculating interest earned by each Lender with respect to the Revolving Loan, any check, draft or similar item of payment by or for the account of the Borrower delivered to the Agent or deposited in a Blocked Account in accordance with SUBSECTION 3.5 shall be applied by the Agent on account of the Borrower's Revolving Loan Obligations on the first Business Day after the Agent has received immediately available funds as a result of the deposit thereof in accordance with SUBSECTION 3.5. Immediately available funds received by the Agent after 2:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day.

                  (c)      (i)      Unless the Borrower or a Lender, as the case
may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (A) in the case of a

Lender, such Lender's Pro Rata Share of the proceeds of a Loan or (B) in the case of the Borrower, a payment of principal, interest, fees or other Obligations to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Agent shall have so made such funds available, then if the Borrower or such Lender, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Rate for such day (as determined by the Agent) or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

                           (ii) Nothing contained in this SUBSECTION 2.7(C) will
                  be deemed to relieve a Lender of its obligation to fulfill its Commitments or to prejudice any rights the Agent or the Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

                           (iii) If the Agent determines at any time that any
                  amount received by the Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, the Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Agent on demand any portion of such amount that the Agent has distributed to such Lender.

                           (iv) Without limiting the generality of the
                  foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Loan made after any acceleration of the Loans with respect to any draw on a Letter of Credit or Lender Guaranty therefor.

                  2.8 TERM OF THIS AGREEMENT. This Agreement shall be effective from the Closing Date until the Revolving Loan Maturity Date (the "Initial Term"), subject to annual renewals thereafter of the Revolving Loan Maturity Date as hereinafter provided (each such renewal being referred to as a "Renewal Term"); PROVIDED, HOWEVER, that all of the Agent's and each Lender's rights and remedies under this Agreement shall survive such termination until all of the Obligations have been finally paid in full in cash. Not less than one hundred twenty (120) days prior to the end of the Initial Term or any Renewal Term, the Borrower shall notify the Agent in writing if it elects to renew this Agreement for a Renewal Term, and not less than ninety (90) days prior to the end of the Initial Term or such Renewal Term, as applicable, the Agent shall notify the Borrower in writing if the Lenders elect to accept such renewal. Notwithstanding the foregoing, unless the Borrower and each Lender shall agree in writing to extend this Agreement in accordance with the preceding sentence, this Agreement shall terminate upon the earlier to occur of the expiration of the Initial Term or any Renewal Term, as applicable, or the final payment in full of all of the Obligations. In addition, this Agreement may be terminated as set forth in SECTION 9. Upon the effective date of termination, all of the Obligations shall become immediately due and payable without notice or demand, notwithstanding any terms contained herein or in any Note to the contrary. Notwithstanding any termination, until all of the Obligations shall have been paid in full in cash and the Lender Guaranties shall have been terminated or payment thereof shall have been secured in accordance with SUBSECTION 2.9(A) on terms satisfactory to the Lenders, all of the Agents' and the Lenders' rights and remedies under the Financing Agreements shall survive such termination and, notwithstanding such payment, for so long as any pending or threatened action which could result in a claim by the Agent or any Lender under SUBSECTION 6.26 or 7.10 exists hereunder, the Agent, on behalf of the Lenders, shall be entitled to retain Liens upon all existing and future Collateral, and the Borrower shall continue to remit collections of Accounts and proceeds as provided herein.

                  2.9      PREPAYMENTS AND REDUCTION OF COMMITMENTS.

                  (a) PREPAYMENT OF ALL OBLIGATIONS. Subject to the prepayment fee as set forth in SUBSECTION 2.9(B) and the provisions of SUBSECTION 2.22, upon not less than thirty (30) days prior written notice to the Agent specifying the date of prepayment, the Borrower may prepay in full, but not in part, all of the Obligations arising hereunder. Upon prepayment in full, the Borrower shall cause the Agent and each Lender to be released from all liability under any Lender Guaranties or the Borrower shall (i) cause to be issued to and for the benefit of the Agent and the Lenders a letter of credit in form and substance acceptable to the Agent issued by a bank or other financial institution acceptable to the Agent, or (ii) deposit cash collateral with the Agent, for the benefit of the Agent and the Lenders, in either case, in an amount equal to the aggregate Lender Guaranty Liability with respect to the Lender Guaranties that will remain outstanding after prepayment in full of all other Obligations.

                  (b) TERM LOAN PREPAYMENT. Subject to the prepayment fee as set forth in SUBSECTION 2.9(B) and the provisions of SUBSECTION 2.22, upon not less than thirty (30) days prior written notice to the Agent specifying the date of prepayment, the Borrower may prepay the entire principal amount of the Term Loans or, in a minimum amount of Five Hundred Thousand Dollars ($500,000) or any integral multiple of One Hundred Thousand Dollars ($100,000) if in excess thereof, any portion of the Term Loans by paying the principal amount to be prepaid, together with all unpaid accrued interest thereon to the date of prepayment. All prepayments made by the Borrower under this subsection 2.9(b) shall be made and applied to scheduled installments of principal due on the Term Loans in the inverse order of the maturities thereof in the following priority:
(i) so long as Term Loan B shall be outstanding, to Term Loan B until paid in full and (ii) prior to the Term Loan B Funding Date or after Term Loan B has been paid in full, to Term Loan A.

                  (c) REDUCTION OF TOTAL REVOLVING LOAN FACILITY. Subject to the prepayment fee as set forth in SUBSECTION 2.9(D) and the provisions of SUBSECTION 2.22, after payment in full of the Term
Loans, upon not less than thirty (30) days prior written notice to the Agent, which notice shall be irrevocable and shall specify the amount of any such reduction, the Borrower may permanently reduce pro rata among the Lenders the Total Revolving Loan Facility in whole or in part in integral multiples of One Million Dollars
($1,000,000); PROVIDED that the amount of the Total Revolving Loan may not be reduced below the aggregate principal amount of the outstanding Revolving Loan and the Lender Guaranty Liability. Any reduction in the Total Revolving Loan Facility shall automatically and without further action by the Borrower, the Agent or any Lender reduce the Revolving Loan Commitments by the amount of such reduction.

                  (d) PREPAYMENT FEE. If the Borrower shall prepay all or any portion of the Obligations or permanently reduce the Total Revolving Loan Facility prior to the end of the Initial Term or any Renewal Term. the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available to the Borrower hereunder an amount determined as follows: (i) if payment in full of all Obligations, three percent (3%) of the Total Revolving Loan Facility PLUS three percent (3%) of the aggregate outstanding principal balance of the Term Loans as of the prepayment date for a prepayment during the first Loan Year; two percent (2%) of the Total Revolving Loan Facility PLUS two percent (2%) of the aggregate outstanding principal balance of the Term Loans as of the prepayment date for a prepayment during the second Loan Year; and one percent (1%) of the Total Revolving Loan Facility PLUS one percent (1%) of the aggregate outstanding principal balance of the Term Loans as of the prepayment date for a prepayment during the third Loan Year, (ii) if a partial prepayment of a Term Loan, an amount equal to the principal amount so prepaid MULTIPLIED by three percent (3%) for a prepayment during the first Loan Year; two percent (2%) for a prepayment during the second Loan Year; and one percent (1%) for a prepayment during the third Loan Year and (iii) if a reduction of the Total Revolving Loan Facility, an amount equal to the amount of such reduction MULTIPLIED by three percent (3%) for a reduction during the first Loan Year; two percent (2%) for a reduction during the second Loan Year; and one percent (1%) for a reduction during the third Loan Year.

                  (e) PRO RATA REDUCTION. Any prepayment of the Loans or reduction of the Total Revolving Loan Facility pursuant to this subsection 2.9 shall ratably reduce the amounts outstanding under the applicable Notes of each Lender or each Lender's Pro Rata Share of the Total Revolving Loan Facility, as the case may be.

                  2.10 CLOSING FEE. On the Closing Date, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a closing fee (the "Closing Fee") in the amount of Two Hundred
Twenty-Five Thousand Dollars ($225,000).

                  2.11 TERM LOAN B CLOSING FEE. On the Term Loan B Funding Date, the Borrower shall pay to the Agent, for the benefit of the Lenders, a closing fee (the "Term Loan B Closing Fee") in the amount of Twenty-Five Thousand Dollars ($25,000).

                  2.12 REVOLVING LOAN UNUSED LINE FEE. From and after the Closing Date, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a fee (the "Unused Line Fee") in an amount equal to the Total Revolving Loan Facility LESS the average daily closing balance of the Revolving Loan advanced to the Borrower during the preceding month (or shorter period with respect to the period commencing with the Closing Date or the period ending with the Termination Date) MULTIPLIED by one-half of one percent (.50%) per annum. The Unused Line Fee shall be payable in arrears on the first day of each calendar month following the Closing Date and at maturity, whether on the termination of this Agreement or earlier.

                  2.13 TERM LOAN B COMMITMENT FEE. During the Term Loan B Availability Period, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, an additional fee (the "Term Loan B Commitment Fee") accrued from the Term Loan B Availability Date through and including the Term Loan B Funding Date in an amount equal to the aggregate Term Loan B Commitments MULTIPLIED by (i) one-half of one percent (.50%) per annum for the first thirty
(30) days of the Term Loan B Availability Period, and (ii) one and one-half percent (1.50%) per annum for the remaining Term Loan B Availability Period. The Term Loan B Commitment Fee shall be payable in arrears on the first day of each calendar month following the Term Loan B Availability Date and at the earlier of
(a) the end of the Term Loan B Availability Period, or (b) the Term Loan B Funding Date. In the event that Term Loan B is not funded during the Term Loan B Availability Period, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available to the Borrower under Term Loan B, an amount equal to the aggregate Term Loan B Commitments MULTIPLIED by (i) three percent (3%) if the Term Loan B Availability Period ends during the first Loan year, (ii) two percent (2%) if the Term Loan B Availability Period ends during the second Loan Year, and (iii) one

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



percent (1%) if the Term Loan B Availability Period ends during the third Loan Year. Notwithstanding the foregoing, no fees with respect to Term Loan B shall be payable by the Borrower if the Term Loan B Availability Date does not occur.

                  2.14 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENT AND REVOLVING LOAN COMMITMENT REDUCTION. The Agent will notify each Lender of the contents of each Revolving Loan Commitment reduction notice, Borrowing Notice and prepayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each LIBOR Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Base Rate.

                  2.15 OTHER FEES, COSTS AND EXPENSES. The Borrower shall pay to the Agent on demand all fees, costs and expenses incurred by the Agent in connection with any matters contemplated by or arising out of this Agreement or any other Financing Agreement (which fees, costs and expenses shall be part of the Obligations and secured by the Collateral) including, without limitation:
(i) following the occurrence of an Event of Default in verifying or inspecting the Accounts or the Inventory or the Borrower's records with respect thereto;
(ii) in connection with opening and maintaining the Blocked Accounts and depositing for collection any check or item of payment received by and/or delivered to any Collecting Bank or the Agent or any Lender on account of the Obligations; (iii) arising out of the Agent's indemnification of any Collecting Bank against damages incurred by such Collecting Bank in the operation of a Blocked Account; (iv) in connection with the Agent's forwarding to the Borrower the proceeds of loans or advances hereunder including, without limitation, transfer fees; (v) in connection with the negotiation, preparation, review, execution, delivery and ongoing administration of the Financing Agreements and all amendments, modifications and waivers with respect hereto or with respect to the other Financing Agreements including, without limitation, search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses; filing and recording fees; fees, costs and expenses of the Agent's attorneys and paralegals and all Taxes payable in connection with this Agreement or the other Financing Agreements, whether such fees, costs and expenses are incurred prior to, on or after the Closing Date; (vi) in connection with any documentation, negotiation, review or closing with respect to any subordinated indebtedness, including, without limitation, the fees, costs and expenses of the Agent's attorneys and paralegals; and (vii) arising from the Agent's employment of counsel or otherwise in connection with protecting, perfecting or preserving the Agent's Liens in the Collateral in accordance with SUBSECTION 10.2 or in connection with any refinancing or restructuring of the credit arrangements provided under the Financing Agreements, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings, or in connection with any other matters contemplated by or arising out of this Agreement or the other Financing Agreements. Any portion of the foregoing fees, costs and

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



expenses which remains unpaid ten (10) days following the Agent's statement and request for payment thereof shall bear interest from the date of such statement and request for payment at the Default Rate.

                  2.16 LOAN ACCOUNT. The Agent shall maintain a loan account ("Loan Account") on its books in which shall be recorded (i) all Loans and advances made to the Borrower pursuant to this Agreement, (ii) the issuance of all Lender Guaranties, (iii) all payments made by the Borrower on all such Loans and advances and (iv) all other appropriate debits and credits as provided in this Agreement including, without limitation, all fees, charges, expenses and interest. All entries in the Loan Account shall be made in accordance with the Agent's customary accounting practices as in effect from time to time. The Borrower shall pay the Obligations reflected as owing by it under the Loan Account and all other Obligations hereunder as such amounts become due or are declared due pursuant to the terms of this Agreement. So long as a Default or an Event of Default shall have occurred and be continuing, the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Agent or any Lender from or on behalf of the Borrower, and the Borrower does hereby irrevocably agree that each Lender shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Obligations in such manner as such Lender may deem advisable notwithstanding any previous entry by the Agent upon the Loan Account or by the Agent or such Lender on any other books and records.

                  Notwithstanding a termination of this Agreement in accordance with SUBSECTION 2.8 or 9.1, the Borrower expressly agrees that to the extent the Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other Person under any bankruptcy law, other state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

                  2.17 STATEMENTS. All advances to the Borrower, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by the Agent in the Loan Account and in the Agent's books and records showing the date, amount and reason for each such debit or credit. Until such time as the Agent shall have rendered to the Borrower written statements of account as provided herein, the balance in the Borrower's Loan Account, as set forth on the Agent's most recent printout or other written statement, shall be rebuttably presumptive evidence of the amounts due and owing to each Lender by the Borrower; PROVIDED that any failure to so record or any error in so recording shall not limit

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



or otherwise affect the Borrower's obligations to pay the Obligations. Not more than twenty (20) days after the last day of each calendar month, the Agent shall render to the Borrower a statement setting forth the principal balance of the Borrower's Loan Account and the calculation of interest due thereon. Each such statement shall be subject to subsequent adjustment by the Agent but shall, absent manifest errors or omissions, be presumed correct and binding upon the Borrower, and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from the Agent, the Borrower shall deliver to the Agent by registered or certified mail written objection thereto specifying the error or errors, if any, contained in such statement. In the absence of a written objection delivered to the Agent as set forth in this SUBSECTION 2.17, the Agent's statement of the Borrower's Loan Account shall be conclusive evidence of the amount of the Obligations.

                  2.18 PAYMENT DATES. Interest shall be payable on Base Rate Loans in arrears on the first day of each calendar month for all periods ending prior to such month for which such Loans are or, in the case of a Base Rate Loan converted to a LIBOR Rate Loan during the prior month, were outstanding. Interest shall be payable on LIBOR Rate Loans at the end of each Interest Period. Any payment due hereunder on any day other than a Business Day shall be due on the next succeeding Business Day, and if such payment shall bear interest in accordance herewith, interest shall accrue to the date of payment.

                  2.19 LENDER GUARANTY FEES. The Borrower shall pay to the Agent, for the benefit of the Lenders, fees for any Lender Guaranty ("Lender Guaranty Fees") for the period from and including the date of issuance of such Lender Guaranty to and excluding the date of expiration or termination of such Lender Guaranty, equal to the daily average amount of the Lender Guaranty Liability MULTIPLIED by the Applicable Margin from time to time in effect per annum, payable monthly in arrears on the first day of the month following the date of issuance of any such Lender Guaranty and the first day of each month thereafter. The Borrower shall also reimburse the Agent and each Lender for any and all fees and expenses paid to the Issuing Bank.

                  2.20     OTHER LENDER GUARANTY PROVISIONS.

                  (a) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the Agent and each Lender for payments made under any Lender Guaranty shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

                           (i)      any lack of validity or enforceability of
any Lender Guaranty or any other agreement;

                      (ii) the existence of any claim, set-off, defense or other right which the Borrower, any of its Affiliates or the Agent or any Lender may have at any time against a beneficiary or any transferee of any Lender Guaranty (or any Persons for whom any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including, without limitation, any underlying transaction between the Borrower or any of their Affiliates and the beneficiary for which such Lender Guaranty was procured);

                     (iii) any draft, demand, certificate or any other document presented under any Lender Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                      (iv) payment by the Agent or any Lender under any Lender Guaranty against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Lender Guaranty; PROVIDED that, in the case of any payment by the Agent or any Lender under such Lender Guaranty, such Person has not acted with gross negligence or willful misconduct as determined by a final judgment, not subject to review on appeal, of a court of competent jurisdiction in determining that the demand for payment under any Lender Guaranty complies on its face with any applicable requirements for a demand for payment under such Lender Guaranty;

                           (v)      any other circumstance or happening
         whatsoever, which is similar to any of the foregoing; or

                      (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  (b) INDEMNIFICATION; NATURE OF THE AGENT'S DUTIES. In addition to amounts payable as elsewhere provided in this Agreement, the Borrower hereby agrees to protect, indemnify, pay and hold the Agent and each Lender harmless from and against any and all claims, suits, demands, liabilities, damages, losses, costs, charges and expenses (including, without limitation, reasonable attorneys' fees and allocated costs of internal counsel) which the Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (1) the issuance of any Lender Guaranty other than as a result of the gross negligence or willful misconduct of such Person as determined by a final order, not subject to review on appeal, of a court of competent jurisdiction, or (2) the failure of the Agent or any Lender to honor a demand for payment under any Lender Guaranty as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority.

                  As among the Agent, the Lenders and the Borrower, the Borrower assumes all risks of the acts and omissions of, or misuse of any Lender Guaranty by, beneficiaries thereof. In furtherance and not in limitation of the foregoing, neither the Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any Person in connection with the application for and issuance of any Lender Guaranty, even if it should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Guaranty or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Lender Guaranty to comply fully with conditions required in order to demand payment under such Lender Guaranty; PROVIDED that, in the case of any payment by the Agent or any Lender under any Lender Guaranty, such Person has not acted with gross negligence or willful misconduct, as determined by a final judgment, not subject to review on appeal, of a court of competent jurisdiction, in determining that the demand for payment under any Lender Guaranty complies on its face with any applicable requirements for a demand for payment under such Lender Guaranty; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph or otherwise; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Lender Guaranty or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Lender Guaranty; and
(viii) for any consequences arising from causes beyond the control of the Agent or the Lenders, including, without limitation, any act or omission, whether rightful or wrongful, of any Governmental Authority. None of the above shall affect, impair, or prevent the vesting of any of the Agent's or any Lender's rights or powers hereunder.

                  In furtherance and extension of, and not in limitation of, the specific provisions hereinabove set forth, the Borrower hereby agrees that any action taken or omitted by the Agent or any Lender under or in connection with any Lender Guaranty, or the Collateral relating thereto, if taken or omitted in good faith, or any action taken by any Issuing Bank, shall be binding on the Borrower and shall not impose any resulting liability on the Agent or any Lender.

                  2.21     TAXES; CHANGES IN LAW.

                  (a) Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all present and future Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, then (i) the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, the Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made and (ii) the Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. The Borrower hereby indemnifies and agrees to hold the Agent and each Lender harmless from and against all Taxes.

                  (b) In the event that, subsequent to the Closing Date, or, in the case of a Participant assigned an interest in or sold a participation in the Loans pursuant to SUBSECTION 11.1, subsequent to the date of such assignment or sale, (a) any change in any existing law, regulation, rule, guideline, treaty or directive or in the interpretation or application thereof (including, without limitation, any change resulting from the implementation of risk based capital guidelines), (b) any new law, regulation, rule, guideline, treaty or directive enacted or any interpretation or application thereof or (c) compliance by any Lender with any request or directive (whether or not having the force of law and including by way of withdrawal or termination of any previously available exemption) from any central bank, governmental authority, agency or instrumentality (including, without limitation, any request or directive regarding capital adequacy)

                           (i) does or shall subject any Lender or such
                  Participant to any Taxes with respect to this Agreement, the other Financing Agreements or any Loans made hereunder, or change the basis of taxation of payments to any Lender or such Participant of principal, commitment, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender or such Participant); or

                      (ii) does or shall impose on any Lender or such
                  Participant any other condition or increased cost in connection with the transactions contemplated hereby or participation herein; or

                     (iii) affects the amount of any reserve, special deposit,
                  capital adequacy, assessment or similar charge (other than reserves and assessments taken into account in determining the LIBOR Rate) required or expected to be maintained by any Lender or such Participant or any corporation controlling such Lender or such Participant and such Lender or such Participant determines that such amount required or expected is increased by or based upon the existence of this Agreement or its Loans hereunder, and the result of any of the foregoing is to increase the cost to such Lender or such Participant of making or continuing any Loan hereunder or selling any participation therein or assigning any of its Commitments to make Loans hereunder, as the case may be, or to reduce any amount receivable thereunder, then, in any such case, the Borrower shall within fifteen (15) days after written demand pay to such Lender or such Participant any additional amounts which are necessary to compensate such Lender or such Participant for such additional cost or reduced amount receivable which such Lender or such Participant reasonably deems to be material as determined by such Lender or such Participant with respect to this Agreement, the other Financing Agreements or the Loans made hereunder. If such Lender or Participant becomes entitled to claim any additional amounts pursuant to this SUBSECTION 2.21, it shall promptly notify the Borrower in writing of the event by reason of which such Lender or Participant has become so entitled. A certificate as to any additional amounts payable pursuant to this SUBSECTION
2.21 submitted by such Lender or Participant to the Borrower shall be presumed correct in the absence of manifest error.

                  2.22 SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

                  (a) As soon as practicable after 11:00 a.m. (Chicago time) on each LIBOR Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

                  (b) If on any LIBOR Rate Determination Date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties) that:

                           (i) adequate and fair means do not exist for
                  ascertaining the applicable interest rate by reference to the LIBOR Rate with respect to the LIBOR Rate Loans as to which an interest rate determination is then being made; or

                      (ii) the LIBOR Rate does not accurately or fairly
                  represent the effective pricing to such Lender for dollar deposits of comparable amounts for the relevant period; or

                     (iii) deposits of a type and maturity appropriate to
                  match fund LIBOR Rate Loans are not available; or

                      (iv) maintenance of LIBOR Rate Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law;

then, and in any such event, such Lender shall, promptly after being notified of a borrowing, conversion or continuation, give notice (by telephone confirmed in writing) to the Borrower and the Agent (which notice the Agent shall promptly transmit to each other Lender) of such determination, and the Agent shall suspend the availability of LIBOR Rate Loans and require any LIBOR Rate Loans to be repaid and Borrower shall repay or prepay the LIBOR Rate Loans, together with all interest accrued thereon.

                  (c) The Borrower shall indemnify the Agent and each Lender, upon written request (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be presumed correct and binding upon all parties hereto), for losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by it in connection with the liquidation or re-employment of funds acquired to fund or maintain LIBOR Rate Loans), that such Person may sustain:
(i) if for any reason (other than a default by the Lenders) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Borrowing Notice, a Conversion/Continuation Notice or a request by telephone or telecopy for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to SUBSECTION 2.6(E) OR 2.6(F); (ii) if any prepayment of any of its LIBOR Rate Loans occurs on a date that is not the last day of the Interest Period applicable to that Loan whether because of acceleration, prepayment or otherwise (unless such prepayment is required pursuant to the provisions of SUBSECTION 2.22(B)); (iii) if any of its LIBOR Rate Loans are not paid on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of any other default by the Borrower to repay its LIBOR Rate Loans when required by the terms of this Agreement; PROVIDED that during the period while any such amounts have not been paid, the Lenders shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan. The provisions of this SUBSECTION 2.22(C) shall survive the termination of this Agreement, the repayment of the Loans and the discharge of the Borrower's other Obligations hereunder.

                  (d) Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of, any of its domestic or foreign branch offices or the office of an affiliate of such Lender.

                  (e) Calculation of all amounts payable to a Lender under SUBSECTION 2.22(B) or 2.22(C) shall be made as though each Lender had actually funded its relevant LIBOR Rate Loan through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; PROVIDED that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this SUBSECTION 2.22.

                  3.       REPORTING AND ELIGIBILITY REQUIREMENTS.

                  3.1 REPORTS REGARDING COLLATERAL. The Borrower shall submit to the Agent and each Lender, not later than the fourth (4th) day of each week, a weekly report ("Weekly Report"), accompanied by a certificate in the form attached as EXHIBIT 3.1, which shall be signed by an Authorized Officer. The Weekly Report (including the initial Weekly Report) shall be in form and substance satisfactory to the Required Lenders and shall include, as of the last Business Day of the preceding week (i) an Accounts Trial Balance, (ii) a payables report in a form satisfactory to the Agent, and (iii) a written report reflecting activity for the period since the date of the preceding Weekly Report describing, in form and substance satisfactory to the Agent, all Eligible Accounts and ineligible Accounts created or acquired by the Borrower subsequent to the immediately preceding Weekly Report. In addition, the Borrower shall provide the Agent and each Lender, not later than the twentieth (20th) day of each month, a monthly report ("Monthly Report"), accompanied by a certificate in the form attached as EXHIBIT 3.1, which shall be signed by an Authorized Officer. The Monthly Report shall be in form and substance satisfactory to the Agent and shall include, as of the last Business Day of the preceding month (and with respect to the initial Monthly Report as of a Date not more than two (2) Business Days prior to the Closing Date) a schedule of Inventory owned by the Borrower and in the Borrower's possession valued at the lower of cost or market on a FIFO basis. The Borrower shall also provide in all Monthly Reports a written report regarding the Borrower's most recent monthly physical inventory count in form and substance satisfactory to the Agent including, without limitation, all back-up materials related thereto; PROVIDED that, upon the establishment by the Borrower of a perpetual inventory system, the Lenders reserve the right to require the Borrower to provide more detailed information on the Inventory. The Borrower shall furnish copies of any other reports or information, in a form and with such specificity as is satisfactory to the Required Lenders, concerning Accounts included, described or referred to in the Monthly Reports and any other documents in connection therewith requested by the Required Lenders including, without limitation, but only if specifically requested by the Required Lenders, copies of all invoices prepared in connection with such Accounts. The Monthly Reports shall also include, in form satisfactory to the Agent all credit memoranda issued by the Borrower (the Borrower shall issue such credit memoranda in accordance with its current practice and without delay, but in any event within three (3) Business Days of receipt of notice of a dispute with respect to an Account) and information on all amounts collected by the Borrower on Accounts subsequent to the immediately preceding Monthly Report. The Monthly Reports shall contain such additional information as the Agent may require.

                  3.2 ELIGIBLE ACCOUNTS. "Eligible Accounts" shall mean all Accounts other than the following: (i) Accounts which remain unpaid as of ninety (90) days after the date of the original invoice with respect thereto; (ii) all Accounts owing by a single Account Debtor, including a currently scheduled Account, if fifty percent (50%) or more of the balance owing by such Account Debtor is ineligible by reason of the criterion set forth in clause (i) of this SUBSECTION 3.2; (iii) Accounts with respect to which the Account Debtor is an Affiliate of the Borrower or a director, officer or employee of the Borrower or its Affiliates; (iv) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality or prime contractor thereof (other than military commissaries) unless the Borrower has complied in a manner satisfactory to the Agent with the Federal Assignment of Claims Act of 1940, as amended, relative to the assignment of such Accounts; (v) Accounts with respect to which the Account Debtor is not a resident of the United States unless the Account Debtor has (A) supplied the Borrower with an irrevocable letter of credit, issued by a financial institution satisfactory to the Required Lenders, or (B) obtained foreign credit insurance, in each case in an amount sufficient to cover such Account in form and substance satisfactory to the Agent and without right of setoff and the Account is payable in full in United States dollars; (vi) Accounts arising with respect to goods which have not been shipped and delivered to and accepted as satisfactory by the Account Debtor or arising with respect to services which have not been fully performed and accepted as satisfactory by the Account Debtor; (vii) Accounts for which the prospect of payment in full or performance in a timely manner by the Account Debtor is or is likely to become impaired as determined by the Agent in the exercise of its discretion; (viii) Accounts which are not invoiced (and dated as of the date of such invoice) and sent to the Account Debtor within five
(5) days after delivery of the underlying goods to or performance of the underlying services for the Account Debtor; (ix) Accounts with respect to which the Agent, on behalf of the Lenders, does not have a first and valid fully perfected Lien free and clear of any other Lien whatsoever; (x) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (xi) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a guaranteed sale, bill-and-hold, sale-or-return, sale on approval (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis of the quality of such Inventory) or consignment basis; (xii) Accounts to the extent that the Account Debtor's indebtedness to the Borrower exceeds a credit limit determined by the Agent in the Agent's discretion following ten (10) Business Days' prior written notice of such credit limit from the Agent to the Borrower; (xiii) Accounts with respect to which any disclosure is required in accordance with SUBSECTION 3.3; (xv) contra Accounts to the extent of the amount of the accounts payable (including, without limitation, accrued Slotting Fee Payments) owed by the Borrower to the Account Debtor; (xvi) Accounts with respect to which the Account Debtor is located in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing unless the Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency in such state for the then current year; (xvii) Accounts evidenced by chattel paper or any instrument of any kind, to the extent possession of such chattel paper or instrument is not granted to the Agent, for the benefit of the Lenders; and (xviii) Accounts which the Agent determines in good faith to be unacceptable. In the event that a previously scheduled Eligible Account ceases to be an Eligible Account under the above described criteria, the Borrower shall notify the Agent thereof.

                  3.3 ACCOUNT WARRANTIES. With respect to Accounts scheduled, listed or referred to on the initial Accounts Trial Balance (included in the initial Weekly Report in form and substance satisfactory to the Agent) or on any subsequent Accounts Trial Balance or Monthly Report, the Borrower represents and warrants to the Agent and each Lender that, except as disclosed in the applicable Accounts Trial Balance or Monthly Report: (i) the Accounts represent bona fide sales of Inventory or the provision of services to customers in the ordinary course of business completed in accordance with the terms and provisions contained in the documents available to the Agent and each Lender with respect thereto and are not evidenced by a judgment, instrument or chattel paper; (ii) the amounts shown on the applicable Accounts Trial Balance and on the Borrower's books and records and all invoices and statements which may be delivered to the Agent or any Lender with respect thereto are actually and absolutely owing to the Borrower and are not in any way contingent; (iii) no payments have been or shall be made thereon except payments immediately delivered to a Blocked Account pursuant to this Agreement; (iv) there are no setoffs, claims or disputes existing or asserted with respect thereto and the Borrower has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by the Borrower in the ordinary course of its business for prompt payment and which discount and allowance is reflected in the calculation of the face amount of each invoice related to such account; (v) to the best of the Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the respective Accounts Trial Balances or Monthly Reports, the Borrower's books and records and all invoices and statements delivered to the Agent or any Lender with respect thereto; (vi) to the best of the Borrower's knowledge, all Account Debtors have the capacity to contract and are solvent; (vii) the Borrower has received no notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in

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such Account Debtor's financial condition; (viii) the Borrower has no knowledge that any Account Debtor is unable generally to pay its debts as they become due;
(ix) the Accounts do not arise from the sale of Inventory produced in violation of the Fair Labor Standards Act so as to be subject to the so-called "hot goods" provision contained in Title 29 U.S.C., Section 215(a)(1); (x) the services furnished and/or goods sold giving rise thereto are not subject to any Lien except that of the Agent; (xi) the goods, the sale of which gave rise to the Account, are not, and will not at the time of sale thereof, subject to any Lien except that of the Agent, for the benefit of the Lenders; (xii) the Accounts have not been pledged or sold to any Person or otherwise encumbered and the Borrower is the owner of the Accounts free and clear of any Lien except that of the Agent, for the benefit of the Lenders; and (xiii) with respect to Accounts for which the Account Debtor is located in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, the Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed all required Notice of Business Activities Reports or comparable filings with the applicable governmental agency or authority.

                  3.4 VERIFICATION OF ACCOUNTS. The Agent shall have the right, at any time or times hereafter, in the name of the Borrower or a nominee of the Agent, or during the pendency of an Event of Default, in the Agent's name, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, or in person.

                  3.5 COLLECTION OF ACCOUNTS AND PAYMENTS. On or prior to the Closing Date, the Borrower shall establish lock box accounts (the "Blocked Accounts") in the Borrower's name with such banks as are acceptable to the Agent ("Collecting Banks") and enter into blocked account agreements among the Borrower, the Agent and each Collecting Bank (the "Blocked Account Agreements"). All Account Debtors shall directly remit all payments on Accounts into a Blocked Account and the Borrower will immediately deposit all cash payments made for Inventory or other cash payments constituting proceeds of Collateral into a Blocked Account in the identical form in which such payment was made, whether by cash or check. On or prior to the Closing Date, the Borrower shall notify in writing each of the existing Account Debtors of the name and address of the Blocked Account to which each such Account Debtor shall be directed to remit all payments on its Accounts. In addition, the Agent shall, on or prior to the Closing Date, establish a depository account at each Collecting Bank or at a centrally located bank (the "Depository Account"). Each Blocked Account Agreement shall provide, among other things, that (i) all items of payment deposited in each Blocked Account are held by such Collecting Bank as agent and bailee-in-possession for the Agent, (ii) the Collecting Bank has no rights of setoff or recoupment or any other claim against such Blocked Account, other than for payment of its service fees or other charges directly related to the

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administration of such Blocked Account and for returned checks or other items of payment, (iii) unless and until the Agent shall have given such Collecting Bank a Redirection Notice (as such term is defined below), such Collecting Bank agrees to forward all amounts received in such Blocked Account to such accounts or for such uses as the Borrower may from time to time instruct, and (iv) at all times following delivery of notice by the Agent to such Collecting Bank to do so (a "Redirection Notice"), such Collecting Bank agrees to immediately forward all amounts received in such Blocked Account to the Depository Account through daily sweeps from the Blocked Account into the Depository Account in accordance with the terms of the applicable Blocked Account Agreement. The Agent shall not be entitled to deliver a Redirection Notice to any Collecting Bank until the occurrence of a Default or an Event of Default. The Borrower hereby agrees that all payments received by the Agent, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by the Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of the Agent, for the benefit of the Lenders. The Borrower shall irrevocably instruct each Collecting Bank that, upon receipt of a Redirection Notice, each Collecting Bank shall promptly transfer all payments or deposits to the Blocked Accounts into the Agent's Depository Account in accordance with the terms of the applicable Blocked
Account Agreement. The Borrower, and any of its Affiliates, employees, agents or other Persons acting for or in concert with the Borrower, shall, acting as trustee for the Agent, receive, as the sole and exclusive property of the Agent, for the benefit of the Lenders, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of the Borrower or any Affiliates, employees, agents or other Persons acting for or in concert with the Borrower, and immediately upon receipt thereof, the Borrower or such Persons shall remit the same or cause the same to be deposited, in kind, into a Blocked Account or, at the direction of the Agent, shall remit the same, or cause the same to be remitted, in kind, to the Agent at the Agent's address set forth in SUBSECTION 10.13.

                  3.6 APPOINTMENT OF THE AGENT AS BORROWER'S ATTORNEY-IN-FACT. The Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent) the Borrower's true and lawful agent and attorney-in-fact (which appointment shall for all purposes be deemed to be coupled with an interest and shall be irrevocable for so long as any Obligations are outstanding), and authorizes the Agent, in the Borrower's or the Agent's name, without notice to the Borrower, to: (A) following the occurrence of an Event of Default (i) demand payment of Accounts, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of the Borrower's rights and remedies with respect to the collection of the Collateral or any legal proceedings brought to collect an Account, (iv) sell or assign any Collateral upon such terms, for such amount

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and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew any Collateral, (vi) discharge and release any Account, (vii) prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or other similar document against an Account Debtor or on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral, (viii) notify the postal authorities of any change of the address for delivery of the Borrower's mail to an address designated by the Agent, and receive, open and dispose of all mail addressed to the Borrower, (ix) take control in any manner of any item of payment or proceeds of any Account, (x) have access to any lockbox or postal box into which the Borrower's mail is deposited, (xi) endorse the Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Agent's account on account of the Borrower's Obligations, (xii) endorse the Borrower's name upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or any goods pertaining thereto, and (xiii) do all acts and things which are necessary, in the Agent's sole discretion, to fulfill the Borrower's Obligations under the Financing Agreements; and (B) at any time, to (i) execute in the Borrower's name and on the Borrower's behalf any financing statements or amendments thereto, (ii) endorse the Borrower's name on any verification of Accounts and notices thereof to Account Debtors, (iii) use the information recorded or contained in any data processing equipment and computer hardware and software relating to the Accounts and any other Collateral, and (iv) communicate with the Borrower's independent certified public accountants.

                  3.7 ACCOUNT RECORDS. The Borrower shall at all times hereafter maintain a record of Accounts, keeping correct and accurate records itemizing and describing the names and addresses of Account Debtors, relevant invoice numbers, shipping dates and due dates, collection histories, and Accounts agings, all of which records shall be available during the Borrower's usual business hours at the request of any of the Agent's officers, employees or agents. The Borrower shall cooperate fully with the Agent and its agents who shall have the right at any time or times to inspect the Accounts and the records with respect thereto. The Borrower shall conduct a review of its bad debt reserves and collection histories at least once each year and promptly following such review shall supply the Agent with a report in a form and with such specificity as may be satisfactory to the Agent concerning such review of the Accounts.

                  3.8 INSTRUMENTS AND CHATTEL PAPER. Upon the request of the Required Lenders and at all times after the occurrence of a Default or Event of Default, the Borrower shall immediately upon the receipt thereof deliver or cause to be delivered to the Agent, with appropriate endorsement and assignment to vest title, with full recourse to the Borrower, and possession in the Agent, on

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behalf of the Lenders, all instruments and chattel paper which the Borrower now owns or may at any time or times hereafter acquire.

                  3.9 NOTICE TO ACCOUNT DEBTORS. The Agent may, in its sole discretion, at any time or times, after the occurrence of an Event of Default and without prior notice to the Borrower, notify any or all Account Debtors that the Accounts have been assigned to the Agent, for the benefit of the Lenders, and that the Agent has a Lien therein. After the occurrence of an Event of Default, the Agent may direct or, at the request of the Agent, the Borrower shall direct, any or all Account Debtors to make all payments upon the Accounts directly to the Agent. The Agent shall furnish the Borrower with a copy of any such notice.

                  3.10 ELIGIBLE INVENTORY. "Eligible Inventory" shall consist of all of the Inventory, except the following: (i) Inventory which is damaged, obsolete, not in good condition, or not either currently usable or currently saleable in the ordinary course of the Borrower's business as determined by the Agent; (ii) Inventory which the Agent determines, or which in accordance with the Borrower's customary business practices, is unacceptable due to age, type, category and/or quantity, including, without limitation, any Inventory which is in excess of a one (1) year's supply or is otherwise slow-moving; (iii) Inventory with respect to which the Agent does not have a first and valid, fully perfected Lien; (iv) Inventory consisting of cream, film, boxes, packaging or supplies or rework coffee; (v) Inventory in the possession of the Borrower but not owned by the Borrower; (vi) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29 U.S.C. ss.215(a)(1); (vii) Inventory with respect to which any disclosure is required in the applicable Monthly Report in accordance with SUBSECTION 3.11; (viii) Inventory which is located at a place other than the collateral locations of the Borrower listed on EXHIBIT 8.6; provided that, subject to SUBSECTION 7.9, in the case of leased locations listed on EXHIBIT 8.6, no Inventory located at any such location shall be "Eligible Inventory" until the applicable landlord has executed a lien waiver in form and substance satisfactory to the Agent) including, without limitation, Inventory in transit;
(ix) Inventory consisting of finished goods which do not meet the specifications of the purchase order for which such Inventory was produced; and (x) Inventory which fails to meet the standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, its use and/or sale. In the event that Inventory previously scheduled in a Monthly Report ceases to be Eligible Inventory, the Borrower shall notify the Agent thereof immediately.

                  3.11 INVENTORY WARRANTIES. With respect to Inventory scheduled, listed or referred to in any Monthly Report, the Borrower represents and warrants that, except as disclosed in such Monthly Reports (i) such Inventory is located at one of the Facilities or warehouses set forth on EXHIBIT 8.6, (ii) the

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Borrower has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or document whatsoever except for the prior, first perfected Lien granted to the Agent hereunder, (iii) such Inventory is of good and merchantable quality, free from any defects and is not goods returned to the Borrower by or repossessed from an Account Debtor or goods taken in trade, (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, tradename or copyright agreements with any third parties, (v) the completion of manufacture, sale or other disposition of such Inventory by the Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Borrower is a party or to which the Inventory is subject, and (vi) no Inventory has been produced in violation of the Fair Labor Standards Act so as to be subject to the so-called "hot goods" provision contained in Title 29 U.S.C., Section 215(a)(1).

                  3.12 INVENTORY RECORDS. The Borrower shall at all times hereafter maintain correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and of Eligible Inventory, the Borrower's cost therefor and daily withdrawals therefrom and additions thereto, and the locations of all Inventory in the possession of bailees, all of which records shall be available during the Borrower's usual business hours at the request of any of the Agent's officers, employees or agents. The Borrower shall cooperate fully with the Agent and its agents who shall have the right at any time or times to inspect the Inventory and the records with respect thereto. On or before June 30, 1997, the Borrower shall establish a perpetual inventory system. Until the establishment of the perpetual inventory system, the Borrower shall conduct a physical count of the Inventory at least once each month. After the Borrower has established a perpetual inventory system, the Borrower shall conduct a physical count of the Inventory at least once each year and promptly following such physical inventory shall supply the Agent with a report in form and substance satisfactory to the Agent concerning such physical count of the Inventory, and shall furnish to the Agent, at the Agent's request, such other documents and reports with respect to the Inventory.

                  3.13 SAFEKEEPING OF INVENTORY AND INVENTORY COVENANTS. Neither the Agent nor any Lender shall be responsible for any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. Subject to SUBSECTION 10.4, as between the Borrower and the Agent and each Lender, all responsibility for the safekeeping of the Inventory and all risk of loss, spoilage, damage, destruction or diminution in value of the Inventory shall be borne by the Borrower. No Inventory is or shall be at any time or times hereafter kept on the premises of or stored with a bailee, warehouseman, consignee or similar third party without the Agent's prior written consent and unless the Agent shall have received warehouse receipts or bailee letters or such other documents,

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agreements and financing statements satisfactory to the Agent prior to the commencement of such Person's possession or storage. The Borrower shall not sell any Inventory to any customer on approval or on any other basis which entitles the customer to return, or which may obligate the Borrower to repurchase, such Inventory.

                  3.14 EQUIPMENT WARRANTIES. With respect to the Equipment, the Borrower represents and warrants to the Agent and the Lenders that: (i) the Borrower has good, indefeasible and merchantable title to the Equipment; (ii) the Equipment is located only on the premises listed on EXHIBIT 3.14; (iii) the Equipment is not subject to any Lien whatsoever except for the Lien granted to the Agent, for the benefit of the Lenders, hereunder and except as disclosed in
EXHIBIT 6.5; (iv) the Equipment is in good condition and repair (ordinary wear and tear excepted) and is currently used or usable in the Borrower's business; and (v) except as described in EXHIBIT 3.14, none of the Equipment used in the conduct of the Borrower's business is leased.

                  3.15 EQUIPMENT RECORDS. The Borrower shall at all times hereafter keep complete and accurate records itemizing and describing the kind, type and age of Equipment, and the Borrower's cost therefor and accumulated depreciation thereon and acquisitions, retirements, sales, or other dispositions thereof, all of which records shall be available during the Borrower's usual business hours on demand to any of the Agent's officers, employees or agents.

                  3.16 MAINTENANCE OF EQUIPMENT. The Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. The Borrower shall not permit any item of Equipment to become a fixture to real property or an accession to other personal property. The Borrower shall not permit the Equipment to be operated or maintained in violation of any applicable law, statute, rule or regulation. In addition, with respect to all items of leased equipment, the Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.

                  3.17 REAL ESTATE. EXHIBIT 3.17 describes all Real Estate or interests in Real Estate owned or leased by the Borrower. Except as disclosed on
EXHIBIT 3.17, the Borrower represents and warrants to the Agent and the Lenders that the Borrower has good, indefeasible and merchantable title to and ownership of, or a valid leasehold interest in, each parcel of Real Estate described in
EXHIBIT 3.17, free and clear of all Liens, except Liens in favor of the Agent, for the benefit of the Lenders, and the Permitted Liens. Except as disclosed on
EXHIBIT 3.17, the Borrower further represents and warrants to the Agent and the Lenders that no parcel of Real Estate is subject to any boundary or encroachment dispute,

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special assessment, condemnation or eminent domain proceeding, restrictive covenant, zoning or building code violation or any other dispute, assessment, claim or violation of law which might restrict or interfere with the Borrower's use of such parcel of Real Estate in the ordinary course of the Borrower's business or which might have a Material Adverse Effect. Except as disclosed on
EXHIBIT 3.17, the Borrower does not own any other real property or use or occupy any real property that it leases from any other Person.

                  3.18 MAINTENANCE OF REAL ESTATE. The Borrower shall keep and maintain the Real Estate and all improvements thereon in good condition and repair and shall maintain the value and utility thereof and shall maintain such Real Estate in conformity with all applicable building and zoning codes and other applicable laws, statutes, rules and regulations. The Borrower shall maintain its leased real property in the same manner as its owned Real Estate, and comply with the terms of its leases of such real property, in accordance with the applicable leases.

                  3.19 INTELLECTUAL PROPERTY AND GENERAL INTANGIBLES. Except as disclosed on EXHIBIT 3.19, the Borrower is the owner of all the Intellectual Property and General Intangibles free and clear of all Liens other than Liens in favor of the Agent, for the benefit of the Lenders and (ii) Permitted Liens. The Borrower shall maintain complete and accurate records with respect to its Intellectual Property and General Intangibles and shall defend such Intellectual Property and General Intangibles against infringement, interference, opposition or similar actions or challenges and shall maintain and preserve all of its rights with respect thereto.

                  4.       CONDITIONS TO ADVANCES.

                  4.1 CONDITIONS TO ALL ADVANCES. In addition to those conditions set forth in SUBSECTIONS 4.2 and 4.3, the issuance of a Lender Guaranty under the Revolving Loan and the funding of the other Loans shall be conditioned upon the matters set forth in this SUBSECTION 4.1:

                  (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Borrower contained herein or in any other Financing Agreement shall be true and correct in all material respects on and as of the date of such advance as if made on such date, except to the extent that any such representation or warranty expressly relates to an earlier date.

                  (b) BORROWER'S REQUEST. The Agent shall receive (i) a Notice of Borrowing or a Conversion/Continuation Notice on or prior to the date required by the terms of the Agreement with respect to any Loan, (ii) at least fifteen (15) Business Days' prior notice of the issuance of a Lender Guaranty,
(iii) a Weekly Report or Monthly Report, as applicable, from the Borrower in accordance with the

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terms of this Agreement and (iv) all other documents required to have been delivered to the Agent hereunder prior to such date.

                  (c) FINANCIAL CONDITION. As determined by the Required Lenders in their reasonable discretion, no Material Adverse Effect shall have occurred at any time or times subsequent to the most recent annual financial statements provided pursuant to SUBSECTION 7.1(II).

                  (d) NO DEFAULT. As determined by the Required Lenders, neither a Default nor an Event of Default shall have occurred and be continuing or will result from such advance.

                  (e) NO LITIGATION. (i) No Litigation shall be pending or threatened against the Borrower or any officer, director, or executive of the Borrower (A) in connection with this Agreement or the other Financing Agreements or (B) other than as disclosed on EXHIBIT 6.14, which, if adversely determined, would have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to the Borrower shall have been issued or threatened by any Governmental Authority.

                  (f) OTHER REQUIREMENTS. The Agent shall have received, in form and substance satisfactory to the Agent, all certificates, orders, authorizations, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder, or which the Agent may at any time reasonably request. All legal matters incident to the making of the advance of funds or the issuance of the Lender Guaranty shall be satisfactory to the Agent and its counsel.

                  Each request and acceptance by the Borrower of the proceeds of any advance under the Revolving Loan and the request by the Borrower for the incurrence by the Lenders of any Lender Guaranty Liability shall constitute a representation and warranty by the Borrower that the conditions contained in SUBSECTIONS 4.1(A), 4.1(D), and 4.1(E) have been satisfied.

                  4.2 CONDITIONS TO INITIAL ADVANCE. In addition to those conditions set forth in SUBSECTION 4.1 with respect to all advances or issuances of Lender Guaranties hereunder, the making of the initial advance of funds under the Revolving Loan and the funding of Term Loan A shall be conditioned upon the satisfaction on or before the Closing Date of the conditions set forth in this subsection 4.2 and the delivery on or before the Closing Date of the following documents to each Lender, in form and substance satisfactory to each Lender, and consummation of all of the transactions or the satisfaction of each condition contemplated by each such document in a manner satisfactory to each Lender and its counsel.


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                  (a) AGREEMENT; NOTES. Duly executed copies of this Agreement, the other Financing Agreements and one (1) duly executed copy of each of the Revolving Loan Notes and the Term Loan A Notes conforming to the requirements hereof, together with all Schedules, Exhibits, certificates, instruments, documents and financial statements required to be delivered pursuant hereto and thereto.

                  (b) LEGAL OPINION. The legal opinion of the Borrower's counsel and such local counsel deemed necessary by the Lenders in form and substance satisfactory to the Lenders and their counsel.

                  (c) UCC. Evidence of the proper filing of UCC financing statements perfecting Liens in favor of the Agent in the Collateral and copies of searches of financing statements filed under the Code, together with tax lien and judgment searches with respect to the Property of the Borrower, in such jurisdictions as the Agent may request.

                  (d) OFFICER'S CERTIFICATE. A certificate executed by an Authorized Officer stating that (i) no Default or Event of Default has occurred and is continuing, (ii) since March 31, 1996, no material and adverse change has occurred in the business, prospects, assets, liabilities, operations or condition (financial or other) of the Borrower or of the Borrower and its Subsidiaries taken as a whole (iii) no litigation, investigation or proceeding, or injunction, writ or restraining order of the type described in SUBSECTION 4.1(E) is pending or threatened, (iv) each of the conditions precedent to the consummation of the Loans contemplated hereby has been met or satisfied, and (v) the representations and warranties of the Borrower contained in the Financing Agreements are correct and complete in all material respects on and as of the Closing Date.

                  (e) INSURANCE POLICIES AND ENDORSEMENTS. Copies of policies of insurance required hereby together with loss payable endorsements on the Agent's standard form, duly executed, and evidence of the payment of the current premium therefor.

                  (f) INITIAL REPORTS AND OTHER EXHIBITS. Copies the initial Weekly Report, Monthly Report, the Solvency Affidavit, the initial Projections, and all financial statements and other
Exhibits and Schedules required hereby.

                  (g) FEES. The Closing Fee payable pursuant to SUBSECTION 10 has been paid.

                  (h) CHARTER AND BYLAWS. A copy of the Borrower's Certificate of Incorporation, certified by the Secretary of State of Delaware as of a date not more than twenty (20) days prior to the Closing Date and a copy of the Borrower's bylaws and any amendments thereto certified by the Secretary of the Borrower.


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                  (i) GOOD STANDING CERTIFICATES. Good Standing Certificate for
the Borrower from the State of Delaware and a certificate of good standing as a foreign corporation from each other state set forth on EXHIBIT 6.1-1.

                  (j) BOARD RESOLUTIONS. Certified copies of resolutions of the board of directors of the Borrower authorizing the execution and delivery of and the consummation of the transactions contemplated by this Agreement, the other Financing Agreements and all other documents or instruments to be executed and delivered in conjunction herewith and therewith. Such resolutions shall also designate which Authorized Officers of the Borrower shall be authorized to make a request for an advance of the Revolving Loan and Term Loan A hereunder.

                  (k) INCUMBENCY CERTIFICATES. Incumbency certificates with respect to the officers of the Borrower executing the documents referred to in item (j) above, certified as of the Closing Date by the Borrower's secretary as being true and correct.

                  (l) WAIVERS. Landlord waivers, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to SUBSECTION 7.9. In the event the Borrower is unable to obtain a landlord waiver, bailee letter and/or mortgage agreement acceptable to Agent as to any such location on or before the Closing Date, the eligibility of such Inventory at that location shall be determined in accordance with SUBSECTION 7.9.

                  (m) ACCOUNTANTS' LETTER. A letter authorizing Borrower's independent certified public accountants to communicate with the Agent and the Lenders in accordance with SUBSECTION 7.1 and acknowledging the Agent's and each Lender's reliance on future financial statements.

                  (n) POWER OF ATTORNEY. A power of attorney in favor of the Agent with respect to the matters set forth in SUBSECTIONS 3.6, 5.2 and 7.6 in form and substance satisfactory to the Agent.

                  (o) AGENT FOR SERVICE. An acknowledgment by CT Corporation System that it has been appointed as the Borrower's agent to accept service of process for the Borrower.

                  (p) LETTER OF DIRECTION. A letter of direction from the Borrower with respect to the disbursement of the proceeds of the initial advances of the Loans hereunder.

                  (q) SUPPORT LETTERS OF CREDIT. The Support Letters of Credit duly issued and in full force and effect on the Closing
Date.

                  (r) NO MATERIAL ADVERSE CHANGE. No material and adverse change in the business, operations or condition (financial or

                                       61

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other) or prospects of the Borrower or of the Borrower and its Subsidiaries
taken as a whole shall have occurred since March 31, 1996.

                  (s) NO ACCOUNTING CHANGES. The Borrower shall not have made any material change in its accounting methods or principles since March 31, 1996.

                  (t) BLOCKED ACCOUNT AGREEMENTS. Executed copies of each of the Blocked Account Agreements.

                  (u) NO TERMINATION OF CONTRACTS. No materially advantageous agreement now in effect between the Borrower and any other Person shall have been terminated, modified or declared to be in default since March 31, 1996.

                  (v)      MORTGAGES.  Duly executed copies of the Mortgages.

                  (w) MORTGAGEE'S TITLE INSURANCE. An ALTA Loan Policy- 1992, dated the date of the initial advance under the Revolving Loan and funding of Term Loan A, for each parcel of Real Estate subject to a Mortgage, from a title insurance company acceptable to the Agent, in the fair market value of such parcel and subject only to such exceptions and exclusions as are acceptable to the Agent and containing such information and endorsements as may be required by the Agent, including, without limitation, usury, zoning, comprehensive and revolving credit endorsements.

                  (x) SURVEYS. A survey for each parcel of Real Estate subject to a Mortgage prepared in accordance with the minimum standard detail requirement for land title surveys as adopted by the American Title Association and by the American Congress on Surveying and Mapping, dated within thirty (30) days of the Closing Date and certified by a licensed surveyor.

                  (y) REAL ESTATE TAXES AND FEES. Evidence of payment of all taxes on each parcel of Real Estate due prior to the Closing
Date and all recording and mortgage filing fees or taxes.

                  (z) PAYOFF LETTER; TERMINATION STATEMENTS; RELEASES. A letter from First Union National Bank in form and substance satisfactory to the Agent itemizing amounts of principal, interest, fees and expenses or other amounts payable to it; UCC-3 termination statements, mortgage releases and all other instruments and documents necessary to terminate all Liens except the Permitted Liens; and all releases and other instruments necessary to terminate all Liens on the Borrower's and its Subsidiaries' Intellectual Property except the Lien of the Agent, for the benefit of the Lenders, and the Permitted Liens.

                  (aa) APPRAISALS. The Agent shall have received the Appraisal (Equipment) and the Appraisal (Real Estate).


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                  (bb) ENVIRONMENTAL MATTERS. The Agent shall have received such environmental review and audit reports with respect to the properties of the Borrower and its Subsidiaries as the Agent shall have requested and the Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports.

                  (cc) FORM W-9. A copy of IRS Form W-9, Taxpayer Identification Number and Certification.

                  (dd) OTHER DOCUMENTS. All corporate and legal proceedings and all agreements in connection with the transactions contemplated by this Agreement and the other Financing Agreements shall be satisfactory to the Agent, and the Agent shall have received all information and copies of all documents including, without limitation, records of corporate existence, authority and proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, and such documents, where appropriate, shall be certified by proper corporate or governmental authorities.

                  4.3 CONDITIONS TO TERM LOAN B ADVANCE. In addition to those conditions set forth in SUBSECTION 4.1 with respect to all advances hereunder, the funding of Term Loan B shall be conditioned upon satisfaction on or before the Term Loan B Funding Date of the conditions set forth in this SUBSECTION 4.3 and the delivery on before the Term Loan B Funding Date of the following documents to the Agent, in form and substance satisfactory to the Agent, and consummation of all of the transactions or the satisfaction of each condition contemplated by each such document in a manner satisfactory to the Agent and its counsel.

                  (a) NOTES. Duly executed copies of the Term Loan B Notes conforming to the requirements hereof.

                  (b) OFFICER'S CERTIFICATE. A certificate executed by an Authorized Officer stating that (i) no Default or Event of Default has occurred and is continuing, (ii) no Material Adverse Effect has occurred since the Closing Date, (iii) each of the conditions precedent to the consummation of Term Loan B contemplated hereby has been met or satisfied, and (iv) the representations and warranties of the Borrower contained in the Financing Agreements are correct and complete in all material respects on and as of the Term Loan B Funding Date.

                  (c) DATE DOWN ENDORSEMENT. A "date down endorsement" covering the ALTA Loan Policy delivered pursuant to SUBSECTION 4.2(W) in form and substance satisfactory to the Agent.

                  (d) FEES. The Term Loan B Closing Fee pursuant to SUBSECTION
2.11 and the Term Loan B Commitment Fee pursuant to SUBSECTION 2.13 have been paid.


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                  5.       COLLATERAL.

                  5.1 SECURITY INTEREST. All of the Borrower's Obligations constitute one (1) loan secured by the Agent's Liens on the Collateral now or from time to time hereafter granted by the Borrower to the Agent. To secure timely payment and performance in full of the Obligations, the Borrower hereby sells, assigns, conveys, mortgages, pledges, hypothecates and transfers and hereby grants to the Agent, for the benefit of the Lenders, a right of setoff against and a continuing Lien upon all of the Borrower's right, title and interest in and to the following property and interests in property, whether now owned or hereafter acquired by the Borrower and wheresoever located: (i) Accounts; (ii) General Intangibles; (iii) Fixtures; (iv) Inventory; (v) Equipment; (vi) Intellectual Property; (vii) all of the Borrower's deposit accounts (general or special) with any financial institution with which the Borrower maintains deposits; (viii) all of the Borrower's now owned or hereafter acquired monies, and any and all other property and interests in property of the Borrower now or hereafter coming into the actual possession, custody or control of the Agent or any Lender or any agent or affiliate of the Agent or any Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (ix) documents, instruments and chattel paper; (x) all insurance policies relating to any of the foregoing, including without limitation business interruption insurance; (xi) all of the Borrower's books and records relating to any of the foregoing; (xii) all accessions and additions to, substitutions for, and replacements of any of the foregoing; and (xiii) all cash collections from, and all other cash and non-cash proceeds of, any of the foregoing including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of, any or all of the Collateral. In addition, concurrently with the execution and delivery hereof the Borrower shall deliver the Mortgages, and concurrently with the acquisition of any real property after the Closing Date, the Borrower shall grant and convey to the Agent, for the benefit of the Lenders, as security for the Obligations, first mortgage Liens on all such real property.

                  5.2 PRESERVATION OF COLLATERAL AND PERFECTION OF LIENS THEREON. Prior to the execution of this Agreement, the Borrower shall have executed and delivered to the Agent, and at any time or times hereafter at the request of the Agent, the Borrower shall execute and deliver all financing statements, security agreements, pledge agreements, mortgages, leasehold mortgages, bailee letters, amendments thereto, or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent), as the Agent may request, in a form satisfactory to the Agent, to perfect and maintain the Liens on the Collateral granted by the Borrower to the Agent or to otherwise protect and preserve the Collateral and the Liens thereon or to enforce the Agent's

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



Liens on the Collateral. Should the Borrower fail to do so, the Agent is authorized to sign any such financing statements or other documents as the Borrower's agent. The Borrower further agrees that a carbon, photocopy or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Borrower shall make appropriate entries upon its books and records disclosing the Agent's Liens on the Collateral.

                  5.3 CONSIGNED INVENTORY. With respect to consigned Inventory, the Borrower shall perfect its interest in such Inventory by filing and delivering notice to the creditors of record of the consignee, all as provided in Section 9-114 of the Code, and in form and substance satisfactory to the Agent, and the Borrower shall execute and deliver all financing statements, security agreements, amendments thereto, or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent), as the Agent may request, in a form satisfactory to the Agent, to perfect and maintain the Liens on such Collateral granted by the Borrower to the Agent hereunder. With respect to goods in the hands of bailees, the Borrower shall deliver notice to such bailees of Agent's interest in such goods and instructions with respect to the disposition thereof, all in form and substance satisfactory to the Agent, and Borrower shall execute and deliver all financing statements, security agreements, amendments thereto, or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent), as the Agent may request, in a form satisfactory to the Agent, to perfect and maintain the Liens on such Collateral granted by the Borrower to the Agent hereunder.

                  6.       REPRESENTATIONS AND WARRANTIES.

                  The Borrower represents and warrants and covenants and agrees that (even if there shall be no Obligations outstanding) so long as this Agreement remains in effect:

                  6.1 EXISTENCE. (a) The Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified to transact business as a foreign corporation in, and, except as provided on Exhibit 6.1-1, is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except where the failure to so qualify would not have a Material Adverse Effect. All such jurisdictions in which such Persons are in good standing as of the Closing Date are listed on EXHIBIT 6.1-1. With respect to those jurisdictions in which the Borrower and its Subsidiaries are not in good standing on the Closing Date, the Borrower and the Subsidiaries, as applicable, have filed all of the documents, paid all taxes and fees and taken all other actions necessary to be in good standing in such jurisdictions. The Borrower is not aware of any reason why any such jurisdiction would not issue a good

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



standing certificate to the Borrower or a Subsidiary, as applicable.

                  (b) STOCK OF THE BORROWER. All shares of capital stock of the Borrower and each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except as disclosed on Exhibit 6.1-2 and as otherwise permitted by this Agreement (i) no authorized but unissued or treasury share of capital stock of the Borrower or any Subsidiary is subject to any option, warrant, right to call or commitment of any kind or character, (ii) neither the Borrower nor any Subsidiary has any outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any rights issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock, and (iii) neither the Borrower nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights, warrants or options of the type described in the clause (ii) above.

                  6.2 AUTHORITY. The Borrower and each Subsidiary has full power, authority and legal right to enter into this Agreement and the other Financing Agreements. The execution and delivery by the Borrower and each Subsidiary of the Financing Agreements to which it is a party: (i) have been duly authorized by all necessary action on its part; (ii) are not in contravention of the terms of its Articles of Incorporation or Bylaws or of any indenture, agreement or undertaking to which it is a party or by which it or any of its Property is bound; (iii) do not and will not require any registration with, or approval or the consent or approval of, any Governmental Authority or of any other Person that has not been obtained; (iv) do not and will not contravene any contractual or governmental restriction to which it or any of its Property may be subject; and (v) do not and will not, except as contemplated herein, result in the imposition of any Lien upon any Property of it under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which it is a party or by which it or any of its Property may be bound or affected. The Borrower and each Subsidiary has the full corporate power and authority and legal right to own, operate, pledge, mortgage or otherwise encumber its Property, to lease the Property it now operates under lease and conduct its business as now, heretofore and proposed to be conducted, and has all material licenses, permits, consents and approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct.

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                  6.3 BINDING EFFECT. This Agreement and the other Financing
Agreements to which it is a party have been duly executed and delivered by the Borrower, are the legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

                  6.4 FINANCIAL DATA. (a) The Borrower has furnished to the Agent and each Lender the consolidated financial statements (the "Financial Statements") of the Borrower and its Subsidiaries based on financial data as March 31, 1996. The Financial Statements are complete and accurate and fairly represents the consolidated assets, liabilities, financial condition and results of operations of the Borrower in accordance with Generally Accepted Accounting Principles, consistently applied, as of March 31, 1996 (subject to normal year-end adjustment) and the consolidated results of its operations for the respective periods then ended (subject to normal year-end adjustments). There are no omissions from the Financial Statements or other facts and circumstances not reflected in the Financial Statements which are or may be material. Except as contemplated hereby or otherwise permitted by the Financing Agreements, since the date of the Financial Statements through the Closing Date, neither the Borrower nor any Subsidiary has: (i) except with respect to Contingent Retail Store Obligations and Permitted Liens, incurred any debts, obligations, or liabilities (absolute, accrued, or contingent and whether due or to become due) except current liabilities incurred in the ordinary course of business which (individually or in the aggregate) will not have a Material Adverse Effect; (ii) except with respect to Contingent Retail Store Obligations and Permitted Liens, paid any obligation or liability other than current liabilities in the ordinary course of business, or discharged or satisfied any Liens other than those securing current liabilities, in each case in the ordinary course of business;
(iii) declared or made any Restricted Payment or obligated itself to do so; (iv) except with respect to Contingent Retail Store Obligations and Permitted Liens, mortgaged, pledged, or subjected to any Lien on any of its Property; (v) except with respect to Contingent Retail Store Obligations and Permitted Liens, sold, transferred, or leased any of its Property except in the usual and ordinary course of business; (vi) except with respect to Contingent Retail Store Obligations and Permitted Liens, entered into any transaction other than in the usual and ordinary course of business; (vii) encountered any labor difficulties or labor union organizing activities; (viii) except as disclosed on EXHIBIT 6.1-2, issued or sold any shares of capital stock or other securities or granted any options or similar rights with respect thereto other than pursuant hereto; or (ix) except with respect to Contingent Retail Store Obligations and Permitted Liens, agreed to do any of the foregoing other than pursuant hereto.

                  (b) The Borrower has also furnished to the Agent and each Lender initial Projections for the Borrower dated as of the Closing Date and attached as EXHIBIT 6.4, containing the

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



information required by clause (v) of SUBSECTION 7.1. The initial Projections have been prepared, and all Projections hereafter delivered in accordance with clause (v) of SUBSECTION 7.1 shall be prepared, by an Authorized Officer on the basis of the assumptions set forth therein and do represent, and in the future will represent, the best available good faith estimate of the Borrower's management regarding the course of business of the Borrower and each Subsidiary for the periods covered thereby. The assumptions set forth in the initial Projections are, and the assumptions set forth in the future Projections delivered hereafter shall be, reasonable and realistic based on then current economic conditions. The Projections represent the good faith belief of the Borrower as to reasonably achievable results and the Borrower has no knowledge of any reason (other than unexpected adverse general economic conditions) that would cause the Projections not to be achieved.

                  (c) The Borrower has also provided to the Agent and each Lender audited statements of income and cash flow and balance sheets for the Borrower and each Subsidiary on a consolidated basis for each of the three (3) most recent Fiscal Years ending with December 29, 1995 certified by Ernst & Young L.L.P. and such financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries for the periods indicated therein, in accordance with Generally Accepted Accounting Principles, consistently applied.

                  6.5 COLLATERAL. Except as disclosed on EXHIBIT 6.5, all of the Collateral is and will continue to be owned by the Borrower free and clear of all Liens except those of the Agent, for the benefit of the Lenders, and the Permitted Liens. From and after the making of the first advance under any of the Loans and after the making of all necessary filings, the provisions of ARTICLE 5 of this Agreement will be effective to create and will give the Agent, for the benefit of the Lenders, as security for the repayment of the Obligations, a legal, valid, perfected and enforceable Lien (which priority is subject only to Permitted Liens) upon all right, title and interest of the Borrower in any and all of the Collateral (including, without limitation, the Lien in the items and amounts deposited in the Blocked Accounts).

                  6.6 SOLVENCY. The Borrower and each Subsidiary is Solvent and will continue to be Solvent following the consummation of the transactions contemplated by this Agreement and the payment of all fees, costs and expenses payable by the Borrower with respect thereto.

                  6.7 PLACES OF BUSINESS. As of the Closing Date, the principal places of business and chief executive office of the Borrower is set forth on
EXHIBIT 6.7 and, except as disclosed on EXHIBIT 6.7, none of such locations have changed within the past six (6) months. The books and records of the Borrower and all chattel paper and all records of account are located and hereafter

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



shall continue to be located at one of the Facilities of the Borrower.

                  6.8 OTHER NAMES. The business conducted by the Borrower has not been conducted under any corporate, trade or fictitious name other than those names disclosed on EXHIBIT 6.8.

                  6.9 TAX OBLIGATIONS. The Borrower and each Subsidiary has filed complete and correct federal, state and local tax reports and returns required to be filed by it, prepared in accordance with applicable laws or regulations, and, except for extensions duly obtained, has either duly paid all Charges owed by it, or made adequate provision for the payment thereof. There are no material unresolved questions or claims concerning any tax liability of the Borrower or any Subsidiary except those for which the validity, amount or imposition of such Charges are being contested in good faith by an appropriate proceeding promptly initiated and diligently conducted and as to which (i) such proceeding will prevent the forfeiture or sale of any Property of the Borrower or such Subsidiary and no Lien which will have priority over the Agent's Liens granted hereunder with respect to the Collateral is filed of record, (ii) adequate reserves have been provided in accordance with Generally Accepted Accounting Principles and (iii) such proceeding does not have a Material Adverse Effect. No tax Liens have been filed and no claims are being asserted with respect to any such Charges which might have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and each Subsidiary are adequate for all open years and for the current Fiscal Year. Neither the Borrower nor any Subsidiary has consented to any extension of, or otherwise waived, any statute of limitation with respect to any such Charges. Neither the Borrower nor any Subsidiary is a party to any tax indemnity, tax sharing or tax allocation agreement with any other Person. Proper and accurate amounts have been withheld by the Borrower from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

                  6.10 INDEBTEDNESS AND LIABILITIES. As of the Closing Date, (a) neither the Borrower nor any Subsidiary has Indebtedness other than Indebtedness reflected on the Financial Statements, Indebtedness underlying the Permitted Liens and Indebtedness disclosed on EXHIBIT 8.2 and (b) except for the Indebtedness referred to above, Liabilities reflected on the Financial Statements and obligations arising with respect to the Support Letters of Credit, neither the Borrower nor any Subsidiary has any Liabilities required to be reflected on a balance sheet prepared in accordance with GAAP.

                  6.11 USE OF PROCEEDS AND MARGIN SECURITY. The Borrower shall use the proceeds of the initial advance under the Revolving

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



Loan and Term Loan A for the purposes disclosed on EXHIBIT 6.11 and shall use the proceeds of subsequent advances under the Revolving Loan and Term Loan B solely for the working capital requirements of the Borrower and shall use all advances and loans hereunder for proper business purposes, consistent with all applicable laws, statutes, rules and regulations. The Borrower does not own any margin security and none of the Loans advanced or funded hereunder will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or U of the Board of Governors of the Federal Reserve System.

                  6.12 GOVERNMENT CONTRACTS. Except as disclosed on EXHIBIT 6.12, neither the Borrower nor any Subsidiary is a party to or bound by any supply agreements with the federal government or any state or local government or any agency thereof.

                  6.13 INVESTMENTS. Except as disclosed on EXHIBIT 8.4, neither the Borrower nor any Subsidiary has any Investment in any Person other than Permitted Investments and is not engaged in any joint venture or partnership with any other Person.

                  6.14 LITIGATION AND PROCEEDINGS. No judgments are outstanding against the Borrower or any Subsidiary or binding upon any of its Property, nor, except as disclosed on EXHIBIT 6.14, is there now pending or threatened, any litigation, claim, arbitration, investigation, administrative proceeding or other governmental proceeding ("Litigation") by or against the Borrower or any Subsidiary, and to the best of the Borrower's knowledge after diligent inquiry, there are no presently existing facts or circumstances likely to give rise to any such Litigation. Except as disclosed on EXHIBIT 6.14, there is no Litigation pending or threatened against the Borrower or any Subsidiary, which, if adversely determined, might have a Material Adverse Effect. None of the Litigation will prevent, enjoin or delay the consummation of the transactions contemplated by the Financing Agreements.

                  6.15 OTHER AGREEMENTS AND DELIVERIES. (a) Except as disclosed on EXHIBIT 6.15, neither the Borrower nor any Subsidiary is in default under any indenture, loan agreement, mortgage, deed of trust or similar document relating to the borrowing of monies or any other material contract, lease, or commitment to which it is a party or by which it is bound. There is no dispute regarding any contract, lease, or commitment which might have a Material Adverse Effect.

                  (b) The Borrower has provided to the Agent accurate and complete copies of all of the following agreements or documents to which the Borrower or any Subsidiary is subject:

                           (i)      each Plan and other compensation or
nonqualified benefit plan arrangement which the Borrower or any

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ERISA Affiliate sponsors or is committed to contribute to as of the Closing Date and, where applicable, each Plan's most recent summary plan description, actuarial report, determination letter from the Service and Forms 5500 for the previous five (5) years filed in respect of each such Plan;

                           (ii)     Collective bargaining agreements or other
labor contracts;

                           (iii)    leases of real property;

                           (iv)     licenses and permits with respect to
Environmental Matters;

                           (v)      all management and employment agreements
between the Borrower or any Subsidiary and any other Person;

                           (vi)     contracts or agreements between the
Borrower or any Subsidiary and its Affiliates requiring or providing for payments in excess of Two Hundred Fifty Thousand Dollars ($250,000) per annum;

                           (vii)    all contracts giving rise to Contingent
Retail Store Obligations; and

                           (viii)   all pending contracts for the sale or other
disposition of Retail Stores.

                  6.16 LABOR MATTERS. Except as disclosed on EXHIBIT 6.16, there are no strikes, work stoppages, labor disputes, decertification petitions, union organizing efforts, grievances or other controversies pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened, between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which, in the aggregate, would not have a Material Adverse Effect. All collective bargaining agreements, labor agreements or other contracts with or affecting any employee of the Borrower or any Subsidiary necessary to continue to conduct the business operations of the Borrower or such Subsidiary are in full force and effect. Except as disclosed on EXHIBIT 6.8 and/or EXHIBIT 6.16, neither the Borrower nor any Subsidiary has any obligation under any collective bargaining agreement or any employment agreement. To the best of the Borrower's knowledge, there is no organizing activity pending or threatened by any labor union or group of employees. Except as disclosed on EXHIBIT 6.16, there are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees has made a pending demand for recognition. There are no material complaints or charges pending or threatened to be filed with any local or Governmental Authority based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Borrower or any Subsidiary of any individual.

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                  6.17 COMPLIANCE WITH LAWS AND REGULATIONS. The execution and delivery by the Borrower of this Agreement, the other Financing Agreements and the performance of the Borrower's obligations hereunder and thereunder are not in contravention of any order applicable to the Borrower or, to the Borrower's best knowledge, any laws, regulations or ordinances. The Borrower and each Subsidiary are in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to the business operations and the Property of the Borrower or any Subsidiary except for laws, orders, regulations and ordinances the non-compliance or violation of which would not, in the aggregate, have a Material Adverse Effect.

                  6.18 PATENTS, TRADEMARKS AND LICENSES. Except as disclosed on
EXHIBIT 6.18, the Borrower owns or possesses rights to use all licenses, patents, patent applications, copyrights, service marks, logos, names, trademarks and tradenames required to continue to conduct its business as heretofore conducted; all such licenses, patents, patent applications, copyrights, service marks, trademarks and tradenames are disclosed on EXHIBIT 6.18; and no such license, patent or trademark has been declared invalid, been limited by order of any court or by agreement, or is the subject of any infringement, interference or similar proceeding or challenge.

                  6.19 ERISA. (a) Neither the Borrower nor any ERISA Affiliate has sponsored or contributed to, or has had any obligation under, any Plan or Multiemployer Plan other than those disclosed on EXHIBIT 6.19.

                  (b) With respect to all Plans, the Borrower and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and the IRC in all material respects. Each Plan that is intended to be qualified under
Section 401(a) of the IRC has been determined by the Internal Revenue Service to be so qualified, and each trust related to such Plans has been determined to be exempt from federal income tax under Section 501(a) of the IRC. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Plan or any Multiemployer Plan.

                  (c) The present value of all benefit liabilities under all Pension Plans does not exceed the present value of the assets of such Plans. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the IRC) been incurred (without regard to any waiver granted under Section 412 of the IRC), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the IRC, Section 302 of ERISA or the terms of any Pension Plan by the applicable due dates, nor has there been any event requiring any disclosure under Section

4041(c)(3)(C), or 4062(e) or 4063(a) of ERISA with respect to any Pension Plan.

                  (d) Neither the Borrower nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; or (iii) failed to make a required contribution or payment to a Multiemployer Plan.

                  (e) No Termination Event has occurred and no Termination Event is reasonably expected to occur which could result in a liability to the Borrower or any ERISA Affiliate.

                  (f) Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under any Plan which is a welfare plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I of ERISA.

                  6.20 PROPERTY. The Borrower and each Subsidiary owns, possesses, or has unrestricted rights to use or exercise all Property and rights necessary for the conduct of the Borrower's business as heretofore conducted. Except as disclosed on EXHIBIT 6.20, there are no actual, threatened, or alleged defaults with respect to any agreements relating to, or evidencing, any Property. Except as disclosed on EXHIBIT 6.20, no consent, approval, license, authorization or other action in respect of any Person is required, except as have been obtained, in connection with the right to use any Property. None of the items disclosed on EXHIBIT 6.20 might have a Material Adverse Effect.

                  6.21 ADVERSE CONTRACTS. Neither the Borrower nor any Subsidiary is a party to, nor is the Borrower or any of its Property subject to or bound by, any long term lease, forward purchase contract or futures contract, covenant not to compete, or other agreement which restricts its ability to conduct its business and might have a Material Adverse Effect.

                  6.22 PURCHASE OR OTHER COMMITMENTS AND OUTSTANDING BIDS. No material purchase or other commitment of the Borrower or any Subsidiary is in excess of the normal, ordinary, and usual requirements of its business, or was made at any price in excess of the then current market price, or contains terms and conditions more onerous than those usual and customary in the applicable industry. There is no outstanding bid, sales proposal, contract, or unfilled order of the Borrower or any Subsidiary which (i) will, or could if accepted, require the Borrower to supply goods or services at a cost to the Borrower in excess of the revenues to be received therefor, or (ii) quotes prices which do not include a mark-up over reasonably estimated costs consistent with past mark-ups on similar business or market conditions current at that time.

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                  6.23 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY
ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" or a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.24 BROKER'S FEES. Neither the Agent or any Lender nor the Borrower or any Subsidiary is or will become obligated to any Person with respect to any finder's or brokerage or similar fee or commission in connection with the transactions contemplated hereby.

                  6.25 LICENSES AND PERMITS. Except as disclosed on EXHIBIT 6.25, the Borrower and each Subsidiary has been and is current and in good standing with respect to all governmental approvals, permits, certificates, licenses, inspections, consents and franchises (collectively, the "Licenses") necessary to continue to conduct its business and to own or lease and operate, its properties as heretofore conducted, owned, leased or operated including any and all Licenses with respect to Environmental Laws. None of the items disclosed on EXHIBIT 6.25 might have a Material Adverse Effect.

                  6.26     ENVIRONMENTAL COMPLIANCE.

                  (a) The operations of the Borrower and each Subsidiary comply in all material respects with all applicable Environmental Laws.

                  (b) Except as disclosed on EXHIBIT 6.26, there are no claims, investigations, litigation, administrative proceedings, whether pending or, to the knowledge of the Borrower after diligent inquiry, threatened, or judgments or orders, relating to any Hazardous Materials or alleging the violation of any Environmental Laws (collectively "Environmental Matters") relating in any way to any real property leased or otherwise used by the Borrower or any Subsidiary or to the operations of the Borrower or any Subsidiary.

                  (c) Except as disclosed on EXHIBIT 6.26, no Hazardous Materials are presently stored or otherwise located on, in or under any real property leased, owned, operated or otherwise used by the Borrower or any Subsidiary except in compliance with all applicable Environmental Laws, and, no part of any real property leased, owned, operated or otherwise used by the Borrower or any Subsidiary or, to the Borrower's best knowledge, adjacent parcels, including the groundwater located thereon, is presently contaminated by any such Hazardous Material.

                  (d) Except as disclosed on EXHIBIT 6.26, neither the Borrower nor any Subsidiary has filed any notice under any international, federal, state, regional, provincial or local law

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indicating past or present treatment, storage or disposal of a Hazardous
Material or reporting a spill or release of a Hazardous Material into the environment.

                  (e) Except as disclosed on EXHIBIT 6.26, neither the Borrower nor any Subsidiary has any known material liability, contingent or otherwise, in connection with any release of any Hazardous Material into the environment.

                  (f) So long as any Obligations are outstanding, no Hazardous Materials may be used, generated, treated, stored or disposed of by any Person for any purpose upon any real property leased, owned, operated, or otherwise used by the Borrower or any Subsidiary except in compliance with all applicable Environmental Laws.

                  (g) The Borrower hereby indemnifies the Agent and each Lender and agrees to hold the Agent and each Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and reasonable attorneys' fees and legal expenses) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, the Agent or any Lender arising directly or indirectly from the violation of any Environmental Law or the imposition of liability on the Borrower or any Subsidiary under any Environmental Law or any laws or regulations relating to Hazardous Material, treatment, storage, disposal, generation and transportation, air, water and noise pollution, soil or ground or water contamination, the handling, storage or release into the environment of Hazardous Materials, and the transportation of Hazardous Materials; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized, owned or operated by the Borrower or any Subsidiary in the conduct of its business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental
Laws); provided that to the extent that the Borrower or any Subsidiary is strictly liable under any Environmental Laws, the Borrower's obligations to indemnify the Agent and each Lender under this SUBSECTION 6.26(G) shall likewise be without regard to fault on the part of the Borrower or any Subsidiary and with respect to the violation of law which results in liability to the Borrower or any Subsidiary. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this SUBSECTION 6.26(G) may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnifications set forth in this SUBSECTION 6.26(G). Notwithstanding any other provision of this Agreement to the contrary, the provisions of, and the undertakings

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and indemnifications set forth in, this SUBSECTION 6.26(G) shall survive the satisfaction and payment of the Obligations and the termination of this Agreement, and shall continue to be the liability, obligation and indemnification of the Borrower.

                  (h) So long as any Obligations are outstanding, if the Agent or any Lender, at any time, has a reasonable basis to believe that any real property leased or otherwise used by the Borrower or any Subsidiary, or real property adjacent to such real property, has or may become contaminated or subject to a clean up order or decree by an agency having jurisdiction over the Borrower or such Subsidiary; then the Borrower agrees, upon request from the Agent, to provide the Agent and each Lender with such reports, certificates, engineering studies or other written material or data as the Agent or such Lender, in its reasonable discretion, may require from it so as to satisfy the Agent or such Lender that it is in compliance with all applicable Environmental Laws; PROVIDED that with respect to real property adjacent to real property owned by or leased to the Borrower or any Subsidiary, such reports, certificates, studies and other material or data shall not be required to be provided by the Borrower if (i) they are not otherwise required to be created or provided pursuant to statute, regulation, order or otherwise, and (ii) such contamination is not attributable to the acts or omissions of the Borrower or any Subsidiary or any Affiliate or predecessor of any of them or any previous owner, lessee, lessor or other user of such real property.

                  (i) The materiality standard used in this SUBSECTION 6.26 shall be exceeded if the facts giving rise to a breach or breaches of the representations or warranties contained herein might result in liability or potential liability in excess of One Hundred Thousand Dollars ($100,000) in the aggregate.

                  (j) None of the items disclosed on EXHIBIT 6.26 might have a Material Adverse Effect.

                  6.27 FULL DISCLOSURE. This Agreement, the other Financing Agreements, the financial statements delivered in connection herewith, the representations and warranties of the Borrower contained in this Agreement, the other Financing Agreements or in any other document, certificate or written statement by or on behalf of the Borrower delivered or to be delivered to the Agent or any Lender, do not and will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. There is no material fact which the Borrower has not disclosed to the Agent in writing which has had or, so far as the Borrower can now foresee, might have a Material Adverse Effect.

                  6.28 INSURANCE POLICIES. EXHIBIT 7.5 lists all insurance of any nature maintained for current occurrences by the Borrower, as well as a summary of the terms of such insurance.

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                  6.29 CUSTOMER AND TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in (a) the business relationship of the Borrower or any Subsidiary with any customer or group of customers whose purchases individually or in the aggregate are material to the operations of the Borrower or such Subsidiary, or
(b) the business relationship of the Borrower or any Subsidiary with any material supplier.

                  6.30 SURVIVAL OF WARRANTIES. All representations and warranties of the Borrower contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and the termination hereof. The Borrower shall supplement in writing and deliver to the Agent all EXHIBITS required in accordance with this Agreement so that the representations and warranties subject to such supplemental disclosure shall continue to be true and accurate in all material respects; PROVIDED that the furnishing of such supplemental disclosure shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed therein or otherwise then existing.

                  6.31 CORPORATE AND CONTRACTUAL RESTRICTIONS. Neither the Borrower nor any Subsidiary is a party or subject to any contract, agreement or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Property. The Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien. The Borrower is not a party to or bound by any indenture, contract, instrument or other agreement which prohibits the creation, incurrence or sufferance to exist of any Lien upon its Property except the Financing Documents.

                  6.32 SUBSIDIARIES. Except as set forth on EXHIBIT 6.32, the Borrower has no Subsidiaries. EXHIBIT 6.32 contains an accurate list of all Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentages of their capital stock owned by the Borrower or other Subsidiaries.

                  6.33 DEPOSIT AND DISBURSEMENT ACCOUNTS. As of the Closing Date, EXHIBIT 6.33 lists all banks and other financial institutions at which the Borrower maintains deposits and/or other accounts, including any disbursement accounts, and such Exhibit correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

                  7.       AFFIRMATIVE COVENANTS.

                  The Borrower covenants and agrees that, so long as any Obligations remain outstanding, and (even if there shall be no

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Obligations outstanding) so long as this Agreement remains in effect:

                  7.1 FINANCIAL STATEMENTS. The Borrower shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions in respect of or in relation to the business and affairs of the Borrower, in accordance with Generally Accepted Accounting Principles consistently applied, and the Borrower shall furnish or cause to be furnished to the Agent and each Lender: (i) as soon as practicable and in any event within thirty (30) days after the end of each Accounting Period, statements of net income and cash flow of the Borrower and its Subsidiaries on a consolidated basis for such Accounting Period and for the period from the beginning of the then current Fiscal Year to the end of such Accounting Period and a balance sheet of the Borrower and its Subsidiaries on a consolidated basis as of the end of such Accounting Period, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding Fiscal Year and as of a date one (1) year earlier, all in reasonable detail and certified as accurate by the chief financial officer or treasurer of the Borrower, subject to changes resulting from normal year-end adjustments but excluding footnotes; (ii) as soon as practicable and in any event within ninety
(90) days after the end of each Fiscal Year, statements of net income and cash flow of the Borrower and its Subsidiaries on a consolidated basis for such year, and a balance sheet of the Borrower and its Subsidiaries on a consolidated basis as of the end of such year, setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding Fiscal Year, all in reasonable detail and satisfactory in scope to the Required Lenders and examined and certified by Ernst & Young LLP or any other independent public accountants of recognized national standing selected by the Borrower and acceptable to the Required Lenders, whose opinion shall be unqualified and shall be in scope and substance satisfactory to the Required Lenders; (iii) as part of the Monthly Report, an aged trial balance of Accounts ("Accounts Trial Balance") (excluding all Gloria Jean's activity) indicating which Accounts are current, up to 30, 30 to 60, 60 to 90 and 90 days or more past the original invoice date and listing the names and addresses of all applicable Account Debtors, and (c) a summary of accounts payable showing which accounts payable are current, up to 30, 30 to 60, 60 to 90 and 90 days or more past due and listing the names and addresses of applicable creditors; (iv) concurrently with the preparation of the financial statements, the Borrower shall send a letter to such accountants with a copy to the Agent and each Lender, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders and such accountants shall deliver a letter addressed to the Agent and the Lenders acknowledging the Agent's and the Lenders' reliance thereon in form and substance satisfactory to the Required Lenders; (v) within thirty (30) days after the end of each

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Fiscal Year Projections prepared in the same manner as the Projections attached as EXHIBIT 6.4, including projected balance sheets for the forthcoming Fiscal Year, Accounting Period-by-Accounting Period; projected cash flow statements (including proposed Capital Expenditures) for the forthcoming Fiscal Year, Accounting Period-by-Accounting Period; projected profit and loss statements for the forthcoming Fiscal Year, Accounting Period-by-Accounting Period, together with appropriate supporting details as requested by the Required Lenders, all for the Borrower and its Subsidiaries on a consolidated basis and within forty-five (45) days after the close of each Accounting Period, a statement in which the actual results of such Accounting Period are compared with the most recent Projections for such Accounting Period; (vi) as soon as practicable and in any event within ten (10) days of delivery to the Borrower, a copy of any letter issued by the Borrower's independent public accountants or other management consultants with respect to the Borrower's financial or accounting systems or controls, including all so-called "management letters"; (vii) not later than the fourth (4th) day of each week, a Weekly Report for the Borrower computed as of the last Business Day of the preceding week, signed by an Authorized Officer; (viii) not later than the twentieth (20th) day of each month, a Monthly Report for the Borrower computed as of the last Business Day of the preceding month, signed by an Authorized Officer; (ix) promptly following the filing or furnishing thereof, copies of all regular and periodic reports, proxy statements, financial statements, registration statements prospectuses and other material filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any other governmental or private regulatory authority or distributed to the stockholders of any such Person; and (x) with reasonable promptness, such other business or financial data as the Required Lenders may reasonably request.

                  All financial statements delivered to the Agent or any Lender pursuant to the requirements of this subsection (except where otherwise expressly indicated) shall be prepared in accordance with Generally Accepted Accounting Principles consistently applied on a consolidated basis for the Borrower and its Subsidiaries. All financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards, advance rates or terms used in this Agreement or any other Financing Agreement, then the Borrower, the Agent and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if

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such Accounting Changes had not been made; PROVIDED that the agreement of the
Required Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "ACCOUNTING CHANGES" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions) or (b) changes in accounting principles concurred in by the Borrower's certified public accountants. In the event that the Agent, the Borrower and the Required Lenders shall have agreed upon the required amendments, then after such agreement has been evidenced in writing and the underlying Accounting Changes with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Financing Agreement shall, only to the extent of such Accounting Changes, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Changes. If the Agent, the Borrower and the Required Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards, advance rates and terms in accordance with this Agreement and the other Financing Agreements shall be prepared, delivered and made without regard to any underlying Accounting Change. Together with each delivery of financial statements required by SUBSECTIONS 7.1(I) and 7.1(II), the Borrower shall deliver to the Agent and the Lenders a certificate of an Authorized Officer (i) certifying that no Default or Event of Default exists, or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) for the last Accounting Period of each Fiscal Quarter, setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenant contained in SUBSECTION 7.11. Together with each delivery of financial statements required by SUBSECTION 7.1(II), the Borrower shall deliver to the Agent and the Lenders a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit. The Agent and each Lender shall exercise reasonable efforts to keep such information, and all information acquired as a result of any inspection conducted in accordance with SUBSECTION 7.2, confidential; PROVIDED that the Agent or any Lender may communicate such information (a) to any other Person in accordance with the customary practices of commercial lenders relating to routine trade inquiries, (b) to any regulatory authority having jurisdiction over the Agent or such Lender, (c) subject to the restrictions of

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Section 11, to any other Person in connection with the Agent's or such Lender's sale of any participations in the Obligations, or (d) to any other Person in connection with the exercise of the Agent's or such Lender's rights hereunder or under any of the other Financing Agreements. The Borrower authorizes the Agent to discuss the financial condition of the Borrower with the Borrower's independent public accountants and agrees that such discussion or communication shall be without liability to either the Agent or the Borrower's independent public accountants. The Borrower shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this subsection 7.1.

                  7.2 INSPECTIONS AND AUDITS. The Agent, or any Person designated by the Agent in writing, shall have the right, from time to time hereafter, to call at the Borrower's place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) during normal business hours, and, without hindrance or delay (i) to inspect, audit, check and make copies of and extracts from the Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Borrower's or any Subsidiary's business or to any transactions between the parties hereto, (ii) to make such verification concerning the Collateral as the Agent may consider reasonable under the circumstances, and
(iii) to discuss the affairs, finances and business of the Borrower with any officers, employees or directors of the Borrower. All out-of-pocket costs and expenses incurred by the Agent in connection with the Agent's field audits permitted under this subsection 7.2 shall be reimbursed by the Borrower; PROVIDED that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be liable for reimbursing the Agent for the costs and expenses of more than one (1) field audit in any Fiscal Year.

                  7.3 CONDUCT OF BUSINESS; COMPLIANCE WITH LAWS. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and good standing in its respective state of incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, and shall maintain in full force and effect all licenses, bonds, franchises, leases, patents, contracts and other rights necessary or desirable to the profitable conduct of its business and shall comply with all applicable laws, rules, regulations and orders of any federal, state or local governmental authority, except for such laws, rules and regulations the violation of which would not, in the aggregate, have a Material Adverse Effect. The Borrower shall conduct its business only under those corporate, trade or fictitious names duly registered with the appropriate Governmental Authorities or within thirty (30) days of the Closing Date the Borrower shall provide the Agent with good standing certificates for each of the jurisdictions listed on EXHIBIT 6.1-1 for which the Borrower or a Subsidiary is not in good standing as of the Closing Date or disclosed on EXHIBIT 6.8.

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                  7.4 CLAIMS AND TAXES. (a) The Borrower agrees to indemnify and hold the Agent and each Lender harmless from and against any and all claims, demands, obligations, losses, damages, penalties, costs, and expenses (including reasonable attorneys' fees) asserted by any Person (other than the Borrower) in connection with this Agreement or the other Financing Agreements or asserted by any Person and relating to or in any way arising out of the possession, use, operation or control of any of the Borrower's or any Subsidiary's Property by any Person. The Borrower shall, and shall cause each Subsidiary to, file all tax and information returns and reports required by and prepared in accordance with applicable law and shall pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and shall pay or cause to be paid all real and personal property taxes, assessments and charges and franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against, or payable by, the Borrower or any Subsidiary, at such times and in such manner as to prevent any penalty from accruing or any Lien from attaching to Property of the Borrower or any Subsidiary, provided that the Borrower and each Subsidiary shall have the right to contest in good faith, by an appropriate lawful proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof so long as (i) no Lien which will have priority over the Agent's Lien granted hereunder with respect to any Collateral is filed or recorded with respect thereto, (ii) the execution or other enforcement of such subordinate
Lien is and continues to be effectively stayed, (iii) such proceeding will prevent the forfeiture or sale of any Property of the Borrower or such Subsidiary, (iv) adequate reserves have been provided therefor in accordance with GAAP, (v) such contest does not have a Material Adverse Effect and (vi) if such contest is abandoned or determined adversely to the Borrower or such Subsidiary, the Borrower pays, or causes to be paid, all such taxes and other charges and any penalties and interest payable in connection therewith.

                  (b) The Borrower shall notify the Agent and each Lender promptly (and in no event later than ten (10) days) after becoming aware of the intent of the Service to assert a deficiency with respect to the Borrower or any Subsidiary, and shall promptly (and in no event later than five (5) days after receipt) send the Agent and each Lender copies of any notices of proposed deficiency and any notices of deficiency received from the Service. If the Required Lenders so request, the Borrower shall take all reasonable actions necessary to contest such claimed deficiency and shall appoint outside tax counsel acceptable to the Required Lenders to contest such claims of deficiency and shall direct such counsel to consult with the Lenders and to provide the Agent and the Lenders with periodic status reports and assessments of the legal merits of the contest. At the Required Lenders' request, such contest shall continue through the appropriate administrative and court procedures including appeals therefrom until such outside tax

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counsel informs the Agent that it is of the opinion that further contest would be inadvisable taking into account all factors (including any proposed settlement or compromise by the Service).

                  7.5 BORROWER'S LIABILITY INSURANCE. The Borrower shall maintain, at its expense, such product liability insurance, general public liability and third party property damage insurance with financially sound and reputable insurance companies reasonably satisfactory to the Agent in such amounts and covering such risks and with such deductibles as are acceptable to the Required Lenders naming the Agent as an additional insured. The policy or policies shall further provide for thirty (30) days' written notice to the Agent prior to cancellation or any material change in coverage.

                  7.6 BORROWER'S PROPERTY INSURANCE. The Borrower shall, and shall cause each Subsidiary to, at its expense, keep and maintain its assets insured against loss or damage by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount at least equal to the full insurable value thereof (including at least six (6) months business interruption insurance in an amount not less than $__________). All such policies of insurance shall contain a breach or violation of warranties, declarations or conditions endorsement in favor of the Agent, shall provide that the Agent shall receive 30 days' written notice prior to cancellation or any material change in coverage and shall otherwise be in form and substance satisfactory to the Required Lenders. The Borrower shall deliver to each Lender the original (or a certified) copy of each policy of insurance and, upon the renewal thereof, a binder evidencing such renewal, and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, substantially in the form of EXHIBIT 7.6, naming the Agent, on behalf of the Lenders, as the lender loss payee and additional insured. The Borrower hereby directs all insurers under such policies of insurance to pay all proceeds of such insurance policies directly to the Agent. The Borrower irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as the Borrower's true and lawful attorney-in-fact for the purpose of making, settling and adjusting claims under all such policies of insurance, endorsing the name of the Borrower on any check, draft, instrument or other item of payment received by the Borrower or the Agent pursuant to any such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. If the Borrower or any Subsidiary, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any Obligation, Default or Event of Default by the Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable.

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                  7.7 PENSION PLANS. (a) The Borrower shall (i) maintain all
Plans which are presently in existence or may, from time to time, come into existence, in compliance with ERISA, the IRC and all other applicable laws in all material respects unless such Plans can be terminated or merged without material liability to the Borrower in connection with such termination or merger (as distinguished from any continuing funding obligation), (ii) make contributions to all of the Borrower's Pension Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA, (iii) comply with all material requirements of ERISA and the IRC which relate to such Plans so as to preclude the occurrence of any Termination Event, prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the IRC) or material "accumulated funding deficiency" as such term is defined in ERISA, and
(iv) not permit any Plan to provide post-retirement medical benefits, nor shall the Borrower or any ERISA Affiliate undertake any new or increased obligation with respect to any Pension Plan or Multiemployer Plan which might result in a Material Adverse Effect.

                  (b) The Borrower shall promptly deliver written notice of any of the following to the Agent and each Lender, but in no event later than thirty
(30) days after such event or occurrence:

                  (1) the Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, with such notice setting forth the details of such event;

                  (2) the filing of a request for a funding waiver by the Borrower or any ERISA Affiliate with respect to any Pension Plan, a copy of such request and all correspondence received by Borrower or any ERISA Affiliate with respect to such request;

                  (3) the Borrower or any ERISA Affiliate fails to make a required installment or payment under Section 302 of ERISA or Section 412 of the IRC by the applicable due date;

                  (4) the Borrower or any ERISA Affiliate knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the IRC) has occurred with respect to any Plan with a statement describing such transaction and the action or response taken with respect thereto;

                  (5) any increase in the benefits of any existing Plan or contribution rate to a Multiemployer Plan or the establishment of any new Plan or the commencement of contributions to any Plan or Multiemployer Plan to which the Borrower or any ERISA Affiliate had not been contributing;

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                  (6)      receipt by the Borrower or any ERISA Affiliate of any
                           adverse ruling from the Service regarding the qualification of a Plan under Section 401(a) of the IRC, with a copy of such ruling; and

                  (7) any other report such as an annual report on Form 5500 or actuarial report in which any Lender may request from time to time.

                  7.8 NOTICE OF CERTAIN MATTERS. The Borrower shall, as soon as possible, and in any event within five (5) days after the Borrower learns of the following, give written notice to the Agent and each Lender of (i) any material Litigation being instituted or threatened to be instituted by or against the Borrower or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) including, without limitation, any and all pending or threatened proceedings with respect to Environmental Matters, (ii) any labor dispute to which the Borrower or any Subsidiary may become a party and which has had or might have a Material Adverse Effect, any strikes or walkouts relating to any of its plants or Facilities, and the expiration of any labor contract to which it is a party or by which it is bound, (iii) any Default or Event of Default, (iv) any judgment rendered against the Borrower or any Subsidiary, and (v) any other event or occurrence which could have a Material Adverse Effect.

                  7.9 LANDLORD AND WAREHOUSEMAN AGREEMENTS. The Borrower shall provide the Agent and each Lender with copies of all agreements between the Borrower and any landlord or warehouseman which owns any premises at which Inventory or any other Collateral may, from time to time, be located. The Borrower shall deliver to the Agent on or before the Closing Date a landlord waiver with respect to the Houston, Texas Facility in form and substance satisfactory to the Agent. The Borrower shall deliver to the Agent a landlord's waiver in form and substance acceptable to the Agent from the lessor of each other leased property currently being used by the Borrower or any Subsidiary where Collateral is located. The Borrower shall deliver to the Agent a bailee letter in form and substance acceptable to the Agent with respect to any warehouse or other location where Collateral is located. With respect to locations or warehouse space leased on the Closing Date, if the Borrower is unable to deliver such a landlord waiver or bailee letter within sixty (60) days after the Closing Date, the Inventory at that location shall automatically be deemed ineligible without further action by the Agent or any Lender. In the event that the Borrower delivers to the Agent such landlord waiver or bailee letter, as applicable, after such date, subject to the terms and conditions of this Agreement including, without limitation, SUBSECTION 3.10, Inventory located at such leased location or warehouse location, as applicable, may be considered Eligible Inventory. The Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to

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each leased location or public warehouse where any Collateral is or may be located. The Borrower shall promptly deliver to the Agent copies of (i) any and all default notices received under or with respect to any such leased location or public warehouse, and (ii) such other notices or documents as the Agent may request in its reasonable discretion.

                  7.10 INDEMNITY. The Borrower agrees to indemnify, pay and hold harmless the Agent and each Lender and the officers, directors, employees, agents, affiliates, representatives and attorneys of the Agent and such Lender (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, proceedings, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or instituted or asserted against any Indemnitee in any manner in connection with or relating to or arising out of this Agreement or the other Financing Agreements or any other transaction contemplated hereby or thereby, the statements contained in the commitment letters delivered by the Agent, the Agent and the Lenders' agreement to make the Loans hereunder, the direct or indirect application or proposed application of the proceeds of the Loans or the exercise of any right, power or remedy hereunder or under any other Financing Agreement (the "Indemnified Liabilities"); provided that the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if a court of competent jurisdiction shall render a judgment, final and not subject to review on appeal, that such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of and undertakings and indemnifications set forth in this SUBSECTION 7.10 shall survive the satisfaction and payment of the Obligations and the termination of this Agreement, and shall continue to be the liability, obligation and indemnification of the Borrower.

                  7.11 CASH FLOW COVERAGE. The Borrower shall maintain, as of the end of each of the following Fiscal Quarters, a Cash Flow Coverage Ratio calculated as of the end of each of the following computation periods (which after the first Fiscal Quarter of Fiscal Year 1996 shall be a rolling twelve
(12) Accounting Period computation) of not less than the ratio set forth opposite such period:


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COMPUTATION PERIOD                                               RATIO
- ------------------                                               -----
From the beginning of the third Fiscal                         1.5 to 1.0
Quarter of Fiscal Year 1995 through the
end of the first Fiscal Quarter of Fiscal
Year 1996
Each Fiscal Quarter of each Fiscal Year                         1.5 to 1.0
after the first Fiscal Quarter of Fiscal
Year 1996


                  8.       NEGATIVE COVENANTS.

                  The Borrower covenants and agrees that so long as any of the Obligations remain outstanding and (even if there shall be no Obligations outstanding) so long as this Agreement remains in effect (unless the Required Lenders shall give their prior written consent thereto):

                  8.1 ENCUMBRANCES. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien of any nature whatsoever on any of its Property, including, without limitation, the Collateral, other than the following "Permitted Liens": (i) Liens (other than Liens relating to Environmental Laws or ERISA) securing the payment of Charges not yet due and payable, (ii) pledges or deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, (iii) the Liens in favor of the Agent, for the benefit of the Lenders, (iv) purchase money Liens (including capitalized leases and other forms of installment purchase financing) granted to the Person financing a purchase of Equipment so long as the Lien granted is limited to the specific Equipment so acquired, the debt secured by the Lien is not more than the lesser of the acquisition cost or the fair market value of the specific item of Equipment on which the Lien is granted, the aggregate amount of indebtedness secured by such Liens as a result of purchases shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) at any time outstanding during the term hereof, and the transaction does not violate any other provision of this Agreement (notification of such purchase money Lien to be provided to the Agent and each Lender within ten (10) days of acquisition of such Equipment), (v) Liens permitted in accordance with SUBSECTION 7.4(A), (vi) other Liens on Real Estate, which do not, in the Agent's sole determination, (a) materially impair the use of such property, or (b) materially lessen the value of such property for the purposes for which the same is held by the Borrower or such Subsidiary, and
(vii) Liens existing on the Closing Date and disclosed on EXHIBIT 8.1.

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                  8.2 INDEBTEDNESS AND LIABILITIES. The Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or suffer to exist, any Indebtedness, except for
(i) the Obligations, (ii) Indebtedness existing on the Closing Date and disclosed on EXHIBIT 8.2 and/or Indebtedness underlying Permitted Liens, (iii) Indebtedness secured by purchase money Liens permitted by subsection 8.1(iv),
(iv) Indebtedness permitted by SUBSECTION 8.5, (v) Contingent Retail Store Obligations and (vi) unsecured Indebtedness in an aggregate principal amount not to exceed Seven Million Dollars ($7,000,000) outstanding at any one time. Except for the Indebtedness permitted in the preceding sentence, the Borrower shall not, and shall not permit any Subsidiary to, incur any Liabilities except for trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrower or such Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Borrower or such Subsidiary has set aside on its books adequate reserves therefor, if appropriate under Generally Accepted Accounting Principles. The Borrower shall not, and shall not permit any Subsidiary to, voluntarily prepay, defease, purchase, redeem, retire or otherwise acquire any Indebtedness other than the Obligations; provided that the Obligations owing to the Support Letter of Credit Obligors shall be paid in accordance with the terms and conditions of the Participation Agreements.

                  8.3 CONSOLIDATIONS, ACQUISITIONS. The Borrower shall not, and shall not permit any Subsidiary to, merge or consolidate with, purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interests, debt or other securities of, any other Person; PROVIDED that any Subsidiary may merge or consolidate with or into any other Subsidiary or with or into the Borrower (provided that the Borrower is the surviving entity). Except as disclosed on EXHIBIT 8.3, the Borrower shall not, and shall not permit any Subsidiary to, dissolve, terminate, enter into any joint venture or become a partner in any partnership. Except for sales of stock or assets in connection with the Retail Stores Sale Program, the Borrower shall not sell, assign, encumber, pledge, transfer or otherwise dispose of any interest in the Borrower or any Subsidiary or transfer any Property to any Affiliate except as otherwise expressly permitted hereby.

                  8.4 INVESTMENTS. The Borrower shall not, and shall not permit any Subsidiary to, make or permit to exist Investments in, or commitments therefor, or create any Subsidiary other than the following "Permitted Investments": (i) loans made in accordance with SUBSECTION 8.9, (ii) Investments existing on the Closing Date and disclosed on EXHIBIT 8.4, (iii) Investments arising in connection with the Retail Store Sale Program, and (iv) so long as no Event of Default shall have occurred and be continuing,

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



investments in Cash Equivalents, not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

                  8.5 GUARANTIES. The Borrower shall not, and shall not permit any Subsidiary to, make or suffer to exist any Guaranty, except (i) endorsements of negotiable instruments or items of payment for collection in the ordinary course of business, (ii) the Contingent Retail Store Obligations and (iii) Guaranties existing on the Closing Date and disclosed on EXHIBIT 8.5.

                  8.6 COLLATERAL LOCATIONS. The Borrower shall not, and shall not permit any Subsidiary to, sell any of the Inventory on a guaranteed sale, sale-and-return, sale on approval or consignment basis or any other basis subject to a repurchase obligation or return right. Neither the location of the principal place of business and chief executive office of the Borrower as set forth on EXHIBIT 6.7, the locations of items of Collateral as set forth in
EXHIBIT 8.6 nor the corporate name or mailing address of the Borrower shall be changed, nor shall there be established additional places of business or additional locations at which Collateral is stored, kept or processed unless (i) the Borrower shall have given the Agent not less than 30 days prior written notice thereof, (ii) the Agent shall have determined that, after giving effect to any such change of name, address or location, the Agent shall have a first perfected Lien in the Collateral except for Permitted Liens, (iii) the lessor of such premises agrees in writing with the Agent to allow the Agent a reasonable period of time to use the premises without charge(other than regular rent on a per diem basis), and also agrees not to assert any landlord's, bailee's or other Lien in respect of the Collateral for unpaid rent or storage charges, and (iv) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to the Agent. Prior to making any such change or establishing such new location, the Borrower shall execute any additional financing statements or other documents or notices required by the Agent.

                  8.7 DISPOSAL OF PROPERTY. The Borrower shall not, and shall not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any of its Property, assets and rights to any Person except for (i) bona fide sales of Inventory to customers for fair value in the ordinary course of business, (ii) sales of Equipment which is obsolete, worn-out or otherwise not useable in the Borrower's business (up to Two Hundred Fifty Thousand Dollars ($250,000) in sales proceeds in the aggregate in any Fiscal Year), and (iii) assets to be sold pursuant to the Retail Stores Sale Program as set forth on
EXHIBIT 8.7. In the event any Equipment of the Borrower or any Subsidiary (other than Equipment included in the Retail Stores Sale Program) is sold, transferred or otherwise disposed of as permitted by clause (ii) of this SUBSECTION 8.7 or with the Required Lenders' consent, and (x) such sale, transfer or disposition is effected without replacement of the Equipment so sold, transferred or disposed of or such Equipment is replaced by

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



Equipment leased by the Borrower, the Borrower shall promptly (but in any event within three (3) Business Days of the receipt thereof) deliver all of the cash proceeds of any such sale, transfer or disposition to the Agent, which proceeds shall be applied to the Term Loan Obligations (or, if the Term Loan has been paid in full, the Revolving Loan Obligations, and the Total Revolving Loan Facility shall be permanently reduced by such amount) without premium or penalty, except as provided in SUBSECTION 2.7(B), or (y) such sale, transfer or disposition is made in connection with the purchase by the Borrower of replacement Equipment, the Borrower shall use the proceeds of such sale, transfer or disposition to finance the purchase by the Borrower of replacement Equipment and shall deliver to the Agent written evidence of the use of the proceeds for such purchase. Except as permitted by SUBSECTION 8.1, all replacement Equipment purchased by the Borrower shall be free and clear of all Liens, except for Liens in favor the Agent, for the benefit of the Lenders.

                  8.8 EMPLOYEE LOANS. Except for (i) advances for travel and related expenses by the Borrower or any Subsidiary to its employees in the ordinary course of business in an amount not to exceed from time to time Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any one time, (ii) commission advances by the Borrower or any Subsidiary to its employees in an amount not to exceed from time to time Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any one time and (iii) those employee loans disclosed on EXHIBIT 8.4, the Borrower shall not, and shall not permit any Subsidiary to, make any loans or other advances to any Person.

                  8.9 PLANS. The Borrower shall not, nor will it permit any ERISA Affiliate to:

                           (i) assume or incur any Liability under any Plan other than those Plans disclosed in EXHIBIT 6.19(A);

                      (ii) permit the amendment, establishment, assumption
                  or maintenance of any Pension Plan;

                     (iii) commence participation or permit an ERISA
                  Affiliate to participate in a Multiemployer Plan;

                      (iv) permit the termination of any Plan if such termination might have Material Adverse Effect;

                           (v) permit the occurrence of an accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the IRC) as to any Plan;

                      (vi) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC; or


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



                     (vii) permit the establishment, adoption, or assumption of any Plan providing post-retirement welfare benefits.

                  8.10 RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly declare, pay, order, make or set apart any Restricted Payment; PROVIDED that any Subsidiary may declare and pay dividends to any Subsidiary owning its capital stock or to Borrower.

                  8.11 SECURITIES. The Borrower shall not, and shall not permit any Subsidiary to, redeem, prepay, repurchase or acquire any capital Stock of the Borrower of any description for consideration or otherwise.

                  8.12 CHANGES IN CHARTER, BYLAWS OR FISCAL YEAR. Borrower shall not, and shall not permit any Subsidiary to, (i) amend its Certificate of Incorporation or Bylaws or other constitutional documents in a manner which could have a Material Adverse Effect or (ii) change its Fiscal Year.

                  8.13 TRANSACTIONS WITH AFFILIATES. Except as set forth on
EXHIBIT 8.13 and as permitted by SUBSECTION 8.8, the Borrower shall not, and shall not permit any Subsidiary to, enter into any transaction including, without limitation, the purchase, sale, lease or exchange of property or the rendering or purchase of any service to or from any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to the Agent and the Lenders in advance and are no less favorable to the Borrower than the Borrower would obtain in a comparable arm's length transaction with an unaffiliated Person.

                  8.14 CAPITAL STRUCTURE; OTHER BUSINESS. Except for sales pursuant to the Retail Stores Sale Program, the Borrower shall not, and shall not permit any Subsidiary to, engage in any business unrelated to its current businesses, engage in any transaction out of the ordinary course of business, or engage in any transaction which might have a Material Adverse Effect.

                  8.15 SALE AND LEASEBACK. The Borrower shall not, and shall not permit any Subsidiary to, sell or transfer any of its Property (other than customer display equipment) in order to concurrently or subsequently lease as lessee such or similar Property unless (i) any such sale is made for the fair market value of the Property, (ii) the sale consideration received is cash,
(iii) the sale is upon fair and reasonable terms in an arm's length transaction, and (iv) all proceeds of any sale are used to prepay the Obligations in the priority set forth in SUBSECTION 8.7.

                  8.16     IMPAIRMENT AGREEMENTS.  Except as disclosed on
EXHIBIT 8.16, the Borrower shall not, and shall not permit any Subsidiary to, enter into or assume any agreement, instrument,

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indenture or other obligation (other than the Financing Agreements) which (i)
contains a negative pledge provision which would require a sharing of any interest in the Collateral, (ii) prohibits or limits the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, or (iii) restricts, prohibits or requires the consent of any Person with respect to the payment of Restricted Payments.

                  8.17 CORPORATE ACCOUNTS. The Borrower shall not maintain corporate deposit accounts jointly with any Affiliate or commingle any of its funds with funds of any Affiliate.

                  8.18 CAPITAL EXPENDITURES LIMITATIONS. The Borrower shall not, and shall not permit any Subsidiary to, make Capital Expenditures aggregating in excess of Five Million Dollars ($5,000,000) in any Fiscal Year; PROVIDED that if in any Fiscal Year the aggregate Capital Expenditures of the Borrower and its Subsidiaries made in such Fiscal Year are less than the maximum amount of Capital Expenditures permitted for such Fiscal Year (excluding the additional amount, if any, of Capital Expenditures permitted in such Fiscal Year as a result of a carryover from the preceding Fiscal Year by reason of this proviso) then the maximum amount of Capital Expenditures permitted in the next succeeding Fiscal Year shall be increased by an amount equal to the lesser of (a) such shortfall or (b) $2,500,000.

                  8.19 PARTNERSHIP AGREEMENT. The Borrower shall not amend, modify, terminate or waive, nor suffer the amendment, modification, termination or waiver of, any of the terms or provisions of the partnership agreement, dated as of April 28, 1989, between the Borrower and Randall C. Schoonover, Inc., in any manner that could be inconsistent with or impair the ability of the Borrower or any Subsidiary to perform its obligations under the Financing Agreements.

                  9.       DEFAULT, RIGHTS AND REMEDIES OF THE AGENT AND THE
                           LENDERS.

                  9.1 OBLIGATIONS. If a Default or an Event of Default shall exist or occur, the Required Lenders (or the Agent with the consent of the Required Lenders) may elect to do one or more of the following at any time or times and in any order: (i) reduce the Maximum Revolving Loan Amount, (ii) restrict the amount of, or suspend its obligations to make, Revolving Loans,
(iii) restrict or suspend the issuance of Lender Guaranties or (iv) demand that the Borrower immediately deposit with the Agent an amount equal to the Lender Guaranty Liabilities to enable the Agent to make payments under the Lender Guaranties when required and such amount shall become immediately due and payable. If an Event of Default shall exist or occur, in addition to the actions described in the preceding sentence, the Required Lenders (or the Agent with the consent of the Required Lenders) may elect to do one or more of the following at any time or times: (a) terminate its Commitments to

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



make Loans and this Agreement, (b) declare any or all Obligations to be immediately due and payable; PROVIDED that upon the occurrence of any Event of Default referred to in clauses (f), (g) or (h) within the definition of "Event of Default," such Commitments shall automatically and immediately terminate and all Obligations shall automatically become immediately due and payable without notice, demand or other actions of any kind by any Person, or (c) pursue its other rights and remedies under the Financing Agreements and applicable law.

                  9.2 RIGHTS AND REMEDIES GENERALLY. Upon acceleration of the Obligations, the Agent, on behalf of the Lenders, shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Financing Agreements, all of the rights and remedies of a secured party under the Code or other applicable laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law. In addition to all such rights and remedies, the Agent shall have the right to sell, lease or otherwise dispose of all or any part of the Collateral and the sale, lease or other disposition of the Collateral, or any part thereof, by the Agent after an Event of Default may be for cash, credit or any combination thereof, and the Agent or any Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Agent shall have the right to conduct such sales on the Borrower's premises, at the Borrower's expense, or elsewhere, on such occasion or occasions as the Agent may see fit.

                  9.3 ENTRY UPON PREMISES AND ACCESS TO INFORMATION. Upon acceleration of the Obligations, the Agent shall have the right (i) to cause the Collateral to remain on the Borrower's premises, without any obligation to pay rent, (ii) to enter upon the premises of the Borrower where the Collateral is located or any other place or places where the Collateral is believed to be located and kept, without any obligation to pay rent, to render the Collateral useable or saleable, or to remove the Collateral therefrom to the premises of the Agent or any agent of the Agent, at the Borrower's expense, for such time as the Agent may desire in order effectively to collect or liquidate the Collateral, and (iii) to require the Borrower to assemble the Collateral and make it available to the Agent at a place or places to be designated by the Agent. Upon acceleration of the Obligations, the Agent shall have the right to take possession of the Borrower's original books and records, to obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Agent deems appropriate; and the Agent shall have the right to notify postal authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to the Borrower and

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



to take possession of all checks or other original remittances contained in such mail.

                  9.4 SALE OR OTHER DISPOSITION OF COLLATERAL BY THE AGENT. Any notice required to be given by the Agent of a sale, lease or other disposition or other intended action by the Agent with respect to any of the Collateral which is deposited in the United States mails, postage prepaid and duly addressed to the Borrower at the address specified in SUBSECTION 10.13, at least ten (10) days prior to such proposed action, shall constitute fair and reasonable notice to the Borrower of any such action. The net proceeds realized by the Agent upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by the Agent in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations including, without limitation, the Obligations described in SUBSECTIONS 2.15, 2.21, 2.22 and 10.2. The Agent shall account to the Borrower for any surplus realized upon such sale or other disposition, and the Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect the Agent's Liens on the Collateral until the Obligations are fully paid. The Borrower agrees that the neither the Agent nor any Lender has no obligation to preserve rights to the Collateral against any other Person. For the purpose of enabling the Agent to exercise its rights, powers and remedies under this SECTION 9, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral, at such time as the Agent shall be entitled to exercise such rights and remedies, the Agent is hereby granted a license, lease or other right to use, without charge, the Borrower's General Intangibles, Intellectual Property, Equipment, Fixtures, Real Estate, whether part of the Collateral or not including, without limitation, any patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any other Property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale or lease and selling or leasing any Inventory or other Collateral and the Borrower's rights under all licenses, leases and franchise agreements shall inure to the Agent's benefit until all Obligations are paid in full.

                  9.5 WAIVER OF DEMAND. DEMAND, PRESENTMENT, PROTEST AND NOTICE OF DEMAND, PRESENTMENT, PROTEST, NONPAYMENT, INTENT TO ACCELERATE AND ACCELERATION ARE HEREBY WAIVED BY THE BORROWER. THE BORROWER ALSO WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS.

                  9.6 WAIVER OF NOTICE. UPON THE OCCURRENCE OF A DEFAULT OR AN EVENT OF DEFAULT, THE BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE AGENT

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OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO
REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.

                  10.      OTHER RIGHTS AND OBLIGATIONS.

                  10.1 WAIVER. The failure of the Agent or any Lender, at any time or times hereafter, to require strict performance by the Borrower of any provision of this Agreement shall not waive, affect or diminish any right of the any such Person thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Lenders or Required Lenders, as applicable, of a Default or an Event of Default under this Agreement or any of the other Financing Agreements shall not suspend, waive or affect any other Default or Event of Default under this Agreement or any of the other Financing Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Financing Agreements and no Default or Event of Default by the Borrower under this Agreement or any of the other Financing Agreements shall be deemed to have been suspended or waived by the Lenders or Required Lenders, as applicable, unless such suspension or waiver is in writing and signed by an officer of each of the Lenders or Required Lenders, as applicable, and directed to the Borrower specifying such suspension or waiver. Neither this Agreement nor the other Financing Agreements may be modified or amended except in a written agreement signed by the Borrower, the Agent and the Lenders.

                  10.2 COSTS AND ATTORNEYS' FEES. All fees, costs and expenses incurred by the Agent or any Lender in connection with protecting, perfecting or preserving the Agent's Lien in the Collateral or in connection with any matters contemplated by or arising out of this Agreement or the other Financing Agreements, whether (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, (b) to take any other action in or with respect to any suit or proceedings (bankruptcy or otherwise), (c) to consult with officers of the Agent or any Lender or to advise the Agent or any Lender, (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, or (e) to attempt to enforce or to enforce any Lien on any of the Collateral, or to enforce any rights of the Agent or any Lender to collect any of the Obligations, including, without limitation, reasonable fees, costs and expenses of the attorneys and paralegals of the Agent or any Lender, the usual and customary charges of the internal counsel and the out-of-pocket costs and the per diem charges for the examiners of such Persons at their then applicable rates, together with interest thereon at the Default Rate then applicable to the Revolving Loan,

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shall be part of the Obligations, payable on demand and secured by the
Collateral.

                  10.3 EXPENDITURES BY THE AGENT AND THE LENDERS. In the event the Borrower shall fail to pay Charges, insurance, assessments, costs or expenses which the Borrower is, under any of the terms hereof, required to pay, or fails to keep the Collateral free from Liens, except Permitted Liens, or fails to maintain, replace or repair the Collateral as required hereby, the Agent or any Lender may, in its sole discretion, make expenditures for any or all of such purposes and acquire or accept an assignment of any Lien against the Collateral, and the amount so expended (including, without limitation attorneys' fees and expenses, court costs, filing fees and other charges), together with interest thereon at the Base Rate or the Default Rate then applicable to the Revolving Loan shall be part of the Obligations, payable on demand and secured by the Collateral.

                  10.4 CUSTODY AND PRESERVATION OF COLLATERAL. Beyond the safe custody thereof, the Agent shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Borrower shall request in writing, but failure by the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by the Agent to comply with any such request shall of itself be deemed a failure to exercise reasonable care, and no failure by the Agent to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Borrower, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral. The Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.

                  10.5 RELIANCE BY THE AGENT AND LENDERS. All covenants, agreements, representations and warranties made herein or in any of the other Financing Agreements by the Borrower shall, notwithstanding any investigation by the Agent or any Lender, be deemed to be material to and to have been relied upon by the Agent and each Lender.

                  10.6 PARTIES AND ASSIGNMENT. This Agreement and the other Financing Agreements shall be binding upon and inure to the benefit of the Agent, the Lenders, the Borrower and their respective successors and assigns. The Borrower's successors and assigns shall include, without limitation, any trustee, receiver or debtor in possession of or for the Borrower. Notwithstanding the

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foregoing, the Borrower may not sell, assign or transfer this Agreement, or the other Financing Agreements or any portion thereof including, without limitation, its rights, titles, interests, remedies, powers and/or duties hereunder or thereunder. The Borrower hereby consents to each Lender's sale, assignment, transfer or other disposition pursuant hereto, at any time and from time to time hereafter, of this Agreement, or the other Financing Agreements or any portion thereof, including without limitation all or any part of each Lender's rights, titles, interests, remedies, powers and/or duties hereunder or thereunder.

                  10.7 APPLICABLE LAW; SEVERABILITY. This Agreement and the other Financing Agreements have been submitted to the Agent and each Lender at its office in Illinois, and this Agreement and the other Financing Agreements, shall not be binding upon the Agent or any Lender or effective until accepted by the Agent and each Lender and shall be construed in all respects in accordance with, and governed by, all of the provisions of the Code and by the other internal laws (as opposed to conflicts of law provisions) of the State of Illinois, except for the perfection and enforcement of Liens in other jurisdictions which shall be governed by the laws of those jurisdictions. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                  10.8 SUBMISSION TO JURISDICTION; WAIVER OF JURY AND BOND. THE BORROWER, THE AGENT AND EACH LENDER HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS, AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE OTHER FINANCING AGREEMENTS SHALL BE LITIGATED IN SUCH COURTS, AND THE BORROWER, THE AGENT AND EACH LENDER EACH WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SUBSECTION 10.13 AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OF FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THE BORROWER'S ADDRESS. THE BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604 AND SUCH OTHER PERSON AS MAY HEREAFTER BE SELECTED BY THE BORROWER WHICH IRREVOCABLY AGREES IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE BORROWER AT ITS ADDRESS PROVIDED IN SUBSECTION 10.13, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY

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APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF
SERVICES OF PROCESS. IF ANY AGENT APPOINTED BY THE BORROWER REFUSES TO ACCEPT SERVICE, THE BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL OR OTHERWISE IN ACCORDANCE WITH SUBSECTION 10.13 SHALL CONSTITUTE SUFFICIENT NOTICE. THE AGENT, EACH LENDER AND THE BORROWER ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE AGENT OR ANY LENDER. NOTHING CONTAINED IN THIS SUBSECTION 10.8 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO ENFORCE ITS LIENS AGAINST PROPERTY LOCATED IN SUCH JURISDICTIONS. THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO ABOVE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

                  10.9 MARSHALLING. The Agent shall be under no obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations.

                  10.10 SECTION TITLES. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

                  10.11 CONTINUING EFFECT. This Agreement, the Agent's Liens on the Collateral, and all of the other Financing Agreements shall continue in full force and effect so long as any Obligations shall be owed to the Agent or any Lender, and (even if there shall be no Obligations outstanding) so long as this Agreement has not been terminated as provided in SUBSECTION 2.7; PROVIDED that the Borrower's obligations to indemnify the Agent and each Lender under any Financing Agreement shall continue notwithstanding any termination of this Agreement.

                  10.12 INCORPORATION BY REFERENCE. The provisions of the other Financing Agreements are incorporated in this Agreement by this reference. Except as otherwise provided in this Agreement and except as otherwise provided in the other Financing Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provisions in the other Financing Agreements, the provision contained in this Agreement shall govern and control.

                  10.13 NOTICES. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to

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have been validly served, given or delivered three (3) days after deposit in the
United States mails (by certified mail, return receipt requested), with proper postage prepaid, or upon delivery by courier or upon transmission by telex, telecopy or similar electronic medium to the following addresses:

                  (i)      If to the Agent, at:

                           SANWA BUSINESS CREDIT CORPORATION
                           One South Wacker Drive, 39th Floor
                           Chicago, Illinois  60606
                           Attn: Executive Vice President,
                           Commercial Finance Division
                           Telecopy No.: (312) 782-6035

                           With a copy to:

                           WINSTON & STRAWN
                           35 West Wacker Drive
                           Chicago, Illinois  60601
                           Attn: Jim L. Blanco
                           Telecopy No.: (312) 558-5700


             (ii) If to a Lender, at the address set forth
                  opposite its name on Schedule 1 hereto

            (iii) If to the Borrower, at:

                           Brothers Gourmet Coffees, Inc.
                           One Boca Place
                           2255 Glades Road
                           Boca Raton, Florida 33431
                           Attn: President
                           Telecopy: (407) 241-6690

                           With a copy to:

                           Ballard Spahr Andrews & Ingersoll
                           1225 17th Street
                           Suite 2300
                           Denver, Colorado 80202
                           Attn: John L. Ruppert
                           Telecopy: (303) 296-3956

or to such other address as each Person designates to the other in the manner herein prescribed.

                  10.14 WAIVERS WITH RESPECT TO OTHER INSTRUMENTS. The Borrower waives presentment, demand and protest and notice of presentment, demand protest, default, nonpayment, maturity, release, compromise, settlement, extension, or renewal of any or all commercial paper, Accounts, contract rights, documents,

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instruments, chattel paper and guaranties at any time held by the Agent on which the Borrower may in any way be liable and hereby ratifies and confirms whatever the Agent may do regarding the enforcement, collection, compromise, or release thereof.

                  10.15 RETENTION OF THE BORROWER'S DOCUMENTS. The Agent or any Lender may destroy or otherwise dispose of all documents, schedules, invoices or other papers (other than Collateral) delivered to such Person in accordance with its customary practices unless the Borrower requests in writing that same be returned. Upon the Borrower's request and at the Borrower's expense, such Person shall return such papers when such Person's actual or anticipated need for same has terminated.

                  10.16 ENTIRE AGREEMENT. This Agreement, including all Exhibits, Schedules and other documents attached hereto or incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other negotiations, understandings and representations, oral or written, with respect to the subject matter hereof including, without limitation, that certain proposal letter dated February 8, 1996 between SBCC and the Borrower.

                  10.17 EQUITABLE RELIEF. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Agent or any Lender; therefore, the Borrower agrees that the Agent or any Lender, if such Person so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  10.18 LENDERS' FIRST RIGHT OF REFUSAL. If at any time during the term of this Agreement the Borrower enters into, or proposes to enter into, an agreement or understanding to acquire any Person, or the assets of any Person, the Lenders shall have the right at their sole discretion (but not an obligation) upon the mutual agreement of all Lenders to provide the Borrower with the financing for such acquisition and the Borrower shall not enter into any agreement or understanding with any other Person to provide such financing without first offering such financial opportunity to the Lenders and the Lenders have declined to provide such financing.

                  10.19 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same agreement.

                  10.20 NO FIDUCIARY RELATIONSHIP. No provision contained herein or in any other Financing Agreement and no course of dealing

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between the parties shall be deemed to create any fiduciary relationship between the Agent or any Lender and the Borrower.

                  10.21 EXCEPTIONS TO COVENANTS. The Borrower shall not be deemed to be permitted to take any action or omit to take any action which is permitted as an exception to any of the terms, provisions or covenants contained in any of the Financing Agreements if such action or omission would result in a Default or Event of Default or the breach of any term, provision or covenant contained in any Financing Agreement.

                  10.22 CONSTRUCTION. The Borrower acknowledges that it and its counsel have approved the Financing Agreements and that the usual rule of construction to the effect that any ambiguities or inconsistencies are to be resolved against the drafting Person shall not be applicable in the interpretation of any of the Financing Agreements.

                  11.      ASSIGNMENT AND PARTICIPATION.

                  11.1 ASSIGNMENTS. Upon ten (10) days prior notice to the Borrower, each Lender may, in the ordinary course of its business and in accordance with applicable law, assign all or any part of its rights and obligations under the Financing Agreements to any Person; PROVIDED that such Lender shall first obtain the written consent of the Agent prior to any such assignment becoming effective; PROVIDED FURTHER that so long as no Event of Default has occurred and is continuing no Lender may make any such assignment to any Person known to such Lender to be a competitor of the Borrower or any of its Subsidiaries. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof. The Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of the Borrower to the assignee and that the assignee shall be considered to be a "Lender".

                  11.2 PARTICIPATIONS. Each Lender shall have the right to sell or assign to a Participant or Participants participating interests in the Borrower's Obligations hereunder in such amounts and on such terms and conditions as such Lender shall determine; PROVIDED that so long as no Event of Default has occurred and is continuing no Lender may grant any such participation to any Person known to such Lender to be a competitor of the Borrower or any of its Subsidiaries.

                  12.      AGENT.

                  12.1 APPOINTMENT. SBCC is hereby appointed Agent hereunder and under each other Financing Agreements, and each of the Lenders authorizes the Agent to act as the Agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this SECTION 12. The Agent shall not have

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a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

                  12.2 POWERS. The Agent shall have and may exercise such powers under the Financing Agreements as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Financing Agreements to be taken by the Agent.

                  12.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, Agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Financing Agreements or in connection herewith or therewith except for its or their own gross negligence or willful misconduct as determined by a final order, not subject to review, of a court of competent jurisdiction.

                  12.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, Agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Financing Agreements or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any Financing Agreements,
(c) the satisfaction of any condition specified in SECTION 4, except receipt of items required to be delivered to the Agent and not waived at closing, or (d) the validity, effectiveness or genuineness of any Financing Agreements or any other instrument or writing furnished in connection therewith.

                  12.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Financing Agreements in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Financing Agreements unless it shall first be indemnified to its satisfaction by the Lenders pro-rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

                  12.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Financing Agreements by or through employees, Agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized Agents, for the default or misconduct of any such Agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters

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pertaining to the agency hereby created and its duties hereunder and under any other Financing Agreements.

                  12.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

                  12.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Financing Agreements, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Financing Agreements, and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Financing Agreements or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent as determined by a final order, not subject to appeal, of a court of competent jurisdiction. The obligations of the Lenders under this SUBSECTION 12.8 shall survive payment of the Obligations and termination of this Agreement.

                  12.9 RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Financing Agreements as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Financing Agreements, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

                  12.10 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Financing Agreements. Each Lender also acknowledges that it will, independently and without

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reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements.

                  12.11 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed at any time for cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation or within thirty days after the removal of such Agent, then the retiring Agent shall use reasonable efforts to appoint, on behalf of the Borrower and the Lenders, a successor Agent. Such successor Agent shall be a financial institution having capital and retained earnings of at least One Hundred Fifty Million Dollars ($150,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Agreements. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this SECTION 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Financing Agreements.

                  12.12 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. Subject to the provisions of SUBSECTION 12.5, the Agent shall take any action of the type specified in this Agreement with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so required by SECTION 13, by all Lenders); PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall determine is in the best interests of the Lenders.

                  13.      AMENDMENTS AND WAIVERS.

                  Subject to the provisions of this SECTION 13, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding, terminating or

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modifying any provisions to the Financing Agreements or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Event of Default hereunder; PROVIDED that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (a) extend the final maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

                  (b) reduce the percentage specified in the definition of Required Lenders;

                  (c) reduce the amount or extend the payment date for the mandatory payments required hereunder, or increase the amount of the Revolving Credit Commitment of any Lender hereunder (other than an increase in the Revolving Credit Commitment of any Lender as a result of an assignment consummated between such Lender and another Lender pursuant to SUBSECTION 11.1);

                  (d) extend the Revolving Loan Initial Term or the Revolving Loan Renewal Term, as applicable (except as contemplated by SUBSECTION 2.8), or permit any Letter of Credit or Lender Guaranty to have an expiry date beyond the Revolving Loan Maturity Date;

                  (e)      amend this SECTION 13;

                  (f) release any Support Letter of Credit or all or any substantial portion of the Collateral or the real property subject to the Mortgages;

                  (g) permit any assignment by the Borrower of its Obligations or its rights hereunder; or

                  (h) amend the definition of the term "Commitment" without the consent of each Lender affected thereby.

                  No amendment, modification, termination or waiver affecting the rights or duties of the Agent under any Financing Agreement shall be effective without the written consent of the Agent.

                  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for the Agent to take additional Collateral pursuant to any Financing Agreement. No notice to or demand on the Borrower not required by the terms hereof in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 13 shall be binding upon each holder

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of the Notes at the time outstanding, each future holder of the Notes and the
Borrower.

                  Notwithstanding anything to the contrary contained herein, the Agent may, at its sole discretion, release or compromise Collateral and the proceeds thereof to the extent of asset dispositions permitted by the terms hereof.

                  14.      SET OFF AND SHARING OF PAYMENTS.

                  14.1 SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by the Borrower at any time or from time to time, with reasonably prompt subsequent notice to the Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances (including, without limitation, all account balances, whether provisional or final and whether or not collected or available) held or owing by such Lender at any of its offices to or for the credit or account of the Borrower (regardless of whether such balances are then due to the Borrower) and (b) other property held or owing by such Lender to or for the credit or the account of the Borrower, toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

                  14.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SUBSECTIONS 2.21 and 2.22) in a greater proportion than its Pro Rata Share of such Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender, other than Indebtedness evidenced by any of the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Notes. The Borrower agrees, to the fullest extent permitted by law, that (x) any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participation in such excess to other Lenders, and (y) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders may exercise all rights of set-off, bankers' lien,

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counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans and other Obligations in the amount of such participation.


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                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                         BROTHERS GOURMET COFFEES, INC.


                         By:_______________________________

                         Title:____________________________


                         SANWA BUSINESS CREDIT CORPORATION, as
                         Agent and as a Lender


                         By:_______________________________

                         Title:____________________________





                  THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS LOAN AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE BORROWER ACKNOWLEDGES AND AGREES THAT (i) EACH OF THE WAIVERS SET FORTH HEREIN, INCLUDING, WITHOUT LIMITATION, THOSE WAIVERS SET FORTH IN SUBSECTIONS 9.5, 9.6 AND 10.8 WERE KNOWINGLY AND VOLUNTARILY MADE, (ii) THE OBLIGATIONS OF THE AGENT AND EACH LENDER HEREUNDER, INCLUDING THE OBLIGATION TO ADVANCE AND LEND FUNDS TO THE BORROWER IN ACCORDANCE HEREWITH, SHALL BE STRICTLY CONSTRUED AND SHALL BE EXPRESSLY SUBJECT TO THE BORROWER'S COMPLIANCE IN ALL RESPECTS WITH THE TERMS AND CONDITIONS HEREIN SET FORTH, AND (iii) NO REPRESENTATIVE OF THE AGENT OR ANY LENDER HAS WAIVED OR MODIFIED ANY OF THE PROVISIONS OF THIS AGREEMENT AS OF THE DATE HEREOF AND NO SUCH WAIVER OR MODIFICATION FOLLOWING THE DATE HEREOF SHALL BE EFFECTIVE UNLESS MADE IN ACCORDANCE WITH SUBSECTION 10.1.

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